     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 4, 2002
                                                     REGISTRATION NO. 333-76318
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                          AMENDMENT NO. 2 TO FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          MMCA AUTO OWNER TRUST 2002-1
                      (Issuer with respect to the Notes)
            (Exact name of registrant as specified in its charter)


                          MMCA AUTO RECEIVABLES TRUST
                          (Originator of the Issuer)
            (Exact name of registrant as specified in its charter)

                DELAWARE                            9999                    33-0869011
      (State or other jurisdiction of   (Primary Standard Industrial     (I.R.S. Employer
       incorporation or organization)     Classification Code No.)     Identification No.)

                              6363 KATELLA AVENUE
                        CYPRESS, CALIFORNIA 90630-5205
                                (714) 236-1614
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                             ---------------------
                              STEVEN E. GRIMALDI
                              6363 KATELLA AVENUE
                        CYPRESS, CALIFORNIA 90630-5205
                                (714) 236-1614
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                  Copies to:

              DAVID H. MIDVIDY, ESQ.                   DALE W. LUM, ESQ.
   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP      SIDLEY AUSTIN BROWN & WOOD LLP
              FOUR TIMES SQUARE                      555 CALIFORNIA STREET
              NEW YORK, NEW YORK 10036          SAN FRANCISCO, CALIFORNIA 94104

     Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
                                                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
             TITLE OF EACH CLASS OF                   AMOUNT TO        OFFERING PRICE          AGGREGATE         REGISTRATION
           SECURITIES TO BE REGISTERED              BE REGISTERED         PER UNIT          OFFERING PRICE         FEE (1)
----------------------------------------------------------------------------------------------------------------------------------
   % Class A-1 Asset Backed Notes ..............    $151,000,000             100%            $151,000,000        $ 13,892.00
   % Class A-2 Asset Backed Notes ..............    $384,000,000             100%            $384,000,000        $ 35,328.00
   % Class A-3 Asset Backed Notes ..............    $369,000,000             100%            $369,000,000        $ 33,948.00
Floating Rate Class A-4 Asset Backed Notes .....    $522,800,000             100%            $522,800,000        $ 48,097.60
   % Class B Asset Backed Notes ................    $144,500,000             100%            $144,500,000        $ 13,294.00
   % Class C Asset Backed Notes ................    $ 65,600,000             100%            $ 65,600,000        $  6,035.20
----------------------------------------------------------------------------------------------------------------------------------

(1)   A $239 Registration Fee was previously paid.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                             SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED MARCH 4, 2002


PROSPECTUS

                                $1,636,900,000

                         MMCA AUTO OWNER TRUST 2002-1
                 $151,000,000   % CLASS A-1 ASSET BACKED NOTES
                $384,000,000    % CLASS A-2 ASSET BACKED NOTES
                $369,000,000    % CLASS A-3 ASSET BACKED NOTES
            $522,800,000 FLOATING RATE CLASS A-4 ASSET BACKED NOTES
                 $144,500,000   % CLASS B ASSET BACKED NOTES
                  $65,600,000   % CLASS C ASSET BACKED NOTES

                          MMCA AUTO RECEIVABLES TRUST
                                     SELLER
                [MITSUBISHI MOTORS CREDIT OF AMERICA, INC. LOGO]

                                   SERVICER



                                                                   UNDERWRITING DISCOUNTS
                                         PRICE*                        AND COMMISSIONS               NET PROCEEDS TO SELLER
                          ------------------------------------- ----------------------------- ------------------------------------
CLASS A-1 NOTES .........  $  151,000,000    (          %)       $             (      %)       $                     (         %)
CLASS A-2 NOTES .........  $  384,000,000    (          %)       $             (      %)       $                     (         %)
CLASS A-3 NOTES .........  $  369,000,000    (          %)       $             (      %)       $                     (         %)
CLASS A-4 NOTES .........  $  522,800,000    (          %)       $             (      %)       $                     (         %)
CLASS B NOTES ...........  $  144,500,000    (          %)       $             (      %)       $                     (         %)
CLASS C NOTES ...........  $   65,600,000    (          %)       $             (      %)       $                     (         %)
                           --------------                        ------------                  ----------------
  TOTAL .................  $1,636,900,000                        $                             $
                           ==============                        ============                  ================

---------------------
* THE PRICE OF THE NOTES WILL ALSO INCLUDE ANY INTEREST ACCRUED ON THE NOTES FROM THE DATE THE NOTES ARE ISSUED.


INTEREST ON AND PRINCIPAL OF THE NOTES WILL BE PAYABLE MONTHLY, ON THE 15TH OR THE FIRST BUSINESS DAY AFTER THE 15TH, BEGINNING APRIL 15, 2002.


CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 8.

THE NOTES REPRESENT OBLIGATIONS OF MMCA AUTO OWNER TRUST 2002-1 AND ARE BACKED ONLY BY THE ASSETS OF MMCA AUTO OWNER TRUST 2002-1. THE NOTES DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN MMCA AUTO RECEIVABLES TRUST, MITSUBISHI MOTORS CREDIT OF AMERICA, INC. OR ANY OF THEIR AFFILIATES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      LEAD MANAGER FOR THE CLASS A NOTES, CLASS B NOTES AND CLASS C NOTES

                                 MORGAN STANLEY
                       CO-MANAGERS FOR THE CLASS A NOTES

DEUTSCHE BANC ALEX. BROWN
   JPMORGAN
    MERRILL LYNCH & CO.
      SALOMON SMITH BARNEY
               TOKYO-MITSUBISHI INTERNATIONAL PLC

                  THE DATE OF THIS PROSPECTUS IS MARCH  , 2002

                               TABLE OF CONTENTS

                                                     PAGE
                                                     ----
IMPORTANT NOTICE ABOUT
   INFORMATION PRESENTED IN
   THIS PROSPECTUS .........................         iii
SUMMARY OF TERMS ...........................           1
RISK FACTORS ...............................           8
THE ISSUER .................................          21
   Limited Purposes and Limited Assets                21
   Capitalization of the Issuer ............          22
   The Owner Trustee .......................          22
PROPERTY OF THE ISSUER .....................          22
MMCA'S CONTRACT PORTFOLIO ..................          23
   Types of Contracts Included in
      MMCA's Contract Portfolio ............          23
   Underwriting Standards ..................          23
   Servicing and Collection Procedures .....          24
   Physical Damage Insurance on
      MMCA's Contracts .....................          24
   Delinquency and Loss Data of
      MMCA's Contracts .....................          25
THE RECEIVABLES POOL .......................          28
   Selection Criteria ......................          28
   Characteristics of the Receivables ......          30
   Payment Methods .........................          34
   Types of Receivables ....................          35
   Defaulted Receivables ...................          37
   Maturity and Prepayment
      Considerations .......................          37
HOW NOTEHOLDERS CAN
   COMPUTE THEIR PORTION OF
   THE AMOUNT OUTSTANDING
   ON THE NOTES ............................          51
USE OF PROCEEDS ............................          51
MMCA AUTO RECEIVABLES
   TRUST ...................................          51
THE SERVICER ...............................          52
TERMS OF THE NOTES .........................          52
   Principal Amount and Interest Rates .....          52
   Interest Payments .......................          53
   Interest Rate Swap ......................          54
   Description of Swap Counterparty ........          54
   Terms of the Interest Rate Swap .........          54
   Principal Payments ......................          56
   Mandatory Prepayment ....................          58
   Optional Redemption .....................          59
   The Indenture Trustee ...................          59
   The Issuer's Bank Accounts ..............          59
   Indenture Cash Flows ....................          62

                                                     PAGE
                                                     ----
   Total Yield Supplement
      Overcollateralization Amount .........          65
   Subordination of the Notes ..............          66
   Subordination of the Certificates .......          67
   Advances by the Servicer of Amounts
      Payable on the Receivables ...........          67
   Deposit of Collections on the
      Receivables to the Collection
      Account ..............................          68
   Statements to Noteholders ...............          68
   Book Entry Registration .................          70
   Issuance of Definitive Notes upon the
      Occurrence of Various
      Circumstances ........................          74
   Terms of the Indenture ..................          75
THE SALE AND SERVICING
   AGREEMENT AND THE TRUST
   AGREEMENT ...............................          82
   Sale and Assignment .....................          82
   The Pre-Funding Period ..................          84
   The Reinvestment Period .................          85
   Mandatory Repurchase of
      Receivables ..........................          85
   Servicing Procedures ....................          86
   Servicing Compensation ..................          88
   Evidence to be Provided As to
      Servicer's Compliance with its
      Servicing Obligations ................          88
   Resignation by the Servicer .............          89
   Consequences of Merger, Conversion,
      Consolidation or Similar Actions by
      the Servicer .........................          89
   Limits on Servicer's Liability ..........          89
   Limits on Servicer's Obligations in
      Connection with Legal Actions ........          89
   Events of Servicing Termination .........          89
   Rights of Indenture Trustee and
      Noteholders upon an Event of
      Servicing Termination under the
      Sale and Servicing Agreement .........          90
   Requirements for Amendments of the
      Sale and Servicing Agreement and
      the Trust Agreement ..................          91
   Requirements for Termination of the
      Issuer ...............................          92
   Actions to be Taken by Indenture
      Trustee upon Termination of the
      Issuer ...............................          92

                                                        PAGE
                                                        ----
   The Administration Agreement ...............          92
SOME IMPORTANT LEGAL
   ASPECTS OF THE RECEIVABLES                            93
   Bankruptcy Considerations ..................          93
   Issuer's Rights in the Receivables .........          93
   Security Interests in Vehicles .............          93
   Repossession ...............................          95
   Notice of Sale; Redemption Rights ..........          95
   Deficiency Judgments and Excess
      Proceeds ................................          96
   Obligor's Right to Excess Proceeds
      upon Sale of a Vehicle ..................          96
   Consumer Protection Laws ...................          96
   Other Limitations ..........................          97
   Legal Investment ...........................          98
FEDERAL INCOME TAX
   CONSEQUENCES ...............................          98
   Tax Treatment of the Notes and the
      Issuer under Federal Income Tax
      Law .....................................          98
   Federal Tax Consequences of Waivers
      of Events of Default and
      Amendments of Notes by
      Noteholders .............................         101

                                                        PAGE
                                                        ----
   Information Reporting and Backup
      Withholding of Taxes by Indenture
      Trustee .................................         101
   Tax Consequences to Foreign
      Investors ...............................         101
STATE TAX CONSEQUENCES ........................         103
ERISA CONSIDERATIONS ..........................         103
   Special ERISA Considerations for
      Employee Benefit Plans ..................         103
   Special ERISA Considerations
      Applicable to Insurance Company
      General Accounts ........................         105
   General Investment Considerations
      for Employee Benefit Plans ..............         105
UNDERWRITING ..................................         106
LEGAL OPINIONS ................................         108
REPORTS TO NOTEHOLDERS ........................         108
WHERE YOU CAN FIND MORE
   INFORMATION ................................         108
GLOSSARY ......................................         109

                               IMPORTANT NOTICE
                 ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

     You should rely only on information on the notes provided in this prospectus. We have not authorized anyone to provide you with different information.

     We include cross-references to sections where you can find additional information. Check the table of contents to locate these sections.


     You can find a glossary of capitalized terms used in this prospectus beginning on page 109.

                                SUMMARY OF TERMS


     This summary does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of this offering, you should read carefully this prospectus in its entirety.



  The Issuer:                                  MMCA Auto Owner Trust 2002-1

  Seller of the Receivables to the Issuer:     MMCA Auto Receivables Trust

  Seller's Address:                            6363 Katella Avenue, Cypress, California 90630-5205

  Seller's Telephone Number:                   (714) 236-1614

  Servicer of the Receivables:                 Mitsubishi Motors Credit of America, Inc.

  Indenture Trustee:                           Bank of Tokyo-Mitsubishi Trust Company

  Owner Trustee:                               Wilmington Trust Company

  The Property of the Issuer:                  The property of the issuer will include:

                                               o  the receivables, which are motor vehicle retail
                                                  installment sale contracts originated by retailers of
                                                  Mitsubishi Motors vehicles;

                                               o  the security interests in the motor vehicles financed
                                                  by the receivables;

                                               o  the pre-funding account;

                                               o  the reinvestment account;

                                               o  the negative carry account;

                                               o  the payahead account;

                                               o  the reserve account; and

                                               o  the yield supplement account.

THE TERMS OF THE NOTES

                               CLASS A-1 NOTES        CLASS A-2 NOTES          CLASS A-3 NOTES
                           ---------------------- ----------------------   ----------------------
Principal Amount:          $151,000,000           $384,000,000             $369,000,000
Interest Rate Per
 Annum:                             %                      %                        %
Interest Accrual Method:       actual/360               30/360                   30/360
Payment Dates:               monthly (15th)         monthly (15th)           monthly (15th)
First Payment Date:          April 15, 2002         April 15, 2002           April 15, 2002
Expected Last Payment
 Date:                     September 16, 2002     September 15, 2003       September 15, 2004
Stated Maturity Date:        March 17, 2003        January 17, 2005           May 15, 2006
Anticipated Ratings
 (Moody's/S&P/Fitch):*       Prime-1/A-1/F1+          Aaa/AAA/AAA              Aaa/AAA/AAA



                             CLASS A-4 NOTES       CLASS B NOTES       CLASS C NOTES
                          -------------------- -------------------- -------------------
Principal Amount:         $522,800,000         $144,500,000         $65,600,000
Interest Rate Per             one-month
 Annum:                    LIBOR plus   %              %                    %
Interest Accrual Method:     actual/360             30/360               30/360
Payment Dates:             monthly (15th)       monthly (15th)       monthly (15th)
First Payment Date:        April 15, 2002       April 15, 2002       April 15, 2002
Expected Last Payment
 Date:                     August 15, 2006      August 15, 2006      August 15, 2006
Stated Maturity Date:     January 15, 2010     January 15, 2010     January 15, 2010
Anticipated Ratings
 (Moody's/S&P/Fitch):*       Aaa/AAA/AAA            A2/A/A            Baa3/BBB/BBB


---------

* It is a condition to the offering of the notes that these ratings be obtained. However, Moody's, Standard & Poor's or Fitch Ratings in its discretion may lower or withdraw its rating in the future.

THE RECEIVABLES



     The issuer will own the following types of receivables:

     o    receivables that provide for equal monthly payments over their term;



     o receivables that provide that the first payment is deferred for a specified period--between 50 and 450 days--and for equal monthly payments for the remainder of the term of the receivable;


     o receivables that provide for equal monthly payments and one substantially larger final balloon payment and that give the obligor the option of returning the related vehicle to MMCA at the end of the term of the receivable instead of paying the final balloon payment; and

     o receivables that provide for equal monthly payments and one substantially larger final balloon payment that must be paid or refinanced and does not give the obligor the option of returning the vehicle to satisfy the balloon payment.

     Some of the balloon payment receivables provide that the first payment may be deferred for either 90 or 180 days.


     On February 28, 2002:

     o    The principal balance of all receivables was $1,341,416,530.93.

     o The principal balance of receivables with a deferred first payment between 50 and 450 days was $663,494,120.87.

     o The principal balance of all balloon payment receivables was $373,510,169.68.

     o The principal balance of balloon payment receivables that can be satisfied by returning the vehicle to MMCA was $241,184,226.73.

     o The principal balance of balloon payment receivables that cannot be satisfied by returning the vehicle to MMCA but can only be satisfied by paying or refinancing the balloon payment was $132,325,942.95, and the total balloon payments on these receivables was $38,477,363.30.

       MART expects to sell additional receivables to the issuer during a pre-funding period that begins on the date of issuance of the notes and ends no later than September 16, 2002. The total principal balance of those receivables less the total yield supplement overcollateralization amount of those receivables, as of the respective dates on which they are sold to the issuer, is expected to be $437,553,098.17. The issuer will acquire these receivables from MART with funds deposited to the pre-funding account on the closing date. These receivables will be subject to the restrictions described under "The Receivables Pool--Selection Criteria--Pre-Funding Period."

       In addition, on each payment date from the closing date through the June 2003 payment date, the issuer intends to use prepayments on receivables with a deferred first payment--with deferral periods of between 360 and 450 days--to purchase additional receivables from MART. On each payment date during this reinvestment period, the issuer will apply a portion of prepayments on these receivables received during the prior month to purchase additional non-deferred receivables if payment of those prepayments to noteholders would cause the principal of the notes to be repaid at a faster rate than would be the case if those receivables prepaid at the anticipated prepayment rate for receivables with no deferred first payment. None of these additional receivables will have a deferred first payment. These receivables will be subject to the restrictions described under "The Receivables Pool--Selection Criteria--Reinvestment Period."


TOTAL YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT


       On the closing date, the total yield supplement overcollateralization amount of the receivables will be $28,330,908.13, or 1.62% of the total principal amount of the notes and certificates on the closing date.


       On any date, the total yield supplement overcollateralization amount for the receivables will be the sum of the yield supplement overcollateralization amount for each receivable that is not a defaulted receivable or that has not been repurchased by MART or the servicer following a breach of representations, warranties or covenants.

        On any date, the yield supplement overcollateralization amount for any receivable will equal the excess, if any, of:


        o the present value of the remaining scheduled payments due on the receivable, discounted at a rate equal to the annual percentage rate provided in the related contract; over

        o the present value of the remaining scheduled payments due on the receivable, discounted at a rate equal to the greater of the annual percentage rate provided in the related contract and 6.75%.



PAYMENTS ON THE NOTES


SOURCES OF PAYMENTS

        On each payment date, the issuer will pay the amounts owed by the issuer from the following sources:

        o  collections on the receivables during the prior month;

        o amounts withdrawn from the reserve account, the yield supplement account and the negative carry account;


        o  any net swap receipts on the interest rate swap;


        o any swap termination payments paid by the swap counterparty to the extent that those amounts are not used to enter into a replacement interest rate swap; and

        o advances by the servicer of amounts due on actuarial receivables but not paid during the prior month.


MONTHLY INTEREST PAYMENTS

        On each payment date, the issuer will pay interest on the class A notes based on the total amount of interest due on the class A notes without preference or priority among the classes of class A notes. Interest on the class B notes is subordinated to interest on the class A notes and will not be paid on any payment date until accrued interest on the class A notes has been paid in full. Interest on the class C notes is subordinated to interest on the class A notes and the class B notes and will not be paid on any payment date until accrued interest on the class A notes and accrued interest on the class B notes have been paid in full.

        The class A-1 notes, the class A-2 notes, the class A-3 notes, the class B notes and the class C notes bear interest at a fixed interest rate. The class A-4 notes bear interest at a rate determined by reference to one-month LIBOR.


MONTHLY PRINCIPAL AMOUNT

        On each payment date, the amount required to be paid as principal of the notes--which we refer to as the principal distribution amount--will equal:

        o the sum of the outstanding balance of the notes and the certificates on the last day of the preceding month; minus

        o the excess of the total principal amount of the receivables on the last day of the preceding month, over the total yield supplement overcollateralization amount of the receivables on the last day of the preceding month; minus

        o amounts on deposit in the pre-funding account allocated to purchase additional receivables from MART during the pre-funding period and amounts on deposit in the reinvestment account during the reinvestment period.

        For so long as the class A-1 notes are outstanding, the entire principal distribution amount for any payment date will be paid to the class A-1 notes, until the class A-1 notes have been paid in full. After the class A-1 notes are paid in full, the principal distribution amount for any payment date will be divided between the remaining classes of the class A notes, the class B notes and the class C notes as described below. The class A-2 notes, the class A-3 notes and the class A-4 notes feature sequential payment of principal. No principal will be paid on the class A-3 notes until the class A-2 notes have been paid in full and no principal will be paid on the class A-4 notes until the class A-3 notes have been paid in full.


        After the class A-1 notes have been paid in full, the remaining class A notes, the class B notes and the class C notes will be paid approximately 85.86%, 9.72% and 4.42%, respectively, of the remaining principal distribution amount. However, the payment of principal on the class B notes is subordinated to payment of principal on the class A notes and the payment of principal on the class C notes is subordinated to payment of principal on the class A notes and the class B notes. If there are insufficient funds on any payment date to pay the full amount of the principal distribution amount, an amount equal to approximately 85.86% of the principal distribution amount will be paid to the applicable classes of class A notes before any principal is paid to the class B notes or the class C notes, and following that payment, an amount equal to approximately 9.72% of the principal distribution amount will be paid to the class B notes before any principal is paid to the class C notes.

       In addition, following the payment in full of the class A-1 notes, if the amount on deposit in the reserve account on any payment date is less than 1.00% of the excess of the aggregate principal balance of the receivables over the total yield supplement overcollateralization amount of the receivables, in each case as of the respective dates the receivables were sold to the issuer, then no principal will be paid on the class B notes or the class C notes until all of the class A notes have been paid in full and no principal will be paid to the class C notes until the class B notes have been paid in full, even if the amount on deposit in the reserve account subsequently increases to more than that amount.


INTEREST RATE SWAP

       On the closing date, the issuer will enter into an interest rate swap to hedge the floating interest rate on the class A-4 notes with Morgan Stanley Capital Services Inc. as the swap counterparty. The interest rate swap will have an initial notional amount equal to the principal amount of the class A-4 notes on the closing date. The notional amount of the interest rate swap will decrease by the amount of any principal payments on the class A-4 notes.

       In general, under the interest rate swap agreement, on each payment date the issuer will be obligated to pay the swap counterparty a fixed rate payment based on the notional amount of the interest rate swap and the swap counterparty will be obligated to pay a floating rate payment based on the interest rate of the class A-4 notes on the same notional amount.


       Payments on the interest rate swap will be exchanged on a net basis. The net amount owed by the issuer to the swap counterparty on a payment date, if any, is a "net swap payment," and the net amount owed by the swap counterparty to the issuer, if any, is a "net swap receipt," in each case excluding any swap termination payments.


       The obligations of the issuer under the interest rate swap agreement are secured under the indenture. Net swap payments rank higher in priority than payments on the securities, and swap termination payments are pari passu and pro rata with interest on the class A notes and senior to other payments on the securities. The obligations of the swap counterparty will be unsecured except under the circumstances described below.

       In the event that the swap counterparty's credit rating ceases to be rated at the levels required to maintain the then-current ratings assigned to the class A notes by Moody's, Standard & Poor's and Fitch Ratings, or if the swap counterparty's credit support is no longer adequate to maintain the ratings assigned to the class A notes, the issuer will be entitled to terminate the interest rate swap unless the swap counterparty posts collateral to secure its obligations under the interest rate swap agreement, assigns the interest rate swap to an eligible substitute swap counterparty acceptable to the issuer or establishes other arrangements satisfactory, in each case, to maintain the ratings assigned to the class A notes.


       For a more detailed description of the interest rate swap, the swap counterparty and the interest rate swap agreement, see "Terms of the Notes--Interest Rate Swap," "--Description of Swap Counterparty" and "--Terms of the Interest Rate Swap."



PRIORITY OF DISTRIBUTIONS

       On each payment date, the issuer will make the following payments and deposits in the following order of priority:

       (1) payment to the servicer of amounts advanced by the servicer on previous payment dates;

       (2) payment to the servicer of the monthly servicing fee for the prior month;


       (3) payment to the swap counterparty of net swap payments, if any;

       (4) payment of the interest payable on all classes of the class A notes and any swap termination payments, if any, owed by the issuer to the swap counterparty, pro rata;

       (5) payment of the interest payable on the class B notes;

       (6) payment of the interest payable on the class C notes;

       (7) payment of the principal distribution amount to the class A-1 notes, until the class A-1 notes have been paid in full;

       (8) after the class A-1 notes have been paid in full, payment of approximately 85.86% of the principal distribution amount will be applied sequentially to make the following payments:

       -- to the class A-2 notes, until the class A-2 notes have been paid in full;

       -- to the class A-3 notes, until the class A-3 notes have been paid in full; and

       -- to the class A-4 notes, until the class A-4 notes have been paid in full;

       (9) after the class A-1 notes have been paid in full, payment of approximately 9.72% of the principal distribution amount will be paid to the class B notes until the class B notes have been paid in full;

       (10) after the class A-1 notes have been paid in full, payment of approximately 4.42% of the principal distribution amount will be paid to the class C notes until the class C notes have been paid in full;

       (11) any required deposits to the reserve account; and

       (12) any remaining amounts will be paid to the holders of the certificates.

       For further information on the priority of distributions, see "Terms of the Notes--Indenture Cash Flows."

       The order of the payments of interest and principal on the notes will change if there is a default under the indenture and the maturity of the notes is accelerated. This change is important to noteholders. Principal will be paid to the class A-1 notes until they are paid in full and then to the other classes of the class A notes in proportion to the outstanding amount of each class--not sequentially by class. In addition, no interest or principal will be paid on the class B notes until all of the accrued interest and principal of the class A notes and any net swap payments and swap termination payments owed by the issuer to the swap counterparty have been paid, and no interest or principal will be paid on the class C notes until all the accrued interest and principal of the class B notes has been paid.

CERTIFICATES

       In addition to the notes, the issuer will issue $113,738,720.97 of certificates. The issuer will not make any distributions on the certificates on any payment date until the interest and principal payable on the notes and any swap termination payments have been paid and any required deposit to the reserve account has been made. The certificates are not being offered by this prospectus.

MONTHLY SERVICING FEE

       The monthly servicing fee payable to the servicer on each payment date will equal the sum of:

       o 1/12th of 1.00% of the total principal balance of the receivables on the first day of the previous month, except for receivables with a deferred first payment that was not due by the last day of the previous month; plus

       o 1/12th of 0.25% of the total principal balance on the first day of the previous month of receivables with a deferred first payment that was not due by the last day of the previous month.

CREDIT ENHANCEMENT

       The credit enhancement for the notes will be as follows:

       o  the total yield supplement overcollateralization amount;

       o  the subordination of the certificates; and

       o  the reserve account.

       In addition, the subordination of the class B notes and the class C notes provides credit enhancement for the class A notes. The subordination of the class C notes provides credit enhancement for the class B notes.

       The credit enhancement for the notes is important to you. It is intended to protect you against losses or delays in payments on your notes by absorbing losses on the receivables and other shortfalls in cash flows.


TOTAL PRINCIPAL AMOUNT OF THE NOTES AND CERTIFICATES

       The total principal amount of the notes and certificates on the closing date will equal:

       o the total principal amount of the receivables transferred to the issuer on the closing date; minus

       o the total yield supplement overcollateralization amount of the receivables transferred to the issuer on the closing date; plus


       o the $437,553,098.17 deposited to the pre-funding account on the closing date, which is the excess of the aggregate principal balance of the additional receivables that MART anticipates it will transfer to the issuer during the pre-funding period, over the anticipated total yield supplement overcollaterali-zation amount of those additional receivables.


RESERVE ACCOUNT

       On each payment date, the issuer will use funds in the reserve account to pay the following amounts if collections on the receivables are insufficient to pay those amounts:

       o    first, the amounts due to the servicer; and then

       o    any net swap payments; and then

       o any swap termination payments owed to the swap counterparty and any interest and principal due on the notes.


       On the closing date, MART will deposit $13,130,856.23 into the reserve account. That amount is equal to 1.00% of the excess of the total principal balance of the receivables over the total yield supplement overcollateralization amount of the receivables as of the initial cutoff date.


       On any payment date the minimum amount required to be on deposit in the reserve account will equal the lesser of:


       o the product of (a) the total principal balance of the receivables minus the total yield supplement overcollateralization amount of the receivables as of the dates on which the issuer acquired them, and (b) 3.25%; and


       o    the total principal balance of the notes.

       On each date on which the issuer acquires additional receivables from MART with funds on deposit in the pre-funding account, MART will deposit to the reserve account an amount equal to the product of (a) the total principal balance of those additional receivables, minus the total yield supplement overcollateralization amount of those additional receivables as of the related cutoff date, and (b) 1.00%. It is a condition to the acquisition by the issuer of additional receivables with funds on deposit in the pre-funding account that MART make this deposit to the reserve account.

       On each payment date, available funds remaining after payment of the amounts due to the servicer, any net swap payments and any swap termination payments owed to the swap counterparty, and interest and principal on the notes will be deposited to the reserve account until the total amount on deposit in the reserve account equals the minimum amount required for that payment date.


YIELD SUPPLEMENT ACCOUNT

       On each payment date, the issuer will use funds in the yield supplement account in an amount equal to one-twelfth of the product of (a) the total principal balance of receivables with a deferred first payment that was not due by the last day of the previous month, minus the yield supplement
overcollateralization amount of those receivables, and (b)    % to make
required payments under the indenture, including payments on the notes. This amount will be used to cover any shortfall in amounts available to make required payments on the notes due to the absence of collections on those receivables during the previous month.

       On the closing date and on each date during the pre-funding period on which the issuer acquires additional deferred receivables from MART, MART will make a deposit to the yield supplement account in an amount calculated to be sufficient to cover these shortfalls.

OPTIONAL REDEMPTION

       The servicer can purchase all of the remaining receivables once their total principal balance is 10% or less of their principal balances as of the dates the receivables were sold to the issuer. If the servicer purchases the receivables, the indenture trustee will redeem the notes for the unpaid principal amount plus the accrued and unpaid interest on the notes.


TAX STATUS

       In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, for federal income and Delaware and California income and franchise tax purposes:

       o    the notes will be treated as debt; and

       o the issuer will not be classified as an association or a publicly traded partnership taxable as a corporation.

       If you purchase a note, you agree to treat it as debt for tax purposes.


ERISA CONSIDERATIONS


       The notes are generally eligible for purchase by employee benefit plans and other plans and arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. However, fiduciaries of employee benefit plans, and any other person investing plan assets, should review the matters discussed under "ERISA Considerations" in this prospectus and should consult with their legal advisors before purchasing the notes.


ELIGIBILITY OF NOTES FOR PURCHASE BY MONEY MARKET FUNDS

       The class A-1 notes are structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisors regarding whether an investment by the money market fund in the class A-1 notes satisfies the money market fund's investment policies and objectives.

                                 RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase notes.



ABSENCE OF SECONDARY MARKET       The underwriters for the notes may assist in resales of the notes
FOR NOTES COULD LIMIT YOUR        but they are not required to do so. A secondary market for the
ABILITY TO RESELL NOTES           notes may not develop. If a secondary market for the notes does develop, it may not continue or it may not be sufficiently liquid to allow you to resell any of your notes. Consequently, you must be prepared to hold your notes until their final maturity dates.

INTERESTS OF OTHER PERSONS IN     Another person could acquire an interest in a receivable that is
RECEIVABLES AND FINANCED          superior to the issuer's interest in the receivable because the
VEHICLES COULD REDUCE THE         servicer will not segregate or mark the receivables as belonging to
FUNDS AVAILABLE TO MAKE           the issuer. If another person acquires an interest in a receivable
PAYMENTS ON THE NOTES             that is superior to the issuer's interest in the receivable, the collections on that receivable will not be available to make payments on the notes.

                                  Another person could acquire an interest in a vehicle financed by a receivable that is superior to the issuer's interest in the vehicle because the servicer will not amend the certificate of title or ownership to identify the issuer as the new secured party. If another person acquires an interest in a vehicle that is superior to the issuer's interest in the vehicle, the proceeds from the sale of the vehicle will not be available to make payments on the notes. See
                                  "Some Important Legal Aspects of the Receivables--Security
                                  Interests in Vehicles."

BANKRUPTCY OF MMCA COULD          If MMCA is the subject of a bankruptcy proceeding, you could
RESULT IN LOSSES OR DELAYS IN     experience losses or delays in the payments on your notes. MMCA
PAYMENTS ON THE NOTES             will sell the receivables to MART, and MART will transfer the receivables to the issuer. However, if MMCA is the subject of a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that the sale of the receivables by MMCA to
                                  MART was not a true sale for bankruptcy purposes and that
                                  MMCA still owns the receivables. The court also could conclude that MMCA and MART should be consolidated for bankruptcy
                                  purposes. If the court were to reach either of these conclusions, you could experience losses or delays in payments on your notes because:

                                  o  the indenture trustee will not be able to exercise remedies against MMCA on your behalf without permission from the
                                     court;

                                  o  the court may require the indenture trustee to accept property in exchange for the receivables that is of less value than the receivables;

                                  o  tax or other government liens on MMCA's property that arose before the transfer of the receivables to the issuer will be paid from the collections on the receivables before the collections are used to make payments on your notes; and

                                    o  the indenture trustee may not have a perfected security interest in one or more of the vehicles securing the receivables or cash collections held by MMCA at the time that a
                                       bankruptcy proceeding begins.

                                    MART has taken steps in structuring the transactions described in this prospectus to minimize the risk that a court would conclude that the sale of the receivables to MART was not a "true sale" or that MMCA and MART should be consolidated for bankruptcy
                                    purposes. See "MMCA Auto Receivables Trust" and "Some
                                    Important Legal Aspects of the Receivables--Bankruptcy
                                    Considerations."

POTENTIAL LOSS ON NOTES DUE TO      The first payment on $663,494,120.87 of the receivables, or 49.46%
RECEIVABLES WITH DEFERRED FIRST     by principal balance of the receivables to be transferred to the
PAYMENTS                            issuer on the closing date, is deferred for a specified period. The obligor on a receivable with a deferred first payment will be entitled to use the vehicle during the deferred period. Accordingly, the value of the vehicle will be reduced during the deferral period without any reduction of the principal balance of the related receivable because no payments on the receivable are required during the deferral period. On the date on which the first payment is due on a receivable with a deferred first payment, the difference between the value of the vehicle and the principal balance of the related receivable will be larger than would have been the case had the first payment on the receivable not been deferred. The severity of any credit loss on a receivable with a deferred first payment will depend, in part, on the length of the deferral period. The severity of the credit losses on these receivables may be higher than the severity of the credit losses on MMCA's combined portfolio of receivables. You may experience delays in payments or losses on your notes if the severity of credit losses on these receivables is higher than expected by MMCA and the following are insufficient to protect you against delays in payment or losses on your notes:

                                    o  the protection provided to all of the notes by:

                                       -- the total yield supplement overcollateralization amount;

                                       -- the subordination of the certificates; and

                                       -- the funds on deposit in the reserve account;

                                    o  the protection provided to the class A notes by the
                                       subordination of the class B notes and the class C notes; and

                                    o  the protection provided to the class B notes by the
                                       subordination of the class C notes.

                                    See "MMCA's Contract Portfolio--Delinquency and Loss Data of
                                    MMCA's Contracts" for information concerning MMCA's combined portfolio of receivables.

YOU MAY BE REQUIRED TO             POTENTIAL PREPAYMENT OF NOTES DUE TO PREPAYMENT OF RECEIVABLES.
REINVEST YOUR PRINCIPAL IN THE     Prepayments on the receivables by the related obligors and
NOTES AT A LOWER RATE OF           purchases of the receivables by MART and the servicer due to
RETURN BECAUSE OF PREPAYMENTS      breaches of representations, warranties and covenants by MART
ON THE NOTES                       and the servicer will accelerate the payment of principal of your notes. The extent of these prepayments cannot be fully predicted.
                                   You will bear the risk that you will have to reinvest the principal of your notes earlier than you expected at a rate of interest that is less than the rate of interest on your notes.

                                   The obligors on the receivables may prepay the receivables voluntarily at any time. The receivables are required to be prepaid in full upon the sale, insured loss or other disposition of the related vehicle. In addition, if MMCA breaches its representations, warranties and covenants with respect to any receivables in a way that has a material adverse effect on the noteholders, MMCA will be required to repurchase those receivables from MART, and
                                   MART will be required to repurchase those receivables from the issuer. MMCA will also be required to purchase receivables from the issuer if it breaches certain servicing obligations with respect to those receivables. MMCA will be entitled to purchase all of the remaining receivables from the issuer once the total principal balance of the receivables is 10% or less of the principal balance of the receivables as of the dates on which they were sold to the issuer.

                                   POTENTIAL PREPAYMENT OF NOTES DUE TO INCENTIVE PROGRAMS. Obligors
                                   on some of the balloon payment receivables can return the related vehicle at the end of the term of the receivable instead of paying the balloon payment if that option is specified in the related contract. These receivables accounted for $241,184,226.73 of the principal balance of the receivables transferred to the issuer on the closing date. The balloon payment portion of these receivables was
                                   $78,773,842.39 on the closing date. MMCA will sell each returned vehicle on behalf of the issuer but expects the amount realized from the sale of the vehicle to be less than the related balloon payment. To reduce losses from obligors returning their vehicles at the end of the term of their receivables instead of paying the balloon payments, MMCA and its affiliates offer incentives for the obligors to return the related vehicles early if they purchase another vehicle manufactured by Mitsubishi Motors Corporation or one of its affiliates. The early return of a vehicle pursuant to this incentive program will result in a prepayment of the related receivable. Accordingly, the incentives may encourage a higher level of prepayments on the receivables resulting in a higher level of prepayments on the notes than would otherwise be the case. See
                                   "The Receivables Pool--Maturity and Prepayment
                                   Considerations."

                                   POTENTIAL PREPAYMENT OF NOTES DUE TO PREPAYMENTS OF RECEIVABLES
                                   WITH A DEFERRED FIRST PAYMENT. MMCA began originating
                                   receivables with a deferred first payment in 1999. Obligors may prepay their receivables in full or in part at any time. Obligors on receivables with a deferred first payment may have greater incentive to refinance their vehicles with other lenders at more attractive terms--for example, at lower interest rates--than obligors on receivables that do not provide for a deferred first payment. If a vehicle is refinanced, the obligor will use the proceeds to prepay the receivable in full. If the rate of prepayment on receivables with a deferred first payment is higher than the rate of prepayment on the receivables in MMCA's combined portfolio that do not provide for a deferred first payment, the level of prepayments on the notes would be higher than anticipated.

                                   On each payment date during the reinvestment period, the issuer intends to use prepayments received during the prior month on receivables with a deferred first payment--with deferral periods of between 360 and 450 days--to purchase additional receivables from
                                   MART to the extent that payment of those prepayments to
                                   noteholders would cause the principal of the notes to be repaid at a faster rate than would be the case if those receivables prepaid at the anticipated prepayment rate for receivables without a deferred first payment. None of these additional receivables will have a deferred first payment. If MART does not have sufficient
                                   receivables to transfer to the issuer on the payment date following the month in which the prepayments are received, the excess of those prepayments over the total adjusted principal balance of the receivables available for purchase will be deposited to the reinvestment account until the earlier of the date sufficient receivables meeting the applicable eligibility criteria are available and June 16, 2003. However, such amounts only will be held in the reinvestment account--and not paid to noteholders as an early payment of principal--if the amount on deposit in the negative carry account is at least equal to the maximum amount specified for that account. If there is a shortfall in the funds in the negative carry account, MMCA has the option, but not the obligation, to deposit funds equal to the shortfall into the negative carry account.
                                   Although MMCA intends to make these deposits, if MMCA
                                   chooses not to, the excess prepayments on receivables with a deferred first payment will be paid to the noteholders as an early repayment of principal on the notes.

                                        POTENTIAL PREPAYMENT OF NOTES DUE TO FAILURE TO TRANSFER A SUFFICIENT
                                        NUMBER OF ADDITIONAL RECEIVABLES TO THE ISSUER. If the aggregate adjusted principal balance of the receivables and related amounts transferred to the issuer by the end of the pre-funding period is less than the amount deposited to the pre-funding account on the date of the issuance of the notes, the notes will be prepaid in the amount of the shortfall. It is anticipated that there will be some prepayment of the notes at the end of the pre-funding period when the amount on deposit in the pre-funding account declines to less than $100,000 as a result of the purchase of receivables during the pre-funding period. See "Terms of the Notes--Mandatory
                                        Prepayment."

                                        The issuer's ability to apply prepayments on receivables with a deferred first payment--with deferral periods of between 360 and
                                        450 days--to the purchase of receivables from MART during the reinvestment period and MART's ability to apply the entire pre-funding account balance to the transfer of receivables to the issuer by the end of the pre-funding period depends on the manufacture, distribution, sale and financing of motor vehicles by
                                        Mitsubishi Motors Corporation and its affiliates. MART will not be able to transfer receivables to the issuer during the pre-funding period and the reinvestment period unless MMCA originates those receivables. MMCA mostly finances vehicles manufactured by
                                        Mitsubishi Motors Corporation and its affiliates. If Mitsubishi
                                        Motors Corporation and its affiliates temporarily or permanently stop manufacturing, distributing, selling or financing motor vehicles, then MMCA's ability to originate receivables for sale to
                                        MART will be adversely affected.

                                        POTENTIAL LOSS OR PREPAYMENTS ON NOTES DUE TO CHANGES IN POOL
                                        CHARACTERISTICS. The addition of receivables during the pre-funding period and the reinvestment period may change the overall
                                        characteristics of the pool of receivables. This change may increase the risk of losses or delays in payments on your notes or
                                        prepayments on your notes. The characteristics of the pool of receivables to be transferred by MART to the issuer during the pre-funding period and the reinvestment period may differ from the characteristics of the receivables transferred to the issuer on the date that the notes are issued. Any changes in the
                                        characteristics of the pool of receivables transferred by MART to the issuer during these periods may result in a higher rate of delinquencies and losses on the receivables or a higher rate of prepayment than would otherwise be the case, affecting the timing and amount of payment of principal and interest on your notes.

POTENTIAL LOSS ON NOTES DUE TO     You may suffer a loss on your notes if the assets of the issuer are
LIMITED ASSETS OF THE ISSUER       insufficient to pay the principal amount of the notes in full. The only source of funds for payments on the notes will be the assets of the issuer. The assets of the issuer are limited to the receivables and the funds on deposit in the issuer's bank accounts. The notes will not be insured or guaranteed by MMCA, including in its capacity as servicer, or by MART, the indenture trustee, the owner trustee, the swap counterparty or any other person or entity.
                                   Consequently, you must rely for payment of the notes solely upon collections on the receivables and funds on deposit in the issuer's bank accounts. See "Terms of the Notes--The Reserve Account."

YOU MAY SUFFER DELAYS IN           No principal will be paid on any class of notes until the class A-1
PAYMENT OR LOSSES AS A RESULT      notes are paid in full. After the class A-1 notes have been paid in
OF THE MANNER IN WHICH             full, the principal distribution amount for any payment date will be
PRINCIPAL OF THE NOTES IS PAID     divided between the remaining classes of the class A notes, the class B notes and the class C notes. After the class A-1 notes have been paid in full, the remaining class A notes will be paid approximately 85.86% of the principal distribution amount and, after that payment has been made, the class B notes will be paid approximately 9.72% of the principal distribution amount and, after that payment has been made, the class C notes will be paid approximately 4.42% of the principal distribution amount.
                                   However, following the payment in full of the class A-1 notes, if the amount on deposit in the reserve account on any payment date is less than 1.00% of the excess of the aggregate principal balance of the receivables, over the total yield supplement
                                   overcollateralization amount of the receivables, in each case as of the date the receivables were sold to the issuer, then no principal will be paid on the class B notes until all of the class A notes have been paid in full and no principal will be paid on the class C notes until all of the class B notes have been paid in full, even if the amount on deposit in the reserve account subsequently increases to more than that amount.

                                   In addition, the class A-2 notes, the class A-3 notes and the class
                                   A-4 notes feature sequential payment of principal. This means that:

                                   o  holders of the class A-2 notes will not receive any principal until the class A-1 notes have been paid in full;

                                   o  holders of the class A-3 notes will not receive any principal until the class A-1 notes and the class A-2 notes have been paid in full; and

                                   o  holders of the class A-4 notes will not receive any principal until the class A-1 notes, the class A-2 notes and the class A-3 notes have been paid in full.

                                 A portion of the principal of the class B notes and the class C notes may be paid before payment in full of the class A-2 notes, the class A-3 notes and the class A-4 notes. Holders of the class B notes and holders of the class C notes are not required to return any amounts paid to them as principal even if an event of default under the indenture occurs and the indenture trustee sells the assets of the issuer at a price insufficient to pay the class A-2 notes, the class A-3 notes or the class A-4 notes. If this occurs, holders of these classes of class A notes could suffer a loss on their investment.

SOME NOTES HAVE GREATER RISK     You may suffer a loss on your notes if payments of interest on and
BECAUSE THEY ARE SUBORDINATE     principal of your notes are subordinated to another class of notes.
TO OTHER CLASSES OF NOTES        Both interest payments and principal payments on the notes are subordinated to the servicing fee due to the servicer, any net swap payments and any swap termination payments owed to the swap counterparty.

                                 As long as the class A notes remain outstanding on any payment date:

                                 o  payments of interest on the class B notes will be subordinated to payments of interest on the class A notes; and

                                 o  payments of principal on the class B notes will be subordinated to payments of interest and principal on the class A notes.

                                 As long as the class A notes and class B notes remain outstanding on any payment date:

                                 o  payments of interest on the class C notes will be subordinated to payments of interest on the class A notes and the class B notes; and

                                 o  payments of principal on the class C notes will be subordinated to payments of interest and principal on the class A notes and the class B notes.

                                 In the event of a shortfall in the funds available to pay the principal distribution amount on any payment date, principal will be paid to the holders of the class A notes up to the class A percentage of the principal distribution amount on that payment date before any principal is paid on the class B notes or on the class C notes on that payment date. In that event, the holders of the class B notes will be paid less than the class B percentage of the principal distribution amount on that payment date and holders of the class C notes will be paid less than the class C percentage of the principal distribution amount on that payment date. If sufficient funds are not available, holders of the class B notes and holders of the class C notes may suffer a loss on their investment.

                              After the class A notes have been paid in full, in the event of a shortfall in the funds available to pay the principal distribution amount on any payment date, principal will be paid to the holders of the class B notes up to the class B percentage of the principal distribution amount on that payment date before any principal is paid on the class C notes on that payment date. In that event, the holders of the class C notes will be paid less than the class C percentage of the principal distribution amount on that payment date. If sufficient funds are not available, holders of the class C notes may suffer a loss on their investment.

                              In addition, following the payment in full of the class A-1 notes, if the amount on deposit in the reserve account on any payment date is less than 1.00% of the excess of the aggregate principal balance of the receivables, over the total yield supplement
                              overcollateralization amount of the receivables, in each case as of the date the receivables were sold to the issuer, then no principal will be paid on the class B notes or the class C notes until all of the class A notes have been paid in full, even if the amount on deposit in the reserve account subsequently increases to more than that amount. If this happens, principal of the class B notes and principal of the class C notes will be paid later than expected and will therefore be subject to losses due to credit losses on the receivables and losses on the sale of vehicles financed with balloon loans for a longer period of time.

                              If an event of default under the indenture occurs, your notes will also be subordinated to amounts due to the indenture trustee as compensation or indemnity payments. In addition:

                              o  interest payments on the class B notes will be subordinated to the payment of interest and principal on the class A notes; and

                              o  interest payments on the class C notes will be subordinated to the payment of interest and principal on the class A notes and the class B notes.

                              You may also experience losses on your notes if the protection provided to your notes by the total yield supplement
                              overcollateralization amount, the subordination of the certificates and the funds on deposit in the reserve account are insufficient to protect your notes from losses on the receivables.

RISKS ASSOCIATED WITH THE     The issuer will enter into an interest rate swap because the
INTEREST RATE SWAP            receivables owned by the issuer bear interest at fixed rates while the class A-4 notes will bear interest at a floating rate based on one-month LIBOR. The issuer will use payments made by the
                              swap counterparty to help make interest payments on the notes and certificates.

                                             During those periods in which the floating LIBOR-based rates payable by the swap counterparty are substantially greater than the fixed rates payable by the issuer, the issuer will be more dependent on receiving payments from the swap counterparty in order to make interest payments on the notes and the certificates without using amounts that would otherwise be paid as principal on the notes and certificates. If the swap counterparty fails to pay the net amount due, you may experience delays and reductions in the interest and principal payments on your notes.

                                             On the other hand, during those periods in which the floating rates payable by the swap counterparty are less than the fixed rates payable by the issuer, the issuer will be obligated to make payments to the swap counterparty. The swap counterparty will have a claim on the assets of the issuer for the net amount due to the swap counterparty under the interest rate swap. The swap counterparty's claim for payments other than termination payments will be higher in priority than payments on the notes and the certificates, and its claim for termination payments will be pro rata and pari passu from available funds with interest on the class A notes. If there is a shortage of funds available on any payment date, you may experience delays and reductions in the interest and principal payments on your notes.

                                             The interest rate swap generally may not be terminated except:

                                             o  if it becomes unlawful for either party to perform its
                                                obligations under the interest rate swap;

                                             o  if there exists an adverse tax event to the issuer upon the consolidation, merger or sale of substantially all of the assets of
                                                Morgan Stanley Capital Services Inc. with, or into, another entity;

                                             o  upon an acceleration of the notes resulting from a liquidation of the assets of the issuer, a payment default or following a covenant default under the indenture; or

                                             o  due to failure of the swap counterparty to post collateral, assign the swap to an eligible counterparty acceptable to the issuer, or take other remedial action if the credit ratings of
                                                Morgan Stanley Dean Witter & Co. drop below the levels
                                                required by Moody's, Standard & Poor's and Fitch Ratings,
                                                sufficient in each case to maintain the then-current ratings of the class A notes.

                                                  Depending on the reason for the termination and the value of the interest rate swap at such time to the issuer and the swap counterparty, a termination payment may be due to the issuer or to the swap counterparty. The amount of any such termination
                                                  payment will be based on the market value of the interest rate swap unless the swap counterparty is the defaulting party or the party causing the termination event to occur and the issuer enters into a replacement interest rate swap, in which case the amount of the termination payment will generally be determined by reference to the replacement costs incurred by the issuer. Any such
                                                  termination payment could, if market interest rates and other conditions have changed materially, be substantial. A payment due to a swap counterparty would be made by the issuer out of funds that would otherwise be available to make payments on the notes and certificates. To the extent not paid by a replacement swap counterparty, any swap termination payments payable by the issuer would be paid from available funds pro rata and pari passu with payments of interest on the class A notes.

                                                  If the swap counterparty fails to make a termination payment owed to the issuer, the issuer may not be able to enter into a
                                                  replacement interest rate swap. If this occurs, the amount available to pay principal of and interest on the notes will be reduced to the extent the interest rates on the floating rate class A-4 notes exceed the fixed rates the issuer would have been required to pay the swap counterparty under the related interest swap.

                                                  If the interest rate swap is terminated and no replacement is entered into, you may experience delays and reductions in the interest and principal payments on your notes.

                                                  To the extent not paid by a replacement swap counterparty, swap termination payments paid to the swap counterparty will reduce the amount of funds available for payments of interest and principal on the notes and certificates. In the event the amount available for such payments is less than the amount due, the issuer will allocate available funds to the class A notes based on the aggregate principal balance of the class A notes and the aggregate amount of any swap termination payments then due. In that event, the class A-1 noteholders, the class A-2 noteholders, the class A-3 noteholders and the class A-4 noteholders will receive their ratable share of the amount allocable to the class A notes based on the amount of interest due on such class relative to the total amount of interest due to the class A noteholders.

POTENTIAL LOSS ON NOTES IN     The obligors on some of the balloon payment receivables can
CONNECTION WITH SALES OF       return the vehicle to MMCA at the end of the term of the
VEHICLES                       receivable instead of paying the balloon payment if that option is specified in the related contract. These receivables accounted for
                               $241,184,226.73 of the principal balance of the receivables transferred to the issuer on the closing date. The balloon payment portion of these receivables was $78,773,842.39 on the closing date.
                               MMCA will sell the returned vehicle on behalf of the issuer and the issuer will use the proceeds from the sale to make payments on the notes. You may experience delays in payments or losses on your notes if the proceeds from the sale of the returned vehicles are less than the amount of the balloon payments and if the following are insufficient to protect you against these delays or losses:

                               o  the protection provided to all of the notes by:

                                  -- the total yield supplement overcollateralization amount;

                                  -- the subordination of the certificates; and

                                  -- the funds on deposit in the reserve account;

                               o  the protection provided to the class A notes by the
                                  subordination of the class B notes and the class C notes; and

                               o  the protection provided to the class B notes by the
                                  subordination of the class C notes.
                                  See "MMCA's Contract Portfolio--Delinquency and Loss Data of
                                  MMCA's Contracts" for information concerning MMCA's combined portfolio of receivables.

                               MMCA expects the proceeds from the sale of a returned vehicle to be less than the related balloon payment because MMCA sets the balloon payments on this type of receivable higher than its estimate of the end of term value of the vehicle in order to stimulate sales of a particular model. See "The Receivables
                               Pool--Types of Receivables--Return Option."

POTENTIAL LOSS ON NOTES IF     All obligors with balloon payment receivables have the option to
MMCA DOES NOT REFINANCE        refinance the balloon payment with MMCA, if various conditions
RECEIVABLES WITH BALLOON       are satisfied. No successor to MMCA as servicer will be obligated
PAYMENTS                       to provide that refinancing. If at any time MMCA no longer makes refinancing available, MART may contract with third parties to do
                               so. If a refinancing option is not available, obligors on receivables that allow the obligor to return the vehicle rather than pay the balloon payment may return their vehicles on the date the related balloon payment is due instead of refinancing the balloon payment, and consequently more motor vehicles may be sold by MMCA on behalf of the issuer for prices less than the related balloon payments.

POTENTIAL LOSS ON NOTES DUE TO    Economic conditions in the states where the obligors under the
GEOGRAPHIC CONCENTRATION OF       receivables reside may affect the delinquency, loan loss and
RECEIVABLES                       repossession experience of the issuer with respect to the
                                  receivables. Based on the principal balance of the receivables on the closing date, approximately 16.89% of the receivables relate to obligors with a billing address in Texas, approximately 14.46% of the receivables relate to obligors with a billing address in
                                  California and approximately 8.91% relate to obligors with a billing address in Florida. Accordingly, adverse economic conditions or other factors affecting Texas, California or Florida could have an especially significant effect on the delinquency, loan loss or repossession experience of the issuer and may adversely affect the timing and amount of payment of principal and interest on your notes. In addition, any additional receivables transferred by MART to the issuer during the pre-funding period and during the reinvestment period may affect the geographic concentration of the receivables, which may increase the likelihood that an adverse economic condition or other factors affecting additional states may adversely affect the timing and amount of payment of principal and interest on your notes.

RISKS IN CONNECTION WITH AN       If a default occurs under the indenture and the maturity dates of
EVENT OF DEFAULT UNDER            the notes are accelerated, the indenture trustee may sell the
INDENTURE                         receivables and prepay the notes in advance of their respective stated maturity dates. You may not be able to reinvest the principal repaid to you earlier than expected at a rate of return that is equal to or greater than the rate of return on your notes.
                                  You also may not be paid the principal amount of your notes in full if the assets of the issuer are insufficient to pay the total principal amount of the notes and all amounts due and payable to the swap counterparty, including swap termination payments.

                                  In addition, the acceleration of the maturity dates will change the order of priority for the payment of principal of the different classes of notes. If an event of default occurs under the indenture, distributions to the class B noteholders will become fully subordinated to the class A noteholders and to the swap
                                  counterparty and distributions to the class C noteholders will become fully subordinated to the class A noteholders, the class B noteholders and the swap counterparty. After an event of default has occurred, no interest on or principal of the class B notes will be paid until the class A notes have been paid in full and all payments due to the swap counterparty, including swap termination payments, have been paid, and no interest on or principal of the class C notes will be paid until the class A notes and the class B notes have been paid in full and all payments due to the swap counterparty, including swap termination payments, have been paid. See "Terms of the Notes--Principal Payments."

                                If the maturity dates of the notes are accelerated following an event of default and the indenture trustee determines that the receivables will not be sufficient to make scheduled payments on the notes, all of the noteholders, voting as a group, will have the right to vote as to whether the receivables should be sold. The proportion of the principal amount of the class B notes to the total principal amount of the class A notes and the class B notes will increase as principal of the class A notes is paid. Accordingly, the class A noteholders may require the consent of class B noteholders to sell the receivables. Payments on the class A notes could be delayed if this consent is required and not obtained.

EFFECTS OF RECENT TERRORIST     Any effect that the terrorist attacks on the World Trade Center
ATTACKS                         and on the Pentagon in the United States on September 11, 2001
                                and related military action may have on the performance of the receivables is unclear, but there could be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the receivables.
                                In particular, under the Soldiers' and Sailors' Civil Relief Act of
                                1940, members of the military on active duty, including reservists, who have entered into an obligation, such as a retail installment sale contract for the purchase of a vehicle, before entering into military service may be entitled to reductions in interest rates to
                                6% and a stay of foreclosure and similar actions. No information can be provided as to the number of receivables that may be affected. If an obligor's obligation to repay a receivable is reduced, adjusted or extended, the servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes and certificates.

                                For more information regarding the effect of the Soldiers' and
                                Sailors' Civil Relief Act of 1940, see "Some Important Legal
                                Aspects of the Receivables--Consumer Protection Laws."

                                  THE ISSUER


LIMITED PURPOSES AND LIMITED ASSETS

     MMCA Auto Owner Trust 2002-1, the issuer, is a business trust formed under the laws of the State of Delaware under a trust agreement between MART and Wilmington Trust Company, as owner trustee. The issuer's principal offices are in the State of Delaware in care of the owner trustee, at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The issuer will not engage in any activity other than:

     o acquiring and holding the assets of the issuer, including the receivables, and the proceeds of those assets;

     o    issuing the notes and the certificates;

     o    making payments on the notes and the certificates; and

     o engaging in other activities that are necessary, suitable or convenient to accomplish any of the other purposes listed above or that are in any way connected with those activities.


     The issuer will be capitalized through the issuance of $1,636,900,000.00 of notes and $113,738,720.97 of certificates. The certificates will entitle certificateholders to receive distributions of amounts not required to make payments on the notes, to make any net swap payments or any swap termination payments owed by the issuer to the swap counterparty on any payment date, to make deposits to the reserve account or to pay expenses of the issuer. The certificates will be subordinated to the notes to the extent described in this prospectus. The outstanding balance of the certificates will be reduced on each payment date by principal payments made on the certificates. The certificates are not being offered by this prospectus and will be retained by MART or an affiliate.

     On the closing date, the issuer will purchase from MART retail installment contracts originated by retailers of Mitsubishi Motors vehicles in connection with the financing of automobiles and sport-utility vehicles. The purchase will be made under a sale and servicing agreement in exchange for the notes and the certificates. On or prior to September 16, 2002, the issuer intends to use funds deposited to the pre-funding account on the closing date to acquire additional receivables. In addition, the issuer intends to use prepayments on Long Deferment Period Receivables to purchase additional receivables from MART during the Reinvestment Period. On each payment date during this period, the issuer will apply a portion of the prepayments on these Long Deferment Period Receivables received during the prior month to purchase additional receivables to the extent that payment of those prepayments to noteholders would cause the principal of the notes to be repaid at a faster rate than would be the case if those Long Deferment Period Receivables prepaid at the anticipated prepayment rate for receivables with no deferred first payments. None of these additional receivables will have a deferred first payment.

     MMCA or a successor will service the receivables, either directly or through subservicers. The servicer will be paid the servicing fee and will be reimbursed for any advances that are due and payable to it out of collections from the receivables prior to distributions to noteholders. Some other expenses of the issuer will be paid by the servicer or by MART as provided in the sale and servicing agreement. See "The Sale and Servicing Agreement and the Trust Agreement--Servicing Procedures," "Servicing Compensation" and "Terms of the Notes--Indenture Cash Flows."


     The servicer, either directly or through subservicers, will hold the receivables and the certificates of title for the vehicles as custodian for the indenture trustee and the issuer. However, the receivables will not be marked or stamped to indicate that they have been sold to the issuer, and the certificates of title for the vehicles will not be endorsed or otherwise amended to identify the issuer as the new secured party. Under those circumstances, the issuer may not have a perfected security interest in the vehicles in some jurisdictions or another party could acquire an interest in the receivables superior to the interest of the issuer. See "Some Important Legal Aspects of the Receivables."

     If the protection provided to the noteholders by the Total Yield Supplement Overcollateralization Amount, the subordination of the certificates and by amounts on deposit in the reserve account are insufficient, the noteholders will have to look for payment of the notes to the receivables that have not defaulted, the proceeds from the repossession and sale of vehicles which secure defaulted receivables and the proceeds from any recourse against dealers. Absent fraud or misrepresentation by a dealer, the issuer will not have recourse to the dealer for a default by an obligor on a receivable originated by the dealer. In that event, factors, including the issuer's not having perfected security interests in the vehicles in all states, may affect the issuer's ability to repossess and sell the vehicles, and thus may reduce the funds distributed to noteholders. Losses on the receivables or other shortfalls in the funds to be distributed to the noteholders, after withdrawals from the accounts of the issuer, will be allocated first to the certificates and then to the Class B notes because payments on the certificates and the Class B notes are subordinate to the payments on the Class A notes. See "Terms of the Notes--Indenture Cash Flows" and "Some Important Legal Aspects of the Receivables."

CAPITALIZATION OF THE ISSUER

     The following table illustrates the capitalization of the issuer as of the closing date, after the issuance of the notes and certificates and the sale of the notes has taken place:


   Class A-1 notes .................. $   151,000,000.00
   Class A-2 notes ..................     384,000,000.00
   Class A-3 notes ..................     369,000,000.00
   Class A-4 notes ..................     522,800,000.00
   Class B notes ....................     144,500,000.00
   Class C notes ....................      65,600,000.00
   Certificates .....................     113,738,720.97
                                      ------------------
   Total ............................ $ 1,750,638,720.97
                                      ==================


     Because the issuer will have no operating history upon its establishment and will not engage in any business other than acquiring and holding the receivables and related assets and issuing and distributing payments on the notes and the certificates, no historical or pro forma financial statements or ratios of earnings to fixed charges for the issuer have been included in this prospectus.


THE OWNER TRUSTEE

     Wilmington Trust Company is the owner trustee under the trust agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19801. MART, the servicer and their individual affiliates may have other banking relationships with the owner trustee and its affiliates in the ordinary course of their businesses.


                             PROPERTY OF THE ISSUER

     Under the indenture, the notes will be secured by the property of the issuer, which will include:

     o a pool of motor vehicle retail installment sale contracts and rights and obligations under those contracts;

     o all monies due under Actuarial Receivables after the related Cutoff Date and all monies received under Simple Interest Receivables after the related Cutoff Date;

     o amounts and property held in or credited to the collection account, the note payment account, the payahead account, the reserve account and the negative carry account;

     o MART's rights in the yield supplement account, the pre-funding account and the reinvestment account;

     o    MART's security interests in the vehicles;

     o MART's rights to receive proceeds from claims on insurance policies covering the vehicles or the obligors;

     o MART's rights of recourse against the dealers under the dealer agreements relating to the receivables;

     o all of the issuer's rights under the sale and servicing agreement and the purchase agreement, including its right to cause MMCA and MART to repurchase receivables from the issuer;

     o all of the issuer's rights under the interest rate swap agreement, including its right to receive any net swap receipts and any swap termination payments paid by the swap counterparty to the extent that such amounts are not used to enter into a replacement interest rate swap;

     o    all of MART's rights under the yield supplement agreement; and

     o    all proceeds of the above.

                           MMCA'S CONTRACT PORTFOLIO

TYPES OF CONTRACTS INCLUDED IN MMCA'S CONTRACT PORTFOLIO

     MMCA purchases retail installment contracts relating to new automobiles and sport-utility vehicles manufactured or distributed by Mitsubishi Motors and contracts relating to used vehicles manufactured or distributed by Mitsubishi Motors or other motor vehicle manufacturers. MMCA applies the same underwriting standards to its purchases of contracts whether or not the related vehicle was manufactured by Mitsubishi Motors.

     MMCA purchases contracts from dealers that regularly sell contracts to MMCA and to other finance providers. MMCA purchases the contracts from the dealers under the terms of a dealer agreement with each dealer. Each dealer agreement requires the dealer to repurchase any contract that it sold to MMCA for the outstanding principal balance if the dealer breaches specified representations and warranties. Those representations and warranties typically relate to the origination of the contract and the security interest in the related vehicle and not to the creditworthiness of the obligor under the contract.

UNDERWRITING STANDARDS

     MMCA's underwriting standards emphasize each prospective obligor's ability to pay and creditworthiness as well as the asset value of the vehicle that secures the related contract.

     MMCA receives credit applications from dealers via the internet or by facsimile. Information included in the application includes the applicant's name, address, age and residential status, the source and amount of the applicant's monthly income and the applicant's monthly rent or mortgage payment. MMCA then obtains a credit bureau report on the applicant from the credit bureau preferred by MMCA for applicants residing in the area where the applicant lives. MMCA credit scores the applicant using a credit scoring model empirically derived from MMCA's data on the portfolio of contracts that it owns or services for others. The credit scoring model was developed by a third party supplier. The model assigns the applicant to one of three credit segments: prime, nonprime and limited credit experience based on the applicant's credit history. The credit scoring model used by MMCA places emphasis on the applicant's credit history as reflected on the credit bureau report and the ratio of the payment on the contract to the applicant's income.

     Although most credit applications are approved or denied based on the credit scoring model described above, in a limited number of instances MMCA management may approve credit to applicants scoring below MMCA's credit score minimums and may deny credit to applicants scoring above those minimums. Where the applicant is a business entity, MMCA reviews information about bank accounts, credit references and financial results of the business entity. In addition, MMCA obtains and reviews any published credit bureau reports on the business entity. In some cases, MMCA may require an individual to guarantee the business entity's obligation under the contract. The application, if approved, is assigned to one of the three credit tiers reflecting its degree of credit risk. The interest rate for the customer's account is determined by the credit tier, with more risky accounts receiving a higher interest rate.

     As an alternative to review under MMCA's credit scoring system, MMCA allows dealers to use the credit score assigned by the preferred credit reporting agency based on its scoring model--this score is sometimes referred to as a FICO score. MMCA will purchase the receivable from the dealer if the applicant's credit bureau report contains characteristics matching the most predictive characteristics of the MMCA credit scoring system and other qualifying criteria and if the FICO score meets specified minimums. Upon purchase of the receivable, MMCA then scores the applicants using the MMCA scoring system for tracking purposes. Approximately 15% of all receivables purchased by MMCA are approved under this alternative program.


SERVICING AND COLLECTION PROCEDURES

     MMCA measures delinquency by the number of days elapsed from the date a payment is due under a contract, after giving effect to any extension of that date by MMCA. MMCA considers a payment to be past due or delinquent when the obligor fails to make at least 90% of a scheduled payment by the date the payment is due. MMCA begins collection activities on delinquent contracts through telephone contact based upon the credit risk initially assigned to each obligor. Obligors who have defaulted on their first or second payment are contacted by telephone when the contract becomes 12 days delinquent. Remaining obligors who are delinquent are contacted when the contract becomes 20 days delinquent. Computer generated delinquency notices are mailed to all delinquent obligors on the 12th day of delinquency. MMCA also uses an automated system of monitoring delinquency, which categorizes delinquent accounts into different priorities of collection activity, based on the period of time the account is delinquent and the amount of the delinquency. Except for some limitations, MMCA as servicer is able to extend the dates on which payments on receivables are due. See "The Sale and Servicing Agreement and the Trust Agreement--Servicing Procedures."

     MMCA's collectors are assigned to specific delinquent obligors and attempt to contact each one by telephone or by letter based on the length of delinquency and the history of the account. Repossession procedures typically begin when a contract becomes between 60 to 75 days delinquent. Repossession is carried out according to applicable state law and specific procedures adopted by MMCA.

     If the vehicle securing a delinquent contract is repossessed, MMCA charges off the related delinquent contract on the date on which the proceeds from the sale of the repossessed vehicle are applied to the contract balance and the deficiency, if any, is determined. If the vehicle cannot be repossessed, MMCA charges off the delinquent contract on the date on which it determines that it will be unable to recover the vehicle from the obligor. Any deficiencies remaining after repossession and sale of the vehicle or after the full charge off of the related contract are pursued by MMCA to the extent practicable and legally permitted. If a vehicle financed with a Balloon Payment Receivable with a Return Option is returned to MMCA at the end of the contract term, MMCA will not charge off any loss on sale of the vehicle, because that loss is not a credit loss. However, MMCA does charge off losses on the amortizing monthly installments and the balloon payments following defaults by obligors and acceleration of the amounts owed under the contracts. Furthermore, MMCA does not charge off collection expenses but does charge off repossession and disposition expenses. Obligors are contacted, and when warranted by individual circumstances, repayment schedules are established and monitored until the deficiencies are either paid in full or become impractical to pursue.


PHYSICAL DAMAGE INSURANCE ON MMCA'S CONTRACTS

     Each contract requires the obligor to obtain physical damage insurance covering loss or damage to the related vehicle. The dealer agreements require that the dealers provide MMCA with written confirmation that there is physical damage insurance acceptable to MMCA covering each vehicle at the time that MMCA purchased the contract from the dealers. There is no assurance that a vehicle will continue to be covered by physical damage insurance for the entire term of the related contract. In the event that MMCA determines that an obligor did not obtain acceptable physical damage insurance covering loss or damage to the related vehicle at any time during the term of the related contract, MMCA may in its discretion, based in part or in whole upon the creditworthiness of the obligor, treat the related receivable as a defaulted receivable.


DELINQUENCY AND LOSS DATA OF MMCA'S CONTRACTS

     Delinquency and loss experience of the receivables transferred to the issuer on the closing date and of the receivables transferred to the issuer during the Pre-Funding Period and during the Reinvestment Period may differ from each other and from the loss experience of MMCA's combined portfolio and may change in the future. The following tables describe the delinquency and loss experience of MMCA with its portfolio of contracts. Those contracts include previously sold contracts which MMCA continues to service, including contracts with a deferred first payment. Delinquency and loss experience may be influenced by a variety of economic, social, geographic and other factors. There is no assurance that the delinquency, repossession or loss experience of the receivables will be similar to MMCA's historical experience described below.


     MMCA has entered into an agreement to sell receivables meeting specified criteria to a third party. This agreement was not in effect during the periods covered by the loss and delinquency tables shown below. However, this agreement will be in effect during both the pre-funding period and the reinvestment period and the receivables sold to the third party will be primarily from high credit quality obligors. The receivables to be transferred to the issuer during the pre-funding period and the reinvestment period will be subject to the selection criteria described under "The Receivables Pool--Selection Criteria--Pre-Funding Period" and "--Reinvestment Period." However, the rate of losses and delinquencies on the receivables may be higher than the rates shown in the tables below as a result of sales of high credit quality receivables pursuant to the third party agreement. It will be a condition to the sale of receivables by MMCA to MART and to the subsequent acquisition of those receivables by the issuer from MART that the receivables must not have been selected by MMCA in a manner that it believes is adverse to the interests of the issuer, the noteholders or the certificateholders.

     HISTORICAL DELINQUENCY EXPERIENCE. MMCA tracks delinquency information for periods of 30 to 59 days, 60 to 89 days, and 90 days or more. As of December 31, 2001, delinquencies of between 30 and 59 days as a percentage of contracts outstanding were 3.37%. As of December 31, 2001, delinquencies of between 60 and 89 days as a percentage of contracts outstanding were .75%. As of December 31, 2001, delinquencies of 90 days or more as a percentage of contracts outstanding were .19%. Additional detail and historical information on delinquencies are shown in the table below.


     In the following delinquency experience table:

     o the information includes contracts for new and used vehicles owned by MMCA, or previously sold by MMCA that MMCA continues to service, and delinquency numbers are net of bankrupt accounts and repossessions;

     o the period of delinquency is based on the number of days more than 10% of a payment is contractually past due after giving effect to any extension by MMCA and the percent represents delinquent dollars as a percent of dollars outstanding; and

     o repossessions means the vehicle has been repossessed but the sale proceeds have not yet been applied to the contract balance.


     During the year 2001, delinquencies and repossessions increased as a percentage of the number of contracts outstanding due to a general decline in economic conditions in the United States and an increase in the number of vehicle finance programs targeted at borrowers that were not in MMCA's highest credit quality category.

     MMCA's ability, in its capacity as servicer, to extend the dates on which payments on receivables are due is limited. See "The Sale and Servicing Agreement and the Trust Agreement--Servicing Procedures."

                             DELINQUENCY EXPERIENCE


                                                                                 AS OF DECEMBER 31,
                                                                -----------------------------------------------------
                                                                    2001          2000          1999          1998
                                                                -----------   -----------   -----------   -----------
Number of Contracts Outstanding at End of Period ............     350,933       243,190       149,644       127,475
Delinquencies as a Percent of Contracts Outstanding
 30-59 Days .................................................        3.37%         1.98%         2.50%         3.81%
 60-89 Days .................................................         .75%          .41%          .50%         1.08%
 90 Days or More ............................................         .19%          .08%          .09%          .29%
Repossessions as a Percent of Contracts Outstanding .........         .94%          .35%          .43%          .79%


     CREDIT LOSS EXPERIENCE. The following table provides information concerning MMCA's combined portfolio of contracts, including contracts previously sold that MMCA continues to service. In the following table:

     o the information includes contracts for new and used vehicles owned by MMCA or previously sold by MMCA that MMCA continues to service;

     o Amount Outstanding means the remaining principal balance of the contracts, including the principal portion of balloon payments, plus any outstanding fees and charges and any accrued and unpaid interest;

     o averages are computed by taking a simple average of the average for the months outstanding for each period presented;

     o Charge-offs represent the total amount due on contracts that is determined to be uncollectible in the period, less proceeds from disposition of related vehicles, other than recoveries; the calculation of charge offs for the contracts in the combined portfolio includes both earned but unpaid finance charges and balloon payments;

     o Recoveries consist of amounts received on contracts following the time at which the contract is charged off, net of collection expenses;

     o Number of Repossessions means the number of repossessed vehicles in a given period; and

     o    amounts may not add due to rounding.


     During the year 2001, credit losses increased due to a general decline in economic conditions in the United States, the higher level of origination of contracts with a deferred first payment--which have a higher severity of credit loss than contracts without a deferred first payment--and an increase in the number of vehicle finance programs targeted at borrowers that were not in MMCA's highest credit quality category.


     MMCA's credit loss experience is dependent upon the number of repossessions, the amount outstanding at the time of repossession, and the resale value of repossessed vehicles. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for vehicles.

                  NET CREDIT LOSS AND REPOSSESSION EXPERIENCE
                             (DOLLARS IN THOUSANDS)


                                                                            YEAR ENDED DECEMBER 31,
                                                     ---------------------------------------------------------------------
                                                           2001              2000              1999              1998
                                                     ---------------   ---------------   ---------------   ---------------
Amount Outstanding ...............................     $ 6,561,409       $ 4,494,481       $ 2,401,448       $ 1,879,226
Average Amount Outstanding .......................     $ 5,301,305       $ 3,490,033       $ 1,954,819       $ 1,805,701
Number of Contracts Outstanding ..................         350,933           243,190           149,644           127,475
Average Number of Contracts Outstanding ..........         287,773           197,608           131,009           123,663
Charge offs ......................................     $   104,477       $    46,751       $    44,494       $    51,325
Recoveries .......................................     $    10,137       $     6,439       $     8,114       $     9,490
Net Losses .......................................     $    94,340       $    40,312       $    36,380       $    41,835
Number of Repossessions ..........................           9,247             4,384             4,201             4,796
Number of Repossessions as a Percent of the
 Average Number of Contracts Outstanding .........            3.21%             2.22%             3.21%             3.88%
Net Losses as a Percent of Average Amount
 Outstanding .....................................            1.78%             1.16%             1.86%             2.32%


     RETURNED VEHICLE LOSS EXPERIENCE ON BALLOON PAYMENT CONTRACTS WITH RETURN OPTIONS. The following table provides information concerning MMCA's combined portfolio of contracts, including contracts previously sold which MMCA continues to service. In the following table:

     o the information includes vehicles returned upon the expiration of the related contracts and vehicles returned under MMCA's program that offers attractive terms to owners of vehicles who return their vehicles prior to the scheduled maturity and purchase or lease a new Mitsubishi vehicle;

     o Return Ratio means the number of vehicles returned to MMCA through a specified period as a percentage of the number of Balloon Payment Receivables with a Return Option that are scheduled to terminate in the period indicated; and

     o losses are calculated without deduction for auction or other disposition expenses on resale.

CONTRACTS PROVIDING FOR BALLOON PAYMENTS WITH A RETURN OPTION: LOSS EXPERIENCE ON RETURNED VEHICLES

                                                          FOR CONTRACTS SCHEDULED TO TERMINATE IN THE
                                                                    YEAR ENDED DECEMBER 31,
                                              -------------------------------------------------------------------
                                                    2001              2000             1999             1998
                                              ---------------   ---------------   --------------   --------------
Total Number of Balloon Payment
 Contracts with a Return Option ...........          29,186            34,270           25,532           19,724
Total Number of Vehicles Returned to
 MMCA .....................................           7,920             7,823            6,141            4,760
Return Ratio ..............................           27.14%            22.83%           24.05%           24.13%
Total Losses on Returned Vehicles Sold.....     $15,570,447       $10,192,168       $8,223,339       $7,698,157
Total Number of Returned Vehicles
 Sold .....................................           7,541             7,806            6,151            4,745
Average Loss per Returned Vehicle
 Sold .....................................     $     2,065       $     1,306       $    1,337       $    1,622

     No assurance can be given that the performance of the Balloon Payment Receivables with a Return Option will be similar to the information provided in the preceding table.

     MMCA's loss experience on returned vehicles depends on:

     o    the number of vehicles returned;

     o    any programs offered by MMCA that permit the early return of vehicles;

     o the amount of the related receivables outstanding at the time the vehicles are returned; and

     o    the resale value of the returned vehicles.

     Because obligors on Balloon Payment Receivables with a Return Option have the option to return the financed vehicle to MMCA, MMCA historically has realized losses more frequently than gains on returned vehicles. Based on results for the contracts included in the preceding table, from 1998 through 2001, in each year:

     o an average of 24.13%, 24.05%, 22.83%, and 27.14%, respectively, of all vehicles financed as Balloon Payment Receivables with a Return Option which terminated at or near the end of the scheduled terms were not purchased by the obligors and were returned to MMCA and subsequently sold by MMCA to third parties; and

     o of those vehicles returned to MMCA on or near the scheduled end of term of the related contract and which were subsequently sold by MMCA at auction, substantially all of them were sold for a loss.


                              THE RECEIVABLES POOL

     The issuer will purchase from MART receivables which consist of a pool of retail installment sale contracts secured by new and used vehicles. The property to be purchased by the issuer includes rights to receive payments made on the receivables, as well as security interests in the vehicles and any proceeds of the sale of the vehicles. On the closing date, MART will purchase the receivables from MMCA under a purchase agreement and will sell the receivables to the issuer under a sale and servicing agreement. Each of those agreements will also provide for receivables sales during both the Pre-Funding Period and during the Reinvestment Period. Under the sale and servicing agreement, MART will transfer those receivables to the issuer on the date it purchases them from MMCA. The receivables will be selected based on the criteria specified in the sale and servicing agreement and described in this prospectus.


     The receivables have a total principal balance of $1,341,416,530.93, calculated as of the initial Cutoff Date. Balloon Payment Receivables--including both receivables with a Return Option and receivables without a Return Option--comprised approximately 27.84% of the total principal balance of the receivables. Balloon Payment Receivables with a Return Option comprised approximately 17.98% of the total principal balance of the receivables. Balloon Payment Receivables without a Return Option comprised approximately 9.86% of the total principal balance of the receivables. Receivables with a deferred first payment--including some Balloon Payment Receivables--comprised approximately 49.46% of the total principal balance of the receivables. Balloon Payment Receivables with a deferred first payment and a Return Option comprised approximately .65% of the total principal balance of the receivables. Balloon Payment Receivables with a deferred first payment but without a Return Option comprised approximately .26% of the total principal balance of the receivables.

     None of the receivables sold to the issuer on the closing date will have a final scheduled maturity later than January 28, 2008 and none of the additional receivables transferred to the issuer during the Pre-Funding Period and during the Reinvestment Period will have a final scheduled maturity later than December 31, 2008.


SELECTION CRITERIA

     The receivables will be purchased by MMCA from dealers in the ordinary course of business under MMCA's underwriting standards. The receivables were selected from MMCA's portfolio by several criteria, including:

     o    each receivable is secured by a new or used vehicle;

     o each receivable has an annual percentage rate of at least 0% and not more than 30%;

     o each receivable had not more than 66 payments remaining until the maturity of the receivable;

     o each receivable had an original principal balance, net of unearned precomputed finance charges, of not more than $60,000 and a remaining principal balance of not less than $100 as of the related Cutoff Date;

     o not more than 10% of a payment on any receivable was more than 30 days delinquent as of the related Cutoff Date;

     o no receivable had been prepaid by more than six monthly payments as of the related Cutoff Date;

     o    no vehicle had been repossessed as of the related Cutoff Date;

     o    each receivable is a retail installment sale contract;

     o each receivable is an Actuarial Receivable or a Simple Interest Receivable and may also have a balloon payment;

     o    each receivable was originated during or after January 1999;

     o if the first payment on a receivable was deferred, the first payment on that receivable will be due not later than 450 days after the date of origination of that receivable;

     o no receivable was due from an obligor who, as of the related Cutoff Date, was the subject of a proceeding under the United States Bankruptcy Code;

     o    no receivable is due from the United States or any state; and

     o each receivable was originated in the United States by a dealer for the consumer or commercial sale of a vehicle in the ordinary course of that dealer's business or by MMCA in connection with the refinancing of a contract.

     Pre-Funding Period. During the Pre-Funding Period, MART will transfer separate groups of receivables to the issuer. Each group of receivables acquired by the issuer during the Pre-Funding Period with funds on deposit in the pre-funding account will be required to have the following characteristics:

     o the weighted average number of payments remaining until the maturity of the receivables in that group will not be more than 66 payments;

     o the aggregate balloon payments of the receivables in that group as a percentage of the aggregate principal balance of the receivables in that group will not be more than 8.74%;

     o if the first payment on a receivable in that group was deferred, the deferral period will not extend for more than 450 days after origination of that receivable;

     o the weighted average FICO score of the obligors on those receivables will not be less than 674;

     o the aggregate principal balance of those receivables relating to new automobiles and sports utility vehicles will be at least 93.01%, substantially all of which will be manufactured or distributed by Mitsubishi Motors;

     o the aggregate principal balance of the limited credit experience receivables in that group as a percentage of the aggregate principal balance of the receivables in that group will not be more than 5.48%; and

     o the weighted average annual percentage rate of the receivables in that group will be at least 8.88%.

     Reinvestment Period. During the Reinvestment Period, MART will transfer separate groups of Reinvestment Receivables to the issuer. Each group of Reinvestment Receivables will have the same characteristics set forth above for receivables purchased with funds in the pre-funding account, except that Reinvestment Receivables may not have a deferred first payment.

     The aggregate principal amount of the receivables transferred to the issuer on the closing date will be approximately 76.62% of the sum of the initial principal amount of the notes and the initial principal amount of the certificates. The receivables acquired by the issuer during the Pre-Funding Period with funds on deposit in the pre-funding account and during the Reinvestment Period with prepayments on Long Deferment Period Receivables will have no required characteristics except for the criteria described in the preceding paragraph and in "The Sale and Servicing Agreement and the Trust Agreement--Sale and Assignment." Following each transfer, the aggregate characteristics of the entire pool of receivables, including the composition of the receivables, the geographic distribution of the receivables and the distribution by the annual percentage rate of the receivables described in the following tables, may vary from those of the receivables transferred to the issuer on the closing date. Following the end of the Pre-Funding Period and following the end of the Reinvestment Period, MART will file a report with the Securities and Exchange Commission on Form 8-K containing information comparable to that contained in the tables set forth below regarding the aggregate characteristics of the entire pool of receivables.


CHARACTERISTICS OF THE RECEIVABLES

     COMPOSITION. The following tables set forth the composition of the receivables sold to the issuer on the closing date, calculated as of the initial Cutoff Date.

          COMPOSITION OF THE RECEIVABLES AS OF THE INITIAL CUTOFF DATE


Principal Balance of all Receivables .....................................   $        1,341,416,530.93
Level Pay Principal Balance of all Receivables ...........................   $        1,224,165,325.24
Principal Balance of all Receivables with a Deferred First Payment .......   $          663,494,120.87
Principal Balance of all Balloon Payment Receivables .....................   $          373,510,169.68
Principal Balance of Balloon Payment Receivables with a Deferred First
 Payment and a Return Option .............................................   $            8,680,770.29
Principal Balance of Balloon Payment Receivables with a Deferred First
 Payment but without a Return Option .....................................   $            3,490,792.93
Principal Balance of all Balloon Payment Receivables with a Return
 Option ..................................................................   $          241,184,226.73
Principal Balance of all Balloon Payment Receivables without a Return
 Option ..................................................................   $          132,325,942.95
Principal Balance of all Balloon Payments under Receivables with a
 Return Option ...........................................................   $           78,773,842.39
Principal Balance of all Balloon Payments under Receivables without a
 Return Option ...........................................................   $           38,477,363.30
Principal Balance of all Balloon Payments ................................   $          117,251,205.69
Number of Total Receivables ..............................................                     55,134
Average Principal Balance ................................................   $               24,330.11
 (Range) .................................................................   $    272.30 to $54,903.70
Average Original Amount Financed .........................................   $               24,529.71
 (Range) .................................................................   $  1,945.03 to $54,903.70
Average Level Pay Principal Balance of all Receivables ...................   $               22,203.46
 (Range) .................................................................   $    272.30 to $54,903.70
Average Principal Balance of all Receivables with a Deferred First
 Payment .................................................................   $               26,148.58
 (Range) .................................................................   $    272.30 to $54,903.70
Average Principal Balance of Balloon Payment Receivables with a
 Deferred First Payment and a Return Option ..............................   $               27,645.77
 (Range) .................................................................   $ 15,891.87 to $50,961.71

Average Principal Balance of Balloon Payment Receivables with a
 Deferred First Payment but without a Return Option ..................     $               25,667.60
 (Range) .............................................................     $ 16,425.53 to $41,842.47
Average Principal Balance of all Balloon Payment Receivables with a
 Return Option .......................................................     $               26,390.66
 (Range) .............................................................     $  6,422.88 to $54,206.69
Average Principal Balance of all Balloon Payment Receivables without a
 Return Option .......................................................     $               25,744.35
 (Range) .............................................................     $  8,415.29 to $47,778.66
Average Principal Balance of all Balloon Payment Receivables .........     $               26,158.01
 (Range) .............................................................     $  6,422.88 to $54,206.69
Average Balloon Payment of all Balloon Payment Receivables ...........     $                8,211.44
 (Range) .............................................................     $  1,254.54 to $19,034.63
Average Balloon Payment as a Percentage of all the Average Principal
 Balance of Balloon Payment Receivables ..............................                         31.39%
Average Balloon Payment of Balloon Payment Receivables with a
 Deferred First Payment and a Return Option ..........................     $                9,237.57
 (Range) .............................................................     $  4,237.74 to $15,933.56
Average Balloon Payment on Balloon Payment Receivables with a
 Deferred First Payment and a Return Option as a Percentage of the
 Average Principal Balance of Balloon Payment Receivables with a
 Deferred First Payment and a Return Option ..........................                         33.41%
Average Balloon Payment of Balloon Payment Receivables with a
 Deferred First Payment but without a Return Option ..................     $                7,557.41
 (Range) .............................................................     $  4,241.54 to $12,168.63
Average Balloon Payment on Balloon Payment Receivables with a
 Deferred First Payment but without a Return Option as a Percentage of the Average Principal Balance of Balloon Payment Receivables
 with a Deferred First Payment but without a Return Option ...........                         29.44%
Average Balloon Payment of all Balloon Payment Receivables with a
 Return Option .......................................................     $                8,619.53
 (Range) .............................................................     $  1,254.54 to $19,034.63
Average Balloon Payment on all Balloon Payments Receivables with a
 Return Option as a Percentage of the Average Principal Balance of all
 Balloon Payment Receivables with a Return Option ....................                         32.66%
Average Balloon Payment of all Balloon Payment Receivables without a
 Return Option .......................................................     $                7,485.87
 (Range) .............................................................     $  1,922.04 to $15,701,59
Average Balloon Payment on all Balloon Payments Receivables without a Return Option as a Percentage of the Average Principal Balance of
 all Balloon Payment Receivables without a Return Option .............                         29.08%
Weighted Average Annual Percentage Rate ..............................                         8.881%
 (Range) .............................................................               .000% to 22.591%
Weighted Average Original Number of Payments .........................                             60
 (Range) .............................................................                12 to 66 months
Weighted Average Remaining Number of Payments ........................                             59
 (Range) .............................................................                 8 to 66 Months

     GEOGRAPHIC DISTRIBUTION. The following table shows the geographic distribution of the principal balance of the receivables transferred to the issuer on the closing date, calculated as of the initial Cutoff Date. Geographic distribution is based on the current billing address of the obligors.


    GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE INITIAL CUTOFF DATE



                                   PERCENTAGE OF                                 PERCENTAGE OF
                                     PRINCIPAL                                     PRINCIPAL
                                      BALANCE                                       BALANCE
STATE                             OF RECEIVABLES    STATE                        OF RECEIVABLES
-----                            ----------------   -----                       --------------
Alabama ......................          2.50%       Nebraska ................           .25%
Alaska .......................           .06        Nevada ..................           .98
Arizona ......................          1.54        New Hampshire ...........           .27
Arkansas .....................           .44        New Jersey ..............          3.91
California ...................         14.46        New Mexico ..............           .62
Colorado .....................           .79        New York ................          4.42
Connecticut ..................          2.46        North Carolina ..........          2.32
Delaware .....................           .38        North Dakota ............           .01
District of Columbia .........           .18        Ohio ....................          1.93
Florida ......................          8.91        Oklahoma ................          1.47
Georgia ......................          4.67        Oregon ..................           .72
Hawaii .......................           .05        Pennsylvania ............          3.27
Idaho ........................           .15        Puerto Rico .............           .00
Illinois .....................          4.02        Rhode Island ............           .27
Indiana ......................          1.28        South Carolina ..........          1.21
Iowa .........................           .45        South Dakota ............           .07
Kansas .......................           .50        Tennessee ...............          1.41
Kentucky .....................           .61        Texas ...................         16.89
Louisiana ....................          2.61        Utah ....................           .68
Maine ........................           .11        Vermont .................           .04
Maryland .....................          2.76        Virginia ................          2.59
Massachusetts ................          1.48        Washington ..............          1.02
Michigan .....................           .76        West Virginia ...........           .14
Minnesota ....................          1.28        Wisconsin ...............           .93
Mississippi ..................          1.12        Wyoming .................           .04
Missouri .....................           .91        Other ...................           .03
Montana ......................           .03                                         ------
                                                    Total:                           100.00%
                                                                                     ======

     DISTRIBUTION BY ANNUAL PERCENTAGE RATE. The following table shows the distribution by annual percentage rate of the principal balance of the receivables, calculated as of the initial Cutoff Date. The "Principal Balance of Receivables" means the remaining principal balance for Simple Interest Receivables, and the present value of scheduled remaining payments for Actuarial Receivables discounted at a rate equal to the annual percentage rate for those receivables. Percentages do not add up to 100.00% due to rounding.


           DISTRIBUTION BY ANNUAL PERCENTAGE RATE OF THE RECEIVABLES
                         AS OF THE INITIAL CUTOFF DATE


                                                                                PERCENTAGE OF
                                       NUMBER OF       PRINCIPAL BALANCE      PRINCIPAL BALANCE
ANNUAL PERCENTAGE RATE RANGE (%)      RECEIVABLES        OF RECEIVABLES        OF RECEIVABLES
----------------------------------   -------------   ---------------------   ------------------
 0.00000 --  0.99999 .............        4,229       $   105,487,951.33             7.86%
 1.00000 --  1.99999 .............        1,724            36,494,176.57             2.72
 2.00000 --  2.99999 .............          120             2,615,980.11              .20
 3.00000 --  3.99999 .............        3,047            73,921,492.12             5.51
 4.00000 --  4.99999 .............        1,130            29,831,106.26             2.22
 5.00000 --  5.99999 .............        2,144            57,715,069.83             4.30
 6.00000 --  6.99999 .............        1,954            54,295,309.02             4.05
 7.00000 --  7.99999 .............        2,599            68,760,889.23             5.13
 8.00000 --  8.99999 .............        1,081            28,399,876.00             2.12
 9.00000 --  9.99999 .............       17,315           439,225,552.34            32.74
10.00000 -- 10.99999 .............        2,959            81,706,552.89             6.09
11.00000 -- 11.99999 .............        8,195           201,995,278.80            15.06
12.00000 -- 12.99999 .............        1,042            18,868,213.67             1.41
13.00000 -- 13.99999 .............        2,368            60,882,827.38             4.54
14.00000 -- 14.99999 .............        1,103            19,965,232.55             1.49
15.00000 -- 15.99999 .............        1,658            24,539,589.35             1.83
16.00000 -- 16.99999 .............          715            10,511,997.15              .78
17.00000 -- 17.99999 .............          744            12,063,704.68              .90
18.00000 -- 18.99999 .............          390             5,754,122.07              .43
19.00000 -- 19.99999 .............          537             7,303,145.12              .54
20.00000 -- 20.99999 .............           60               741,364.35              .06
21.00000 -- 21.99999 .............           11               205,404.13              .02
22.00000 -- 22.99999 .............            9               131,695.98              .01
                                         ------       ------------------           ------
Total: ...........................       55,134       $ 1,341,416,530.93           100.00%
                                         ======       ==================           ======



     Based on the principal balance of the receivables as of the initial Cutoff
Date:

     o approximately 88.26% of the total number of receivables, or approximately 93.01% of the principal balance of the receivables, relate to new vehicles, all of which were manufactured or distributed by Mitsubishi Motors;

     o approximately .43% of the total number of receivables, or approximately .18% of the principal balance of the receivables, relate to program vehicles, all of which were manufactured or distributed by Mitsubishi Motors; and

     o approximately 11.23% of the total number of receivables, or approximately 6.76% of the principal balance of the receivables, relate to used vehicles, substantially all of which were manufactured or distributed by Mitsubishi Motors and approximately .09% of the total number of receivables, or approximately .04% of the principal balance of the receivables, relate to other used vehicles.


     Program vehicles are used vehicles which dealers have acquired under a remarketing program administered by MMCA. This program allows dealers to offer to purchasers of program vehicles the same rate of interest and terms offered to new car buyers. Program vehicles are primarily vehicles returned to MMCA by rental car companies, but also include off-lease MMCA company and employee lease vehicles and MMCA pool cars.

PAYMENT METHODS


     Simple Interest Receivables account for approximately 91.60% of the principal balance, calculated as of the initial Cutoff Date, of the receivables. A Simple Interest Receivable provides for the amortization of the loan over a series of fixed level monthly installments. Each monthly payment under a Simple Interest Receivable consists of an installment of interest which is equal to (1) the principal balance of the receivable actually outstanding, as opposed to scheduled, at the time of calculation multiplied by (2) the stated annual percentage rate, and further multiplied by (3) the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. The remainder of the payment received is allocated to principal. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before the date on which the installment is due, the interest portion of the payment will be less than it would have been had the payment been made as scheduled, and the principal portion of the payment will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after the date on which it is due, the interest portion of the payment will be greater than it would have been had the payment been made when due and the principal portion of the payment will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the stated maturity date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. In the case of a Balloon Payment Receivable that is also a Simple Interest Receivable, the remaining principal balance on the maturity date of the receivable may be greater or less than the scheduled balloon payment on the receivable.

     A Balloon Payment Receivable may be either a Simple Interest Receivable or an Actuarial Receivable. Balloon Payment Receivables with a Return Option which are Simple Interest Receivables account for approximately 17.43% of the principal balance, calculated as of the initial Cutoff Date, of the receivables. Balloon Payment Receivables without a Return Option which are Simple Interest Receivables account for approximately 9.77% of the principal balance, calculated as of the initial Cutoff Date, of the receivables. Balloon Payment Receivables with a Return Option which are Actuarial Receivables account for approximately .55% of the principal balance, calculated as of the initial Cutoff Date, of the receivables. Balloon Payment Receivables without a Return Option which are Actuarial Receivables account for approximately .09% of the principal balance, calculated as of the initial Cutoff Date, of the receivables. See "--Balloon Payments" below.

     Actuarial Receivables, excluding Actuarial Receivables based on the Rule of 78's, account for approximately .68% of the principal balance, calculated as of the initial Cutoff Date, of the receivables. An Actuarial Receivable provides for the amortization of the loan over a series of fixed-level monthly installments. Each monthly installment is deemed to consist of an amount of interest equal to one-twelfth of the stated annual percentage rate of the loan multiplied by the scheduled principal balance. The remainder of the scheduled payment is applied to principal. No adjustment typically is made in the event of early or late payments, although in the case of a late payment the obligor may have to pay a late payment charge.


     The remainder of the receivables transferred to the issuer on the closing date are Simple Interest Receivables that have a cap on the total amount of the interest to be paid over the term of the receivable or Actuarial Receivables based on the Rule of 78's. If the obligor on a capped receivable consistently makes scheduled payments after the date on which the scheduled payments are due, the amount of interest accrued over the term of the loan will be less than would be the case in the absence of the cap. If, as a result of those delinquencies, the total amount of interest paid under the receivable reaches the lifetime cap, no further interest will accrue and each scheduled payment due later will be applied to the reduction of principal. The amount of any refund due to the obligor on a prepayment in full of a Rule of 78's receivable may be different than the amount of the refund if the receivable were not a Rule of 78's receivable. See "--Types of Receivables" below.

TYPES OF RECEIVABLES

     The issuer owns the following distinct types of receivables as of the closing date based on the type of contract that the obligor has entered into with MMCA:


     o Receivables that provide for equal monthly payments over their term that do not have a deferred first payment or a balloon payment (these receivables account for 23.60% of the principal balance of all receivables owned by the issuer, calculated as of the initial Cutoff
          Date);

     o Receivables that provide for equal monthly payments over their term that have a deferred first payment but do not have a balloon payment (these receivables account for 48.55% of the principal balance of all receivables owned by the issuer, calculated as of the initial Cutoff
          Date);

     o Balloon Payment Receivables with a Return Option that do not have a deferred first payment (these receivables account for 17.33% of the principal balance of all receivables owned by the issuer, calculated as of the initial Cutoff Date);

     o Balloon Payment Receivables without a Return Option that do not have a deferred first payment (these receivables account for 9.60% of the principal balance of all receivables owned by the issuer, calculated as of the initial Cutoff Date);

     o Balloon Payment Receivables with a Return Option that have a deferred first payment that is deferred for either 90 or 180 days (these receivables account for .65% of the principal balance of all receivables owned by the issuer, calculated as of the initial Cutoff
          Date); and

     o Balloon Payment Receivables without a Return Option that have a deferred first payment that is deferred for either 90 or 180 days (these receivables account for .26% of the principal balance of all receivables owned by the issuer, calculated as of the initial Cutoff
          Date).

     Receivables with a Deferred First Payment. Receivables with a deferred first payment account for approximately 49.46% of the principal balance of the receivables, calculated as of the initial Cutoff Date. The obligor on a receivable with a deferred first payment is not required to make any payments of interest or principal for a period specified in the related contract. On and after the date the first payment is due, the obligor is required to make monthly payments of interest and principal under the receivable. The effect of the deferment of the first payment is to increase the term of the receivable for the period of the deferment. For the purpose of all calculations made under the sale and servicing agreement and the indenture, a receivable will be treated as not having a deferred first payment as of the last day of the calendar month preceding the calendar month in which the first scheduled payment on that receivable becomes due. Of the receivables originated with a deferred first payment:

     o $448,178,681.52 total principal balance of those receivables were originated with a deferral period of 300 days or greater. $448,142,723.25 total principal balance of these receivables had a deferred first payment as of the initial Cutoff Date.

     o $200,081,033.49 total principal balance of those receivables were originated with a deferral period of between 200 and 299 days. $199,845,921.79 total principal balance of these receivables had a deferred first payment as of the initial Cutoff Date.

     o $11,045,124.48 total principal balance of those receivables were originated with a deferral period of between 100 and 199 days. $10,742,362.31 total principal balance of these receivables had a deferred first payment as of the initial Cutoff Date.

     o $10.910,554.86 total principal balance of those receivables were originated with a deferral period of 180 days. $10,742,362.31 total principal balance of these receivables had a deferred first payment as of the initial Cutoff Date.

     o $18,574,306.83 total principal balance of those receivables--including some Balloon Payment Receivables--had a deferral period of 99 days or less. $4,763,113.52 total principal balance of these receivables had a deferred first payment as of the initial Cutoff Date.

     Balloon Payment Receivables without a Return Option. Balloon Payment Receivables without a Return Option--including those with a deferred first payment--account for approximately $132,325,942.95 of the principal balance of the receivables, calculated as of the Initial Cutoff Date. Balloon Payment Receivables amortize over a series of equal monthly installments, but also provide for a substantially larger final scheduled payment of principal, together with one month's interest. This final payment is known as a balloon payment and is due at the end of the term of the receivable. MMCA sets the balloon payment for a particular model of vehicle at the time the contract is entered into.


     Upon maturity of a Balloon Payment Receivable without a Return Option, the obligor may satisfy the amount it owes by:

     o    paying the actual balloon payment due under the receivable; or

     o subject to various conditions, refinancing the actual balloon payment due under the receivable.

     The actual amount owed by an obligor at the end of the term of a Balloon Payment Receivable may be different than the scheduled balloon payment provided in the contract. If a Balloon Payment Receivable is a Simple Interest Receivable, the actual amount owed by the obligor at the end of the term of the receivable may be different than the scheduled balloon payment provided in the related contract as a result of:

     o early payments by the obligor during the term of the Balloon Payment Receivable which will reduce the amount owed;

     o late payments by the obligor during the term of the Balloon Payment Receivable which will increase the amount owed; and

     o additional fees and charges that may be owed by the obligor, including late charges and any other miscellaneous charges, which will increase the amount owed.

     If a Balloon Payment Receivable is an Actuarial Receivable, the actual amount owed by the obligor at the end of the term of the receivable will be the scheduled balloon payment set forth in the related contract, increased by any additional fees and charges that may be owed by the obligor, including late charges and other miscellaneous charges.

     Obligors may prepay these receivables in full at any time. Prepayments may also result from liquidations due to default, the receipt of insurance proceeds after destruction or theft of the vehicle, and purchases of the receivable by MART or the servicer as a result of uncured breaches of representations and warranties in the sale and servicing agreement. See "--Maturity and Prepayment Considerations."

     If there is a total loss of the vehicle caused by its theft or physical damage, MMCA does not require the obligor with a balloon payment to pay the difference between the amount owed on the receivable as of the date of the total loss and the insurance proceeds, including payment by the obligor of any applicable deductible, received for the vehicle. MMCA will instead reduce the principal amount of the balloon payment by that amount.


     Balloon Payment Receivables with a Return Option. Certain Balloon Payment Receivables have a Return Option. Balloon Payment Receivables with a Return Option--including those with a deferred first payment--account for approximately $241,184,226.73 of the principal balance of the receivables, calculated as of the Initial Cutoff Date. Upon maturity of the balloon payment, in addition to paying or refinancing the balloon payment, the obligor also has the option of satisfying the amount it owes by returning the vehicle to MMCA for a credit against the actual amount due under the receivable. The amount credited will equal the scheduled balloon payment, less charges for excess wear and tear and excess mileage and a disposition fee payable to the servicer. The obligor will be required to pay the excess, if any, of the actual amount due under the receivable over the amount credited by MMCA for the returned vehicle.

     If an obligor under a Balloon Payment Receivable with a Return Option returns the vehicle, it is anticipated that the issuer will not receive the full amount of the balloon payment provided in the contract upon the subsequent sale of the vehicle by MMCA on behalf of the issuer. MMCA sets the balloon payment for a particular model at the time of origination of the related contract by reference to its estimate of the wholesale market value of the model at the end of the contract's term. However, in connection with sales incentive programs for particular models, MMCA may increase the size of the balloon payment to above its estimate of the wholesale market value at the end of the contract's term in order to stimulate sales of particular models by reducing the amount of the monthly payments under the contract. As a result, the balloon payment provided in the contract may be higher than the wholesale market value of the vehicle at the end of term of the contract.

     If the full amount of a balloon payment is not collected upon sale of the returned vehicle, the shortfall will reduce the Available Funds available to pay the Total Required Payment and to make any required transfers from the collection account to the reserve account which may reduce the amount available to pay interest on and principal of the notes. None of MMCA, the servicer, MART or the issuer will have any recourse to the obligor for any shortfall, nor will MMCA, the servicer or MART be obligated to pay any shortfall to the issuer.


DEFAULTED RECEIVABLES

     A receivable, other than a receivable which has been purchased from the issuer by MART or the servicer, will be considered to have defaulted if:

     o    the related vehicle has been repossessed and liquidated;

     o more than 10% of a scheduled payment is 120 or more days past due as of the end of the month in which the payment was due and the servicer has not repossessed the related vehicle; or

     o the servicer has determined, in accordance with its customary standards, policies and procedures, that eventual payment in full, excluding charges for excess wear and tear or excess mileage, of the receivable is unlikely and has either repossessed and liquidated the related vehicle or repossessed and held the related vehicle in its repossession inventory for a period of between 90 days and 180 days after the date on which a scheduled payment was due but not paid.

MATURITY AND PREPAYMENT CONSIDERATIONS


     The weighted average lives of the notes will be influenced by the rate of payment of principal balances of the receivables. This payment may be in the form of scheduled payments or prepayments. Prepayments in full on Actuarial Receivables and Simple Interest Receivables and partial prepayments on Simple Interest Receivables will have the effect of reducing the weighted average lives of the notes. Delinquencies by obligors under Simple Interest Receivables and extensions and payment deferrals on any type of receivable will have the effect of increasing the weighted average life of the notes. "Prepayments" for these purposes includes the following circumstances:


     o Prepayments in full and partial prepayments. The obligors may prepay the receivables in full or in part.

     o Mandatory prepayments. An obligor may be required to prepay a receivable in full because of, among other things, the sale, insured loss or other disposition of the related vehicle or the receivable becoming defaulted.

     o Repurchases of the receivables by MART or the servicer. MART or the servicer may be required to repurchase a receivable from the issuer if breaches of representations and warranties occur that materially and adversely affect the receivable.

     In light of the above considerations, there can be no assurance as to the amount of principal payments that will be made on the notes on each payment date. The amount will depend, in part, on the amount of principal collected on the receivables during the preceding calendar month. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the noteholders.

     Obligors of receivables that allow a deferred first payment, for example, may prepay their contracts in full or in part at any time. Obligors of these receivables may refinance their vehicles with other lenders at more attractive terms, such as lower interest rates, and use the proceeds to prepay in full the receivable transferred to the issuer.

     Prepayments on the receivables can be measured relative to a prepayment standard or model. This prospectus uses the Absolute Prepayment Model--ABS. ABS assumes that a percentage of the receivables in a pool will be repaid each month. It also assumes that all the receivables are the same size and amortize at the same rate. The final assumption is that each receivable will either be paid as scheduled or be prepaid in full in any given month. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the receivables purchased by the issuer.


     Approximately 27.84% of the principal balance of the receivables sold to the issuer on the closing date, calculated as of the initial Cutoff Date, consists of Balloon Payment Receivables. Accordingly, a portion of the principal amount of the notes is expected to be paid from Balloon Payment Receivables. All of the balloon payments are due between October 2002 and September 2007. The average principal balance of those balloon payments is $8,211.44, which is approximately 31.39% of the average principal balance of those receivables.


     In addition, if MMCA or any affiliate of MMCA decides to implement a program that encourages prepayments, prepayments may increase. MMCA currently maintains a program that offers attractive terms to obligors who return their vehicles prior to the scheduled maturity and purchase or lease a new Mitsubishi vehicle. The dealer must agree to purchase the returned vehicle from MMCA for the owner to be eligible for this program. While this program may encourage prepayments, the effect on prepayments of this program and other programs like it cannot be predicted.

     The tables relating to ABS captioned "Projected Class A-1 Note Amortization," "Projected Class A-2 Note Amortization," "Projected Class A-3 Note Amortization," "Projected Class A-4 Note Amortization," "Projected Class B Note Amortization" and "Projected Class C Note Amortization" assume that:

     o the Yield Supplement Amount is deposited into the collection account each month;

     o the Negative Carry Amount is deposited into the collection account each month;

     o the amount deposited into the pre-funding account on the closing date is applied in its entirety to the purchase of contracts transferred to the issuer during the Pre-Funding Period;

     o the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

     o each scheduled monthly payment on the receivables is made on the last day of each month, and each month has 30 days;

     o the payments on the notes and under the interest rate swap are made on each payment date, which is assumed to be the 15th day of each applicable month;

     o the first date on which receivables will be transferred to the issuer is the closing date;

     o the amount on deposit in the reserve account is never less than 1.00% of the Adjusted Pool Balance;

     o the servicer exercises its option to purchase the receivables at its earliest opportunity to do so;

     o MMCA's program to manage end-of-term risks and mitigate returned vehicle losses by offering attractive terms to obligors to prepay their receivables and return their vehicle early, if they purchase a new Mitsubishi Motors vehicle, does not extend to the receivables;


     o the Total Yield Supplement Overcollateralization Amount of the hypothetical pools related to the receivables transferred to the issuer on the closing date, as described below, is adjusted to equal $28,330,908.13, which is the Total Yield Supplement Overcollateralization Amount of the receivables as of the initial Cutoff Date; and

     o the Total Yield Supplement Overcollateralization Amount of the hypothetical pools related to the additional receivables to be transferred to the issuer during the Pre-Funding Period as described below is adjusted to equal $9,585,745.47, which is the Total Yield Supplement Overcollateralization Amount of the additional receivables as of their respective Cutoff Dates.


     In addition, on each payment date during the Reinvestment Period, the issuer intends to use prepayments on Long Deferment Period Receivables received during the prior month to purchase from MART receivables having a total Adjusted Principal Balance equal to the Required Reinvestment Amount for the prior month, to the extent that payment of those prepayments as principal of the notes would cause the principal of the notes to be repaid at a faster rate than would be the case if these Long Deferment Period Receivables prepaid at the anticipated prepayment rate for receivables without a deferred first payment. The Required Reinvestment Amount for any payment date will be determined by comparing:

     o the Adjusted Principal Balance of the Long Deferment Period Receivables at the end of the prior month to the Minimum Adjusted Principal Balance of Long Deferment Period Receivables for that month; and

     o the Adjusted Principal Balance of all of the receivables owned by the issuer on the last day of the prior month to the Minimum Adjusted Principal Balance of Receivables for that month.


     The Minimum Adjusted Principal Balance of Long Deferment Period Receivables has been calculated based on the hypothetical pools provided below assuming the Long Deferment Period Receivables prepay at a rate equal to 1.3 ABS during the period from the closing date though June 16, 2003. The Minimum Adjusted Principal Balance of Receivables has been calculated based on the hypothetical pools provided below assuming that the receivables pool as a whole prepays at a rate equal to 1.3 ABS. The effect of these assumptions is that the issuer will use prepayments on Long Deferment Period Receivables received in any calendar month during the Reinvestment Period to purchase Reinvestment Receivables to the extent that prepayments on Long Deferment Period Receivables in excess of 1.3 ABS during the period from the closing date through June 16, 2003 would cause the notes to prepay at a faster rate than would be the case if all of the receivables prepaid at a rate of 1.3 ABS if those prepayments were paid to noteholders as principal of the notes.

     The Minimum Adjusted Principal Balance of Long Deferment Period Receivables and the Minimum Adjusted Principal Balance of Receivables set forth in tables in the glossary section of this prospectus were calculated based on the portion of the receivables transferred to the issuer on the closing date that are Long Deferment Period Receivables. However, during the Pre-Funding Period, the mix of the different types of receivables which the issuer owns will change because of the acquisition by the issuer of additional Long Deferment Period Receivables with funds on deposit in the pre-funding account. The issuer's acquisition of this type of receivable during the Pre-Funding Period will be subject to the restrictions described under "The Receivables Pool--Selection Criteria--Pre-Funding Period." To account for changes to the mix of receivables during the Pre-Funding Period, the Servicer will be required to recalculate the Minimum Adjusted Principal Balance of Long Deferment Period Receivables and the Minimum Adjusted Principal Balance of Receivables after giving effect to each addition of receivables with funds on deposit in the prefunding account. The Required Reinvestment Amount for each month following the addition of those receivables will be based on the most recently determined Minimum Adjusted Principal Balance of

Long Deferment Period Receivables and the Minimum Adjusted Principal Balance of Receivables. The new tables will be included in the monthly servicing report for the month during which the issuer acquires additional receivables with funds on deposit in the prefunding account.


     However, the issuer's obligation to purchase Reinvestment Receivables on any payment date during the Reinvestment Period will be subject to the availability of receivables satisfying the selection criteria in the sale and servicing agreement. Accordingly, the total Adjusted Principal Balance of Reinvestment Receivables which the issuer will purchase on any payment date during the Reinvestment Period will be the lesser of:

     o the total Adjusted Principal Balance of receivables available for purchase on that payment date that satisfy the selection criteria in the sale and servicing agreement; and

     o    the Required Reinvestment Amount for that payment date.

     If on the business day before any payment date in the Reinvestment Period MART does not have receivables that satisfy the selection criteria in the sale and servicing agreement with a total Adjusted Principal Balance equal to the Required Reinvestment Amount for that payment date, the Excess Reinvestment Amount either will be deposited into the reinvestment account until sufficient receivables are available for purchase or paid to the noteholders as an early payment of principal. The Excess Reinvestment Amount will be held in the reinvestment account only if the amount on deposit in the negative carry account would at least equal the maximum amount specified for that account after giving effect to the deposit of the Excess Reinvestment Amount to the reinvestment account. If there is a shortfall in the funds in the negative carry account, MMCA will have the option, but not the obligation, to deposit funds in the amount of the shortfall into the negative carry account. Although MMCA intends to make these deposits, if MMCA chooses not to do so, the Excess Reinvestment Amount will be paid to the noteholders as an early repayment of principal on the notes.

     The ABS tables indicate the projected weighted average lives of the Class A-1 notes, the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes and the Class C notes and set forth the percent of the initial principal amount of the Class A-1 notes, the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes and the Class C notes that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages. For purposes of creating the ABS tables, the receivables have been aggregated into different hypothetical pools.


     The receivables to be transferred to the issuer on the closing date have been divided into 35 hypothetical pools made up of receivables that have equal scheduled monthly payments that fully amortize those receivables. Pools 5 through 14 and pools 23 through 35 include receivables with no payments due for an initial period and which then amortize over the weighted average number of payments remaining until the maturity of the receivable. These hypothetical pools have the following characteristics:

  LEVEL             TOTAL                            WEIGHTED AVERAGE     WEIGHTED AVERAGE      WEIGHTED AVERAGE
 PAYMENT          PRINCIPAL            WEIGHTED       REMAINING TERM        ORIGINAL TERM      REMAINING DEFERMENT
   POOL            BALANCE           AVERAGE APR        (IN MONTHS)          (IN MONTHS)       PERIOD (IN MONTHS)
---------   ---------------------   -------------   ------------------   ------------------   --------------------
    1       $    1,318,220.76           10.317%             43                   47                     0
    2          142,183,520.85           10.314              62                   63                     0
    3            2,504,168.99            5.092              44                   45                     0
    4          102,009,896.15            5.071              63                   64                     0
    5              375,085.77            8.774              59                   59                     1
    6              134,345.85            6.060              59                   59                     1
    7            1,951,770.34            8.503              59                   59                     2
    8              559,694.45            5.938              59                   59                     2
    9            1,220,423.75            7.730              59                   59                     3
    10             801,118.10            5.848              59                   59                     3
    11              73,854.32            9.070              59                   59                     4
    12              49,879.66            6.213              59                   59                     4
    13             537,441.09            7.568              59                   59                     5
    14           2,539,543.91            4.941              58                   58                     5
    15             227,125.31           12.197              20                   23                     0
    16           1,537,489.26           14.075              34                   36                     0
    17           7,217,942.06           14.625              47                   48                     0
    18         114,180,229.24           13.301              59                   60                     0
    19             110,187.01            1.342              20                   25                     0
    20          33,947,248.24             .166              34                   36                     0
    21           9,788,631.39            2.765              46                   48                     0
    22         149,574,951.09            1.783              59                   60                     0
    23           2,303,572.72           15.516              60                   60                     1
    24           2,183,171.45           13.929              60                   60                     2
    25              26,371.90            2.904              60                   60                     2
    26              66,258.52           13.306              60                   60                     3
    27             310,796.92           12.320              60                   60                     4
    28          45,273,628.43           12.157              60                   60                     5
    29          63,171,293.39           12.204              60                   60                     6
    30          60,797,043.12           12.271              60                   60                     7
    31          33,142,234.60           12.187              60                   60                     8
    32              85,084.55           10.310              60                   60                     9
    33             531,132.41            9.872              60                   60                    10
    34         441,487,636.42            9.950              60                   60                    11
    35           1,944,333.22            6.351              48                   48                    11
            ------------------
            $ 1,224,165,325.24
            ==================

     The receivables to be transferred to the issuer on the closing date also have been divided into hypothetical pools composed of receivables with balloon payments. These hypothetical pools have the following characteristics. Pools 5 through 14 include receivables with no payments due for an initial period and which then amortize over the weighted average number of payments remaining until the maturity of the receivable.




 BALLOON          TOTAL                        WEIGHTED AVERAGE    WEIGHTED AVERAGE     WEIGHTED AVERAGE
 PAYMENT        PRINCIPAL         WEIGHTED      REMAINING TERM       ORIGINAL TERM     REMAINING DEFERMENT
   POOL          BALANCE        AVERAGE APR       (IN MONTHS)         (IN MONTHS)      PERIOD (IN MONTHS)
---------  ------------------  -------------  ------------------  ------------------  --------------------
    1      $   1,103,849.14        10.147%             43                  47                  0
    2         65,402,340.39        10.219              63                  64                  0
    3          2,086,209.54         5.217              43                  45                  0
    4         44,730,400.64         5.110              63                  64                  0
    5            195,365.68         8.734              60                  60                  1
    6             67,572.62         6.016              60                  60                  1
    7            975,438.53         8.401              60                  60                  2
    8            278,877.65         5.926              60                  60                  2
    9            645,611.72         7.684              60                  60                  3
    10           393,040.41         5.834              60                  60                  3
    11            28,327.64         8.710              60                  60                  4
    12            21,955.75         6.201              60                  60                  4
    13           234,951.62         7.519              60                  60                  5
    14         1,087,264.36         4.927              59                  59                  5
           ----------------
           $ 117,251,205.69
           ================



     The ABS tables also assume that the additional receivables to be transferred to the issuer during the Pre-Funding Period occur in two groups. The first group, with an assumed aggregate Adjusted Principal Balance of $218,776,549.09, are assumed to be transferred to the issuer in March 2002. The second group, with an assumed aggregate Adjusted Principal Balance of $218,776,549.09 are assumed to be transferred to the issuer in April 2002.

     The additional receivables included in the first group have been divided into 8 hypothetical pools made up of receivables that have equal scheduled monthly payments that fully amortize those receivables. Pools 3, 4, 7 and 8 include receivables with no payments due for an initial period and which then amortize over the weighted average number of payments remaining until the maturity of the receivable. These hypothetical pools have the following characteristics:



  LEVEL            TOTAL                           WEIGHTED AVERAGE     WEIGHTED AVERAGE     WEIGHTED AVERAGE
 PAYMENT         PRINCIPAL           WEIGHTED       REMAINING TERM        ORIGINAL TERM      DEFERMENT PERIOD
   POOL           BALANCE          AVERAGE APR        (IN MONTHS)          (IN MONTHS)         (IN MONTHS)
---------   -------------------   -------------   ------------------   ------------------   -----------------
  1          $  23,916,956.94         10.314%               62                   63                   0
  2             17,419,010.86          5.072                62                   63                   0
  3                693,095.87          8.190                59                   59                   3
  4                680,763.66          5.308                59                   59                   4
  5             20,527,130.98         13.386                58                   59                   0
  6             32,236,836.29          1.549                54                   55                   0
  7            108,225,308.76         10.689                60                   60                   9
  8                328,450.85          6.305                48                   48                  11
             ----------------
             $ 204,027,554.21
             ================

     The additional receivables included in the first group also have been divided into 4 hypothetical pools made up of receivables with a balloon payment. These hypothetical pools have the following characteristics:


 BALLOON           TOTAL                           WEIGHTED AVERAGE     WEIGHTED AVERAGE     WEIGHTED AVERAGE
 PAYMENT         PRINCIPAL           WEIGHTED       REMAINING TERM        ORIGINAL TERM      DEFERMENT PERIOD
   POOL           BALANCE          AVERAGE APR        (IN MONTHS)          (IN MONTHS)         (IN MONTHS)
---------   -------------------   -------------   ------------------   ------------------   -----------------
    1        $  11,084,364.92         10.218%               63                   64                   0
    2            7,802,768.36          5.115                63                   63                   0
    3              346,615.86          8.114                60                   60                   3
    4              308,118.47          5.325                59                   60                   4
             ----------------
             $  19,541,867.62
             ================


     The additional receivables included in the second group have been divided into 8 hypothetical pools made up of receivables that have equal scheduled monthly payments that fully amortize those receivables. Pools 3, 4, 7 and 8 include receivables with no payments due for an initial period and which then amortize over the weighted average number of payments remaining until the maturity of the receivable. These hypothetical pools have the following characteristics:


  LEVEL            TOTAL                           WEIGHTED AVERAGE     WEIGHTED AVERAGE     WEIGHTED AVERAGE
 PAYMENT         PRINCIPAL           WEIGHTED       REMAINING TERM        ORIGINAL TERM      DEFERMENT PERIOD
   POOL           BALANCE          AVERAGE APR        (IN MONTHS)          (IN MONTHS)         (IN MONTHS)
---------   -------------------   -------------   ------------------   ------------------   -----------------
    1        $  23,916,956.94         10.314%               62                   63                  0
    2           17,419,010.86          5.072                62                   63                  0
    3              693,095.87          8.190                59                   59                  3
    4              680,763.66          5.308                59                   59                  4
    5           20,527,130.98         13.386                58                   59                  0
    6           32,236,836.29          1.549                54                   55                  0
    7          108,225,308.76         10.689                60                   60                  9
    8              328,450.85          6.305                48                   48                 11
             ----------------
             $ 204,027,554.21
             ================


     The additional receivables included in the second group also have been divided into 4 hypothetical pools made up of receivables with a balloon payment. These hypothetical pools have the following characteristics:


 BALLOON           TOTAL                           WEIGHTED AVERAGE     WEIGHTED AVERAGE     WEIGHTED AVERAGE
 PAYMENT         PRINCIPAL           WEIGHTED       REMAINING TERM        ORIGINAL TERM      DEFERMENT PERIOD
   POOL           BALANCE          AVERAGE APR        (IN MONTHS)          (IN MONTHS)         (IN MONTHS)
---------   -------------------   -------------   ------------------   ------------------   -----------------
    1        $  11,084,364.92         10.218%               63                   64                   0
    2            7,802,768.36          5.115                63                   63                   0
    3              346,615.86          8.114                60                   60                   3
    4              308,118.47          5.325                59                   60                   4
             ----------------
             $  19,541,867.62
             ================

     The actual characteristics and performance of the receivables transferred to the issuer will differ from the assumptions used in preparing the ABS tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flow might behave under varying prepayment scenarios. It is very unlikely that the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS tables. Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time, as well as collections of interest and principal of receivables. See "--Selection Criteria."

     THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE AND SHOULD BE READ IN CONJUNCTION WITH THOSE ASSUMPTIONS.

                     PROJECTED CLASS A-1 NOTE AMORTIZATION

                   PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT


                                                    CLASS A-1 NOTE BALANCE (%)
                                     ---------------------------------------------------------
PAYMENT DATE                          .50% ABS   1.00% ABS   1.30% ABS   1.50% ABS   2.00% ABS
------------------------------------ ---------- ----------- ----------- ----------- ----------
March 2002 .........................     100         100         100         100        100
April 2002 .........................      91          86          84          82         78
May 2002 ...........................      80          70          65          61         51
June 2002 ..........................      67          52          43          37         22
July 2002 ..........................      55          34          22          13          0
August 2002 ........................      43          16           0           0          0
September 2002 .....................      30           0           0           0          0
October 2002 .......................      17           0           0           0          0
November 2002 ......................       3           0           0           0          0
December 2002 ......................       0           0           0           0          0
Weighted Average Life to Call (yrs)     0.41        0.31        0.27        0.25       0.21
                                        ====        ====        ====        ====       ====


                     PROJECTED CLASS A-2 NOTE AMORTIZATION

                   PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT


                                                    CLASS A-2 NOTE BALANCE (%)
                                     ---------------------------------------------------------
PAYMENT DATE                          .50% ABS   1.00% ABS   1.30% ABS   1.50% ABS   2.00% ABS
------------------------------------ ---------- ----------- ----------- ----------- ----------
March 2002 .........................     100         100         100         100        100
April 2002 .........................     100         100         100         100        100
May 2002 ...........................     100         100         100         100        100
June 2002 ..........................     100         100         100         100        100
July 2002 ..........................     100         100         100         100         97
August 2002 ........................     100         100         100          97         88
September 2002 .....................     100          99          93          89         78
October 2002 .......................     100          93          85          80         68
November 2002 ......................     100          87          78          72         58
December 2002 ......................      96          80          71          64         48
January 2003 .......................      92          74          63          56         38
February 2003 ......................      87          67          55          48         28
March 2003 .........................      80          59          46          38         17
April 2003 .........................      74          51          38          29          6
May 2003 ...........................      67          43          29          19          0
June 2003 ..........................      61          35          20          10          0
July 2003 ..........................      54          28          12           1          0
August 2003 ........................      48          20           3           0          0
September 2003 .....................      41          12           0           0          0
October 2003 .......................      35           5           0           0          0
November 2003 ......................      29           0           0           0          0
December 2003 ......................      22           0           0           0          0
January 2004 .......................      16           0           0           0          0
February 2004 ......................      10           0           0           0          0
                                         ---         ---         ---         ---        ---
March 2004 .........................       3           0           0           0          0
April 2004 .........................       0           0           0           0          0
Weighted Average Life to Call (yrs)     1.43        1.13        1.00        0.92       0.78
                                        ====        ====        ====        ====       ====

                     PROJECTED CLASS A-3 NOTE AMORTIZATION

                   PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT


                                                    CLASS A-3 NOTE BALANCE (%)
                                     ---------------------------------------------------------
PAYMENT DATE                          .50% ABS   1.00% ABS   1.30% ABS   1.50% ABS   2.00% ABS
------------------------------------ ---------- ----------- ----------- ----------- ----------
March 2002 .........................     100         100         100         100        100
April 2002 .........................     100         100         100         100        100
May 2002 ...........................     100         100         100         100        100
June 2002 ..........................     100         100         100         100        100
July 2002 ..........................     100         100         100         100        100
August 2002 ........................     100         100         100         100        100
September 2002 .....................     100         100         100         100        100
October 2002 .......................     100         100         100         100        100
November 2002 ......................     100         100         100         100        100
December 2002 ......................     100         100         100         100        100
January 2003 .......................     100         100         100         100        100
February 2003 ......................     100         100         100         100        100
March 2003 .........................     100         100         100         100        100
April 2003 .........................     100         100         100         100        100
May 2003 ...........................     100         100         100         100         95
June 2003 ..........................     100         100         100         100         84
July 2003 ..........................     100         100         100         100         73
August 2003 ........................     100         100         100          92         62
September 2003 .....................     100         100          95          82         52
October 2003 .......................     100         100          86          73         42
November 2003 ......................     100          97          78          64         31
December 2003 ......................     100          89          69          56         22
January 2004 .......................     100          82          61          47         12
February 2004 ......................     100          74          53          38          2
March 2004 .........................     100          67          45          30          0
April 2004 .........................      97          59          37          22          0
May 2004 ...........................      90          52          29          14          0
June 2004 ..........................      84          45          21           6          0
July 2004 ..........................      77          38          14           0          0
August 2004 ........................      71          31           6           0          0
September 2004 .....................      64          24           0           0          0
October 2004 .......................      58          17           0           0          0
November 2004 ......................      51          10           0           0          0
December 2004 ......................      45           3           0           0          0
January 2005 .......................      39           0           0           0          0
February 2005 ......................      32           0           0           0          0
March 2005 .........................      26           0           0           0          0
April 2005 .........................      20           0           0           0          0
May 2005 ...........................      14           0           0           0          0
June 2005 ..........................       8           0           0           0          0
July 2005 ..........................       2           0           0           0          0
August 2005 ........................       0           0           0           0          0
Weighted Average Life to Call (yrs)     2.74        2.25        2.00        1.86       1.57
                                        ====        ====        ====        ====       ====

                     PROJECTED CLASS A-4 NOTE AMORTIZATION

                   PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT



                                        CLASS A-4 NOTE BALANCE (%)
                         ---------------------------------------------------------
PAYMENT DATE              .50% ABS   1.00% ABS   1.30% ABS   1.50% ABS   2.00% ABS
------------------------ ---------- ----------- ----------- ----------- ----------
March 2002 .............    100         100         100         100        100
April 2002 .............    100         100         100         100        100
May 2002 ...............    100         100         100         100        100
June 2002 ..............    100         100         100         100        100
July 2002 ..............    100         100         100         100        100
August 2002 ............    100         100         100         100        100
September 2002 .........    100         100         100         100        100
October 2002 ...........    100         100         100         100        100
November 2002 ..........    100         100         100         100        100
December 2002 ..........    100         100         100         100        100
January 2003 ...........    100         100         100         100        100
February 2003 ..........    100         100         100         100        100
March 2003 .............    100         100         100         100        100
April 2003 .............    100         100         100         100        100
May 2003 ...............    100         100         100         100        100
June 2003 ..............    100         100         100         100        100
July 2003 ..............    100         100         100         100        100
August 2003 ............    100         100         100         100        100
September 2003 .........    100         100         100         100        100
October 2003 ...........    100         100         100         100        100
November 2003 ..........    100         100         100         100        100
December 2003 ..........    100         100         100         100        100
January 2004 ...........    100         100         100         100        100
February 2004 ..........    100         100         100         100        100
March 2004 .............    100         100         100         100         95
April 2004 .............    100         100         100         100         89
May 2004 ...............    100         100         100         100         82
June 2004 ..............    100         100         100         100         76
July 2004 ..............    100         100         100          99         70
August 2004 ............    100         100         100          93         64
September 2004 .........    100         100          99          88         59
October 2004 ...........    100         100          94          83         53
November 2004 ..........    100         100          89          78         48
December 2004 ..........    100         100          84          73         43
January 2005 ...........    100          98          80          68         38
February 2005 ..........    100          93          75          63         33
March 2005 .............    100          89          71          59         28
April 2005 .............    100          84          66          54         24
May 2005 ...............    100          80          62          50         19
June 2005 ..............    100          76          58          46         15
July 2005 ..............    100          71          53          41         11
August 2005 ............     97          67          49          38          0
September 2005 .........     93          63          46          34          0
October 2005 ...........     88          59          41          30          0
November 2005 ..........     84          55          38          26          0

                                                    CLASS A-4 NOTE BALANCE (%)
                                     ---------------------------------------------------------
PAYMENT DATE                          .50% ABS   1.00% ABS   1.30% ABS   1.50% ABS   2.00% ABS
------------------------------------ ---------- ----------- ----------- ----------- ----------
December 2005 ......................      80          51         34           23          0
January 2006 .......................      76          47         31           19          0
February 2006 ......................      71          44         27           16          0
March 2006 .........................      67          40         24           13          0
April 2006 .........................      63          37         21            0          0
May 2006 ...........................      59          33         18            0          0
June 2006 ..........................      55          30         15            0          0
July 2006 ..........................      51          27         12            0          0
August 2006 ........................      47          23          0            0          0
September 2006 .....................      43          20          0            0          0
October 2006 .......................      39          17          0            0          0
November 2006 ......................      35          14          0            0          0
December 2006 ......................      31          12          0            0          0
January 2007 .......................      28           0          0            0          0
February 2007 ......................      24           0          0            0          0
March 2007 .........................      21           0          0            0          0
April 2007 .........................      18           0          0            0          0
May 2007 ...........................      15           0          0            0          0
June 2007 ..........................       0           0          0            0          0
                                        ----        ----        ---         ----       ----
Weighted Average Life to Call (yrs)     4.41        3.87        3.5         3.25       2.71
                                        ====        ====        ===         ====       ====



                      PROJECTED CLASS B NOTE AMORTIZATION

                   PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT



                                         CLASS B NOTE BALANCE (%)
                         ---------------------------------------------------------
PAYMENT DATE              .50% ABS   1.00% ABS   1.30% ABS   1.50% ABS   2.00% ABS
------------------------ ---------- ----------- ----------- ----------- ----------
March 2002 .............    100         100         100         100        100
April 2002 .............    100         100         100         100        100
May 2002 ...............    100         100         100         100        100
June 2002 ..............    100         100         100         100        100
July 2002 ..............    100         100         100         100         99
August 2002 ............    100         100         100          99         96
September 2002 .........    100         100          98          97         93
October 2002 ...........    100          98          96          94         90
November 2002 ..........    100          96          93          92         87
December 2002 ..........     99          94          91          89         84
January 2003 ...........     97          92          89          87         81
February 2003 ..........     96          90          87          84         78
March 2003 .............     94          88          84          81         75
April 2003 .............     92          85          81          78         72
May 2003 ...............     90          83          79          76         68
June 2003 ..............     88          81          76          73         65
July 2003 ..............     86          78          73          70         62
August 2003 ............     84          76          71          67         59
September 2003 .........     82          74          68          65         56
October 2003 ...........     80          71          66          62         53
November 2003 ..........     79          69          63          60         50
December 2003 ..........     77          67          61          57         47

                                                     CLASS B NOTE BALANCE (%)
                                     ---------------------------------------------------------
PAYMENT DATE                          .50% ABS   1.00% ABS   1.30% ABS   1.50% ABS   2.00% ABS
------------------------------------ ---------- ----------- ----------- ----------- ----------
January 2004 .......................      75          65          59          55         44
February 2004 ......................      73          62          56          52         42
March 2004 .........................      71          60          54          50         39
April 2004 .........................      69          58          52          47         36
May 2004 ...........................      67          56          49          45         34
June 2004 ..........................      65          54          47          43         31
July 2004 ..........................      63          52          45          40         29
August 2004 ........................      61          50          43          38         26
September 2004 .....................      60          48          41          36         24
October 2004 .......................      58          46          39          34         22
November 2004 ......................      56          44          37          32         20
December 2004 ......................      54          42          35          30         18
January 2005 .......................      52          40          33          28         15
February 2005 ......................      50          38          31          26         14
March 2005 .........................      49          36          29          24         12
April 2005 .........................      47          35          27          22         10
May 2005 ...........................      45          33          25          20          8
June 2005 ..........................      43          31          24          19          6
July 2005 ..........................      42          29          22          17          5
August 2005 ........................      40          28          20          15          0
September 2005 .....................      38          26          19          14          0
October 2005 .......................      36          24          17          12          0
November 2005 ......................      34          23          15          11          0
December 2005 ......................      33          21          14           9          0
January 2006 .......................      31          19          13           8          0
February 2006 ......................      29          18          11           7          0
March 2006 .........................      28          16          10           5          0
April 2006 .........................      26          15           9           0          0
May 2006 ...........................      24          14           7           0          0
June 2006 ..........................      23          12           6           0          0
July 2006 ..........................      21          11           5           0          0
August 2006 ........................      19          10           0           0          0
September 2006 .....................      18           8           0           0          0
October 2006 .......................      16           7           0           0          0
November 2006 ......................      14           6           0           0          0
December 2006 ......................      13           5           0           0          0
January 2007 .......................      11           0           0           0          0
February 2007 ......................      10           0           0           0          0
March 2007 .........................       9           0           0           0          0
April 2007 .........................       7           0           0           0          0
May 2007 ...........................       6           0           0           0          0
June 2007 ..........................       0           0           0           0          0
                                        ----        ----        ----        ----        ---
Weighted Average Life to Call (yrs)     3.03        2.57        2.31        2.15        1.8
                                        ====        ====        ====        ====        ===

                      PROJECTED CLASS C NOTE AMORTIZATION

                   PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT


                                         CLASS C NOTE BALANCE (%)
                         ---------------------------------------------------------
PAYMENT DATE              .50% ABS   1.00% ABS   1.30% ABS   1.50% ABS   2.00% ABS
------------------------ ---------- ----------- ----------- ----------- ----------
March 2002 .............    100         100         100         100        100
April 2002 .............    100         100         100         100        100
May 2002 ...............    100         100         100         100        100
June 2002 ..............    100         100         100         100        100
July 2002 ..............    100         100         100         100         99
August 2002 ............    100         100         100          99         96
September 2002 .........    100         100          98          97         93
October 2002 ...........    100          98          96          94         90
November 2002 ..........    100          96          93          92         87
December 2002 ..........     99          94          91          89         84
January 2003 ...........     97          92          89          87         81
February 2003 ..........     96          90          87          84         78
March 2003 .............     94          88          84          81         75
April 2003 .............     92          85          81          78         72
May 2003 ...............     90          83          79          76         68
June 2003 ..............     88          81          76          73         65
July 2003 ..............     86          78          73          70         62
August 2003 ............     84          76          71          67         59
September 2003 .........     82          74          68          65         56
October 2003 ...........     80          71          66          62         53
November 2003 ..........     79          69          63          60         50
December 2003 ..........     77          67          61          57         47
January 2004 ...........     75          65          59          55         44
February 2004 ..........     73          62          56          52         42
March 2004 .............     71          60          54          50         39
April 2004 .............     69          58          52          47         36
May 2004 ...............     67          56          49          45         34
June 2004 ..............     65          54          47          43         31
July 2004 ..............     63          52          45          40         29
August 2004 ............     61          50          43          38         26
September 2004 .........     60          48          41          36         24
October 2004 ...........     58          46          39          34         22
November 2004 ..........     56          44          37          32         20
December 2004 ..........     54          42          35          30         18
January 2005 ...........     52          40          33          28         15
February 2005 ..........     50          38          31          26         14
March 2005 .............     49          36          29          24         12
April 2005 .............     47          35          27          22         10
May 2005 ...............     45          33          25          20          8
June 2005 ..............     43          31          24          19          6
July 2005 ..............     42          29          22          17          5
August 2005 ............     40          28          20          15          0
September 2005 .........     38          26          19          14          0
October 2005 ...........     36          24          17          12          0
November 2005 ..........     34          23          15          11          0

                                                     CLASS C NOTE BALANCE (%)
                                     ---------------------------------------------------------
PAYMENT DATE                          .50% ABS   1.00% ABS   1.30% ABS   1.50% ABS   2.00% ABS
------------------------------------ ---------- ----------- ----------- ----------- ----------
December 2005 ......................      33          21          14           9          0
January 2006 .......................      31          19          13           8          0
February 2006 ......................      29          18          11           7          0
March 2006 .........................      28          16          10           5          0
April 2006 .........................      26          15           9           0          0
May 2006 ...........................      24          14           7           0          0
June 2006 ..........................      23          12           6           0          0
July 2006 ..........................      21          11           5           0          0
August 2006 ........................      19          10           0           0          0
September 2006 .....................      18           8           0           0          0
October 2006 .......................      16           7           0           0          0
November 2006 ......................      14           6           0           0          0
December 15 2006 ...................      13           5           0           0          0
January 2007 .......................      11           0           0           0          0
February 2007 ......................      10           0           0           0          0
March 2007 .........................       9           0           0           0          0
April 2007 .........................       7           0           0           0          0
May 2007 ...........................       6           0           0           0          0
June 2007 ..........................       0           0           0           0          0
                                        ----        ----        ----        ----        ---
Weighted Average Life to Call (yrs)     3.03        2.57        2.31        2.15        1.8
                                        ====        ====        ====        ====        ===

            HOW NOTEHOLDERS CAN COMPUTE THEIR PORTION OF THE AMOUNT
                            OUTSTANDING ON THE NOTES

     The servicer's monthly report will give the noteholders a factor that can be used to compute the portion of the principal amount outstanding on the notes.

     How the Servicer Computes the Factor For Each Class of Notes. The servicer will compute a separate factor for each class of notes before each distribution for that class. This factor will be a seven-digit decimal which the servicer will compute before each distribution for that class of notes indicating the remaining outstanding principal amount of that class of notes, as of the applicable payment date. The servicer will compute the factor after giving effect to payments to be made on that payment date, as a fraction of the initial outstanding principal amount of that class of notes.

     How to Calculate Your Portion of the Outstanding Amount of the Notes. For each note, the portion outstanding is the product of:

     o    the original denomination of the note; and

     o the factor relating to that class of notes computed by the servicer in the manner described above.

     The Factors Described Above Will Decline as the Issuer Makes Payments on the Notes. Each of the factors described above will initially be 1.0000000. They will decline as the principal amount of the applicable class of notes is reduced by scheduled payments, prepayments, liquidations of the receivables, prepayments arising from the application of funds in the reinvestment account and prepayments arising from the application of funds in the pre-funding account. The purchase of additional receivables by the issuer during the Pre-Funding Period and during the Reinvestment Period will not change any of these factors.


                                USE OF PROCEEDS

     The net proceeds from the sale of the notes will be applied:

     o    to the purchase of the receivables;

     o    to make the required deposit into the pre-funding account;

     o    to make the required deposit into the negative carry account;

     o    to make the required deposit into the payahead account;

     o    to make the required deposit into the yield supplement account; and

     o    to make the required deposit into the reserve account.


                          MMCA AUTO RECEIVABLES TRUST

     MART was established as a business trust in the State of Delaware on May 19, 1999. MMCA is the sole beneficial owner of MART. MART was established for limited purposes, which include purchasing receivables from MMCA, transferring the receivables to third parties and any activities related to those purposes. MART's principal executive offices are located at 6363 Katella Avenue, Cypress, California 90630-5205. MART's telephone number is (714) 236-1614.

     In structuring these transactions MART has taken steps intended to ensure that the voluntary or involuntary application for relief by MMCA under the United States Bankruptcy Code or similar state laws will not cause the assets and liabilities of MART to be consolidated with those of MMCA. These steps include the maintenance of MART as a separate, limited-purpose entity. The trust agreement by which MART was formed and which governs MART's activities restricts the nature of MART's business and MART's ability to commence a voluntary case or proceeding under any insolvency law without the unanimous vote of all of its managers. However, there can be no assurance that the activities of MART would not result in a court concluding that its assets and liabilities should be consolidated with those of MMCA in an insolvency proceeding.

     MART's counsel has advised that it would not be a proper exercise by a court of its equitable discretion to disregard the separate existence of MART and consolidate its assets and liabilities with the assets and liabilities of MMCA if MMCA filed for bankruptcy protection. MART's counsel has assumed that MART will follow various procedures in the conduct of its affairs, including maintaining records and books of account separate from those of MMCA, refraining from commingling its assets with those of MMCA and refraining from holding itself out as having agreed to pay, or being liable for, the debts of MMCA. MART intends to follow and has represented to that counsel that it will follow these and other procedures related to maintaining its separate legal identity. However, if MART does not follow those procedures, a court could conclude that the assets and liabilities of MART should be consolidated with those of MMCA. If a court were to reach that conclusion, or if a filing were made under any insolvency law by or against MART, or if an attempt were made to litigate any of the preceding issues, delays in payments on the notes or reductions in the amounts of the payments could result.


                                  THE SERVICER

     MMCA is a Delaware corporation which primarily provides retail and wholesale financing, retail leasing and other financial services to authorized dealers of Mitsubishi Motors vehicles and their customers in the United States. MMCA was incorporated in August 1990 and commenced operations in March 1991.

     MMCA is a wholly-owned subsidiary of MMSA, a California corporation which is engaged in the wholesale distribution of vehicles throughout the United States manufactured by Mitsubishi Motors and its affiliates. MMSA is a subsidiary of Mitsubishi Motors, a Japanese corporation that is a worldwide manufacturer and distributor of motor vehicles and light-duty trucks. Mitsubishi Motors owns 100% of the stock of MMSA.

     MMCA's national headquarters is located at 6363 Katella Avenue, Cypress, California 90630-5205. Its telephone number is (714) 236-1500.

                               TERMS OF THE NOTES

PRINCIPAL AMOUNT AND INTEREST RATES

     The issuer will issue $1,636,900,000 total principal amount of asset-backed notes under an indenture to be dated as of March 1, 2002, between the issuer and Bank of Tokyo-Mitsubishi Trust Company, in its capacity as indenture trustee.

     The notes will be issued in six classes:

     o    $151,000,000 total principal amount of   % Class A-1 notes;

     o    $384,000,000 total principal amount of   % Class A-2 notes;

     o    $369,000,000 total principal amount of   % Class A-3 notes;

     o    $522,800,000 total principal amount of floating rate Class A-4 notes;

     o    $144,500,000 total principal amount of   % Class B notes; and

     o    $ 65,600,000 total principal amount of   % Class C notes.


     Fixed Rate and Floating Rate Securities. The Class A-1 notes, the Class A-2 notes, the Class A-3 notes, the Class B notes and the Class C notes are fixed rate securities bearing a fixed interest rate as specified above. The Class A-4 notes are floating rate securities and will bear interest for each interest period at a rate determined by reference to one-month LIBOR as specified below. See "--Interest Payments."

     A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary is qualified in its entirety by reference to the notes, the indenture, the trust agreement and the sale and servicing agreement, copies of which will be filed with the Securities and Exchange Commission after the date of issue of the notes and the certificates.

INTEREST PAYMENTS

     The notes will bear interest at the following annual rates:

     o    the Class A-1 notes:   %;

     o    the Class A-2 notes:   %;

     o    the Class A-3 notes:   %;

     o    the Class A-4 notes: one-month LIBOR plus   %;

     o    the Class B notes:   %; and

     o    the Class C notes:   %.

     Interest on the outstanding principal amount of each class of notes will accrue at the applicable interest rate and will be payable to the applicable noteholders on the 15th day of each month. If the 15th day of a month is not a business day, the payment will be made on the next following business day. The first payment will be made on April 15, 2002. Payments will be made to noteholders as of each record date. The record date will be the business day preceding each payment date. However, if notes are issued in fully registered, certificated form, the record date will become the 15th day of the preceding month, or if that day is not a business day, the preceding business day.

     Calculation of Interest. Interest will accrue during each interest period and will be calculated on the Class A-1 notes and the Class A-4 notes on the basis of the actual number of days elapsed and a 360-day year and will be calculated on the Class A-2 notes, the Class A-3 notes, the Class B notes and the Class C notes on the basis of a 360-day year of twelve 30-day months. Interest accrued as of any payment date but not paid on that payment date will be due on the next payment date, together with interest on that amount at the applicable interest rate, to the extent lawful.

     The calculation agent will calculate the interest rates on the Class A-4 notes. All determinations of interest by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Class A-4 notes. All percentages resulting from any calculation of the rate of interest will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.


     Interest Periods. Interest payable on the Class A-1 notes and the Class A-4 notes on each payment date will accrue from the preceding payment date through the day preceding the current payment date. Interest payable on the Class A-2 notes, the Class A-3 notes, the Class B notes and the Class C notes on each payment date will accrue from the 15th of the month preceding the payment date through the 14th of the month in which the payment date occurs. For the first payment date, interest on all classes of notes will accrue from the closing date through April 14, 2002.


     Priority of Interest Payments. Funds to make interest payments on the notes will come from the Available Funds remaining after the payment of the servicing fee for the related month plus any portion of the servicing fee that remains unpaid from prior months plus net swap payments. If the Total Available Funds remaining are insufficient, the interest will be paid from amounts on deposit in the reserve account.

     Interest payments on all of the Class A notes will have the same priority of payment and will be paid to each class of Class A notes without priority or preference of any kind among classes based upon the total amount of interest due on each class of Class A notes. Interest on the Class B notes and the Class C notes is subordinate to interest on the Class A notes. No interest will be paid on the Class B notes or the Class C notes on any payment date until interest on the Class A notes has been paid in full. If the amount available for interest payments is less than the amount of interest payable on the Class A notes on any payment date, each class of Class A notes will receive its ratable share of the total amount available to pay interest on the Class A notes and no interest will be paid on the Class B notes or on the Class C notes. Interest on the Class C notes is subordinate to interest on the Class A notes and interest on the Class B notes. No interest will be paid on the Class C notes on any payment date until interest on the Class A notes and the Class B notes has been paid in full.

     If a default under the indenture occurs, interest payments on the Class B notes and the Class C notes also will be subordinated to amounts due to the indenture trustee as compensation or indemnity payments and to the payment of principal of the Class A notes. No distributions will be made on the certificates on any payment date until the amounts due to the servicer, the interest and principal payable on the notes on that payment date, and any net swap payments and swap termination payments payable to the swap counterparty on that payment date are paid in full.

     Events of Default under the Indenture. An event of default under the indenture will occur if the full amount of interest due on all classes of notes is not paid within five days after the payment date on which the interest is due.

INTEREST RATE SWAP

     On the closing date, the issuer will enter into an interest rate swap as to the Class A-4 notes with Morgan Stanley Capital Services Inc., as swap counterparty, to hedge the floating interest rates on the Class A-4 notes. The interest rate swap will remain in effect so long as any portion of the Class A-4 notes remains outstanding. The interest rate swap will have an initial notional amount equal to the total principal balance of the Class A-4 notes on the closing date. The notional amount on the interest rate swap will decrease by the amount of any principal payments on the Class A-4 notes.

DESCRIPTION OF SWAP COUNTERPARTY

     Morgan Stanley Capital Services Inc. is a wholly owned, unregulated subsidiary of Morgan Stanley Dean Witter & Co., incorporated in Delaware in 1985. Morgan Stanley Capital Services Inc. conducts over-the-counter derivatives business, including interest rate swaps, currency swaps and interest rate options with institutional clients.


     The obligations of Morgan Stanley Capital Services Inc. under the swap agreement are guaranteed by Morgan Stanley Dean Witter & Co., which has a long-term rating of "Aa3" from Moody's, a long-term rating of "AA-" from Standard & Poor's and a long-term rating of "AA" from Fitch Ratings.


     MMCA and MART have agreed to indemnify the swap counterparty against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the swap counterparty is required to make.

TERMS OF THE INTEREST RATE SWAP

     Under the interest rate swap, the issuer will be obligated to pay to the
swap counterparty a rate of   % on a notional amount equal to the total
outstanding balance of the Class A-4 notes. The swap counterparty will be obligated to pay to the issuer the amount of interest accrued during the preceding interest period at an interest rate equal to the interest rate of the Class A-4 notes on a notional amount equal to the total outstanding balance of the Class A-4 notes.

     Payments on the interest rate swap will be exchanged on a net basis. The net amount owed by the issuer to the swap counterparty on a payment date, if any, is a net swap payment, and the net amount owed by the swap counterparty to the issuer, if any, is a net swap receipt, in each case excluding any swap termination payments.

     The obligations of the issuer under the interest rate swap are secured under the indenture. The obligations of the swap counterparty under the interest rate swap are unsecured unless the swap counterparty posts collateral under the limited circumstances explained below.

     Upon the occurrence of any event of default specified in the interest rate swap, the non-defaulting party may elect to terminate the interest rate swap. These events of default include:

     o    failure to make payments due under the interest rate swap;

     o    expiration or termination of any credit support;

     o the swap counterparty, or a provider of credit support for the swap counterparty, disaffirms, disclaims, repudiates, rejects or challenges the credit support;

     o    the occurrence of certain bankruptcy and insolvency events; and

     o the failure to assume or extend any obligation or performance under the interest rate swap and any credit support, upon the consolidation, amalgamation or merger of either party, or a provider of credit support for that party.

     The interest rate swap may also be terminated upon the occurrence of a termination event other than an event of default. These termination events include:

     o illegality of the transactions contemplated by the interest rate swap agreement;

     o an acceleration of the notes resulting from a payment default under the indenture;

     o a sale or liquidation of all property of the issuer following a default under the indenture;

     o an amendment to the sale and servicing agreement or to the indenture that affects the interest rate swap without the prior consent of the swap counterparty, which consent will not be unreasonably withheld;

     o failure of the swap counterparty, within 30 days of the date the swap counterparty's credit rating ceases to be rated at the level required by Moody's, Standard & Poor's and Fitch Ratings, to maintain the then-current ratings on the Class A notes or, within 30 days of the date the swap counterparty's credit support is no longer deemed adequate by Moody's, Standard & Poor's and Fitch Ratings, to support such ratings on the Class A notes by:

          --   posting collateral;

          -- assigning its rights and obligations under the interest rate swap agreement to an eligible substitute swap counterparty acceptable to the issuer; or

          -- making other arrangements necessary, in each case, to maintain the ratings of the Class A notes.

     In the event the interest rate swap is terminated due to an event of default or a termination event, a termination payment may be due to the swap counterparty by the issuer out of total available funds pari passu and pro rata with payments of interest on the Class A notes, or to the issuer by the swap counterparty. The amount of any such termination payment may be based on the actual cost or market quotations of the cost of entering into a similar swap transaction or such other method as may be required under the interest rate swap, in each case in accordance with the procedures set forth in the interest rate swap agreement. Any such termination payment could, if market rates or other conditions have changed materially, be substantial.

     For further discussion of termination payments under the interest rate swap, see "Risk Factors--Risks Associated with the Interest Rate Swap."

     Priority of Interest Payments. The issuer will generally derive the interest payments it makes on the notes on any distribution date from the funds deposited into the collection account with respect to the preceding payment period. This will include funds, if any, deposited into the collection account from net swap receipts, if any, the reserve account, the negative carry account and the payahead account, remaining after the payment of:

     o    the servicing fee;

     o    net swap payments payable to the swap counterparty, if any; and

     o in the case of the Class B notes, interest on the Class A notes and any swap termination payments and, in the case of the Class C notes, interest on the Class A notes and the Class B notes and any swap termination payments.

     Allocation of Funds by the Issuer. The issuer will allocate funds between interest payments on the Class A notes if it does not have enough funds available to pay all such amounts. In that event, the amount allocable to the Class A noteholders for the payment of interest will be based on the aggregate principal balance of the Class A notes and the amount allocable to the swap counterparty will be based on any swap termination payments due. The amount available for interest payments on the Class A notes could be less than the amount of interest payable on the Class A notes on any payment date. The Class A noteholders will each receive their ratable share of the aggregate amount available to be distributed in respect of interest on the Class A notes. Each such class' ratable share of the amount available to pay interest will be based on the amount of interest due on such class relative to the total amount of interest due to the Class A noteholders.


     Subordination of the Class B Notes and the Class C Notes. Interest payments on the notes are subordinated to the servicing fee due to the servicer and net swap payments and swap termination payments. Additionally, interest payments on the Class B notes are subordinated to interest payments on the Class A notes. Interest payments on the Class C notes are subordinated to interest payments on the Class A notes and the Class B notes. Following an event of default and acceleration of the notes, no interest payments will be paid to the Class B notes or the Class C notes until principal payments are made on the Class A notes. If the amount available for interest payments on the Class B notes is less than the amount of interest payable on the Class B notes on any payment date, each of the holders of the Class B notes will receive their ratable share. If the amount available for interest payments on the Class C notes is less than the amount of interest payable on the Class C notes on any payment date, each of the holders of the Class C notes will receive their ratable share.

PRINCIPAL PAYMENTS


     On each payment date, principal payments will be made to the noteholders in an amount equal to the Principal Distribution Amount for that payment date, with several limitations. Certificateholders will not be entitled to receive payments of principal until all classes of notes have been paid in full. See "--Indenture Cash Flows" and "--The Reserve Account."

     For so long as the Class A-1 notes are outstanding, the entire Principal Distribution Amount for any payment date will be paid to the Class A-1 notes, until the Class A-1 notes are paid in full. After the Class A-1 notes have been paid in full, the Principal Distribution Amount for any payment date will be divided between the remaining classes of the Class A notes, the Class B notes and the Class C notes. After the Class A-1 notes are paid in full, the remaining Class A notes will be paid the Class A Percentage of the Principal Distribution Amount and, after that payment has been made, the Class B notes will be paid the Class B Percentage of the Principal Distribution Amount and, after that payment has been made, the Class C notes will be paid the Class C Percentage of the Principal Distribution Amount. If there are insufficient funds on any payment date to pay the full amount of the Principal Distribution Amount, an amount equal to the Class A Percentage of the Principal Distribution Amount will be paid to the applicable classes of Class A notes before any principal is paid to the Class B notes or to the Class C notes. If there are insufficient funds to pay the Class B notes an amount equal to the Class B Percentage of the Principal Distribution Amount, no payment will be made to the Class C notes.

     The Class A-2 notes, the Class A-3 notes and the Class A-4 notes feature sequential payment of principal. No principal will be paid on the Class A-3 notes until the Class A-2 notes have been paid in full and no principal will be paid on the Class A-4 notes until the Class A-3 notes have been paid in full.

     On each payment date, the Principal Distribution Amount will be paid:

     o to the holders of the Class A-1 notes, until the Class A-1 notes have been paid in full;

     o after the Class A-1 notes have been paid in full, the Class A Percentage of the Principal Distribution Amount remaining after any payments to the Class A-1 notes on that payment date will be paid to the Class A-2 notes, until the Class A-2 notes have been paid in full;

     o after the Class A-2 notes have been paid in full, the Class A Percentage of the Principal Distribution Amount remaining after any payments to the Class A-2 Notes on that payment date will be paid to the Class A-3 notes, until the Class A-3 notes have been paid in full;

     o after the Class A-3 notes have been paid in full, the Class A Percentage of the Principal Distribution Amount remaining after any payments to the Class A-3 Notes on that payment date will be paid to the Class A-4 notes, until the Class A-4 notes have been paid in full;

     o after the Class A-1 notes have been paid in full, the Class B Percentage of the Principal Distribution Amount remaining after any payments to the Class A-1 notes on that payment date will be paid to the Class B notes, until the Class B notes have been paid in full; and

     o after the Class A-1 notes have been paid in full, the Class C Percentage of the Principal Distribution Amount remaining after any payments to the Class A-1 notes on that payment date will be paid to the Class C notes, until the Class C notes have been paid in full.


     However, following the payment in full of the Class A-1 notes, if the amount on deposit in the reserve account on any payment date is less than 1.00% of the excess of the aggregate principal balance of the receivables on the related Cutoff Date over the Total Yield Supplement Overcollateralization Amount of the receivables on the related Cutoff Date, then no principal will be paid on the Class B notes or the Class C notes until all of the class A notes have been paid in full, and no principal will be paid to the Class C notes until the Class B notes have been paid in full even if the amount on deposit in the reserve account subsequently increases to more than that amount.

     Events of Default under the Indenture. Payments on the notes may be accelerated upon an event of default under the indenture. Events of default under the indenture include the failure to pay the full amount of any installment of principal on any note when due and payable, including the failure to pay the principal of a note on its stated maturity date. If this occurs, the order of priority for principal payments on the notes will change. Amounts available to pay principal of the Class A notes will be paid first to the holders of the Class A-1 notes until the Class A-1 notes have been paid in full and then to the holders of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes in proportion to the outstanding principal balance of those classes until all of those classes have been paid in full. See "--Indenture Cash Flows--Monthly Withdrawals from the Note Payment Account On and After an Acceleration of the Maturity Dates of the Notes."


     Following an event of default, principal of the Class A notes will be paid only after the payment of the following:

     o amounts due to the indenture trustee as compensation or indemnity payments;

     o    amounts due to the servicer;

     o    net swap payments payable to the swap counterparty; and

     o interest due on the Class A notes and any swap termination payments payable to the swap counterparty, pro rata and pari passu.

     Following an event of default, principal of the Class B notes will be paid only after payment of the following:

     o amounts due to the indenture trustee as compensation or indemnity payments;

     o    amounts due to the servicer;

     o    net swap payments payable to the swap counterparty;

     o interest due on the Class A notes and any swap termination payments payable to the swap counterparty, pro rata;

     o    principal in full of all of the Class A notes; and

     o    interest due on the Class B notes.

     Following an event of default, principal of the Class C notes will be paid only after payment of the following:

     o amounts due to the indenture trustee as compensation or indemnity payments;

     o    amounts due to the servicer;

     o    net swap payments payable to the swap counterparty;

     o interest due on the Class A notes and any swap termination payments payable to the swap counterparty, pro rata;

     o    principal in full of all of the Class A notes;

     o    interest due on the Class B notes;


     o    principal in full of the Class B notes; and

     o    interest due on the Class C notes.


     The noteholders will be paid in full before any distributions may be made on the certificates.

     Stated Maturity Dates. Any outstanding principal balance of each class of notes will be payable in full on the stated maturity date in the months specified below:


     o    for the Class A-1 notes, March 17, 2003;

     o    for the Class A-2 notes, January 17, 2005;

     o    for the Class A-3 notes, May 15, 2006;

     o    for the Class A-4 notes, January 15, 2010;

     o    for the Class B notes, January 15, 2010; and

     o    for the Class C notes, January 15, 2010.


     The actual date on which the total outstanding principal amount of any class of notes is paid may be earlier or later than these dates due to a variety of factors, including those described under "Risk Factors--You May Be Required to Reinvest Your Principal in the Notes at a Lower Rate of Return Because of Prepayments on the Notes" and "The Receivables Pool--Maturity and Prepayment Considerations."


MANDATORY PREPAYMENT

     On the payment date on or immediately following the last day of the Pre-Funding Period, any funds remaining in the pre-funding account, after giving effect to the purchase of all receivables purchased during the Pre-Funding Period, exclusive of any net earnings from the investment of funds on deposit in the pre-funding account, will be applied to pay principal of the notes then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the Principal Distribution Amount. Although the pre-funding account will be funded in an amount that MART anticipates will allow the issuer to acquire receivables during the Pre-Funding Period having an Adjusted Principal Balance approximately equal to the amount on deposit in the pre-funding account, it is unlikely that the Adjusted Principal Balance of those receivables will exactly equal the amount on deposit in the pre-funding account, and it is likely that at least a nominal amount of principal will be prepaid to the noteholders at the end of the Pre-Funding Period.

     Additionally, on the payment date on or immediately following the last day of the Reinvestment Period, any funds remaining in the reinvestment account, exclusive of any net earnings from the investment of funds on deposit in the reinvestment account, will be applied to pay principal of the notes then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the Principal Distribution Amount.

OPTIONAL REDEMPTION

     All of the outstanding notes and certificates will be redeemed on any payment date on which the servicer exercises its option to purchase the receivables. The servicer may purchase the receivables on any payment date on which the principal balance of the receivables at the end of the preceding calendar month is 10% or less of the Initial Pool Balance. The redemption price will be equal to the unpaid principal amount of the notes plus accrued and unpaid interest on the notes, together with the unpaid principal amount of the certificates.

THE INDENTURE TRUSTEE


     Bank of Tokyo-Mitsubishi Trust Company, a New York banking corporation, will be the indenture trustee. The indenture trustee's corporate trust office is located at 1251 Avenue of the Americas, New York, New York 10020-1104. MART, the servicer, and their respective affiliates may, in the ordinary course of their business, have other banking relationships with the indenture trustee and commercial and investment banking relationships with its affiliates. The indenture trustee is an affiliate of Tokyo-Mitsubishi International plc, an underwriter of the Class A notes. See "Underwriting." Neither MART, the servicer nor any of their respective affiliates is an affiliate of Bank of Tokyo-Mitsubishi Trust Company.


THE ISSUER'S BANK ACCOUNTS


     The Reserve Account. On the closing date, MART will make an initial deposit to the reserve account of cash or investments permitted by the sale and servicing agreement having a value of $13,130,856.23. That amount is equal to 1.00% of the Adjusted Principal Balance of the receivables as of the initial Cutoff Date. On each date during the Pre-Funding Period on which the issuer acquires additional receivables from MART with funds on deposit in the pre-funding account, MART will deposit to the reserve account an amount equal to 1.00% of the Adjusted Principal Balance of those additional receivables as of the related Cutoff Date. It will be a condition to the purchase by the issuer of additional receivables with funds on deposit in the pre-funding account from MART that MART makes this deposit to the reserve account.


     On or before each payment date, the indenture trustee will make the following payments and deposits from funds in the reserve account:

     o to the servicer, an amount equal to any shortfall between the total amount of reimbursement of advances that are due and payable to the servicer on that payment date and the total amount of the collections on the receivables that are paid to the servicer on that payment date as reimbursement for those advances; and

     o to the collection account, an amount equal to any shortfall between the Total Required Payment for that payment date and the Available Funds allocable to pay the Total Required Payment.

     The reserve account will be funded on each payment date with the Available Funds remaining after payment of interest and principal of the notes and net swap payments and any swap termination payments payable to the swap counterparty on that payment date, in an amount equal to the excess, if any, of the Specified Reserve Balance for that payment date over the amount on deposit in the reserve account.

     If the amount on deposit in the reserve account on any date exceeds the required balance of the reserve account, after giving effect to withdrawals made on that payment date, the excess will be withdrawn and paid to MART. The noteholders will not have any rights in, or claims to, any of those amounts paid to MART.

     Amounts in the reserve account are intended to enhance the likelihood of receipt by noteholders of amounts due them and to decrease the likelihood that the noteholders will experience losses. If the amount withdrawn from the reserve account on any payment date to reimburse the servicer for advances and to cover shortfalls in Available Funds exceeds the amount on deposit in the reserve account, a shortfall in the amounts distributed to the noteholders could result. In addition, depletion of the reserve account ultimately could result in losses to noteholders, as noteholders will have no recourse to the assets of MART as a source of payment. Losses on the receivables or other shortfalls in the amounts to be distributed to the noteholders will, after depletion of the reserve account, be allocated first to the certificates, then to the Class C notes, then to the Class B notes, and then to the Class A notes.

     MART may request each of Moody's, Standard & Poor's and Fitch Ratings to approve a reduction in the Specified Reserve Balance or a change in the manner in which the reserve account is funded. If each of Moody's, Standard & Poor's and Fitch Ratings confirms that the requested action will not result in the qualification, reduction or withdrawal of its then-current rating of any class of notes, then the required balance of the account will be reduced and the indenture will be amended without the consent of any noteholders to reflect the change in the required balances of the accounts. A reduction in the Specified Reserve Balance will also require the delivery of several tax opinions to the effect that, among other things, the reduction will not adversely affect the characterization of the notes for federal income tax purposes.

     The Yield Supplement Agreement and Yield Supplement Account. Simultaneously with the sale and assignment of the receivables by MMCA to MART, MMCA and MART will enter into the yield supplement agreement. The yield supplement agreement will obligate MMCA to pay any Yield Supplement Amount to the issuer on the business day before each payment date. The issuer will apply those funds to make required payments under the indenture, including payments on the notes.

     Payments of the Yield Supplement Amount due under the yield supplement agreement will be secured by funds on deposit in the yield supplement account. The yield supplement account will be needed because the first payment on receivables with a deferred first payment will not be due from the related obligors until after their respective deferral periods. Until the first payment on these receivables is received from the related obligors, these receivables will not generate any collections which the issuer can apply to make required payments under the indenture, including payments on the notes. The Yield Supplement Amount for any payment date has been calculated to cover the shortfall in collections due to the inclusion of receivables with a deferred first payment in the receivables owned by the issuer. MART will make a deposit to the yield supplement account on the closing date in the amount specified in the sale and servicing agreement. On each date during the Pre-Funding Period on which additional receivables with a deferred first payment are transferred to the issuer, MART will make an additional deposit to the yield supplement account in an amount calculated to cover those shortfalls, unless the yield supplement account has been replaced by an acceptable letter of credit on or before that date.

     If MMCA either obtains a letter of credit securing timely payment to the indenture trustee of amounts due from MMCA under the yield supplement agreement or otherwise satisfies several other conditions satisfactory to each of Moody's, Standard & Poor's and Fitch Ratings, then after the delivery of any required tax opinions, the yield supplement account may be terminated. Any letter of credit related to the yield supplement agreement will be issued by a bank that has a debt rating sufficient to maintain the rating of each class of notes at the initial level at which it was rated by each of Moody's, Standard & Poor's and Fitch Ratings. If the rating of the letter of credit bank that issues the letter of credit is reduced below any of those ratings, the indenture trustee will be required to obtain a suitable replacement letter of credit or to draw the full amount available under the letter of credit and deposit those funds in the yield supplement account.

     On each payment date, after giving effect to payments on that date, the amount required to be on deposit in the yield supplement account or to be available under an acceptable letter of credit will be an amount equal to the sum of all projected Yield Supplement Amounts for deferred receivables for future payment dates during the deferral period of those receivables. The amount on deposit in the yield supplement account will decrease as payments are made from that account and funds in excess of the maximum required balance are released to MART.

     The Negative Carry Account. During the Pre-Funding Period and during the Reinvestment Period, the amounts on deposit in the pre-funding account and in the reinvestment account will earn interest at a rate that is less than the weighted average interest rate on the notes and the servicing fee payable to the servicer. The amount on deposit in the negative carry account is intended to cover these shortfalls. On each payment date during the Pre-Funding Period and during the Reinvestment Period, the indenture trustee will withdraw the Negative Carry Amount for that payment date from the negative carry account and deposit that amount to the collection account as a part of the funds available to pay interest on the notes.

     On the closing date, MART will make an initial deposit of $           into
the negative carry account. That amount is equal to the estimated shortfall of the investment earnings on amounts deposited to the pre-funding account on the closing date and the interest on the notes and the servicing fee required to be paid in respect of that amount until additional receivables are transferred to the issuer. Additional amounts may be deposited in the negative carry account during the Reinvestment Period. The additional deposits may be made, at MMCA's option, as a condition to the deposit to the reinvestment account of the Excess Reinvestment Amount, if any, equal to the Required Reinvestment Amount for any month during the Reinvestment Period less the total Adjusted Principal Balance of receivables that satisfy the selection criteria in the sale and servicing agreement that are available for purchase from MMCA for that month.

     If the amount on deposit in the negative carry account on any payment date, after the withdrawal of the Negative Carry Amount, for that payment date, is greater than the amount required to be on deposit in the negative carry account, the excess will be released to MART. All amounts remaining on deposit in the negative carry account on the first payment date after the end of both the Pre-Funding Period and the Reinvestment Period, after giving effect to any withdrawals from that account on that payment date, will be released to MART.

     On any payment date, the amount required to be on deposit in the negative carry account is equal to the lesser of:

     o the initial deposit into the negative carry account, plus the amount of any subsequent deposits to the negative carry account during the Reinvestment Period, minus the sum of the withdrawal of the Negative Carry Amount on that payment date and all previous withdrawals of the Negative Carry Amount; and

     o    the Maximum Negative Carry Amount as of that payment date.

     The Issuer's Other Bank Accounts. In addition to the reserve account, the yield supplement account and the negative carry account described above, the servicer will establish and maintain the pre-funding account, the reinvestment account, the collection account and the payahead account in the name of the indenture trustee for the benefit of the noteholders and the certificateholders. The servicer will establish and maintain the note payment account in the name of the indenture trustee for the exclusive benefit of the noteholders. The servicer will establish and maintain the certificate distribution account in the name of the owner trustee for the exclusive benefit of the certificateholders.

                                                          ACCOUNTS RELATING TO THE ISSUER
-------------------------------------------------------------------------------------------------------
 COLLECTION ACCOUNT                 Payments made on receivables and advances made by the servicer will be deposited into the collection account.
-------------------------------------------------------------------------------------------------------
 PRE-FUNDING ACCOUNT                An amount equal to $437,553,098.17 will be deposited into this account on the closing date.
-------------------------------------------------------------------------------------------------------
 REINVESTMENT ACCOUNT               Prepayments of Long Deferment Period Receivables not used to purchase additional receivables will be deposited into the reinvestment account.
-------------------------------------------------------------------------------------------------------
 PAYAHEAD ACCOUNT                   Early payments by obligors of less than the remaining balance of
                                    Actuarial Receivables will be deposited into the payahead account until the time payment on the receivables falls due or until those funds are applied to shortfalls in the scheduled payments for those receivables.
-------------------------------------------------------------------------------------------------------
 NOTE PAYMENT ACCOUNT               Amounts released from the collection account for distribution to noteholders will be deposited into the note payment account and all payments to noteholders will be made from this account.
-------------------------------------------------------------------------------------------------------
 CERTIFICATE DISTRIBUTION ACCOUNT   Amounts released from the collection account for distribution to certificateholders will be deposited into the certificate distribution account and all distributions to certificateholders will be made from this account.
-------------------------------------------------------------------------------------------------------


     On the closing date, MART will deposit to the payahead account the early payments on Actuarial Receivables which were received before the initial Cutoff Date. On each date during the Pre-Funding Period on which receivables are transferred to the issuer, the indenture trustee will withdraw from the pre-funding account and deposit to the payahead account any early payments with respect to Actuarial Receivables transferred to the trust on that date which were received before the related date of transfer.

     Funds in the collection account, the pre-funding account, the reinvestment account, the payahead account, the reserve account, the negative carry account and the yield supplement account will be invested in the types of investments permitted by the sale and servicing agreement, which generally will be limited to investments acceptable to each of Moody's, Standard & Poor's and Fitch Ratings as being consistent with the ratings of the notes. Investments permitted by the sale and servicing agreement during a monthly period will be limited to obligations or securities that mature not later than the business day immediately preceding the related payment date or the date on which payment is due, in the case of early payments as to Actuarial Receivables on deposit in the payahead account.

     Any earnings, net of losses and investment expenses, on amounts on deposit in each account will be paid out as follows:

     o any earnings in the collection account will be paid to the certificateholders;

     o any earnings in the payahead account will be paid to the servicer as additional servicing compensation and will not be available to pay noteholders;

     o any earnings on amounts on deposit in the yield supplement account will be paid to MART and will not be available to pay noteholders; and

     o any earnings on, and any amounts released from, the reserve account and the negative carry account will be distributed to MART and will not be available to pay noteholders, but only to the extent that the amount on deposit in the reserve account exceeds the required balance of the reserve account.



INDENTURE CASH FLOWS


     Calculations Made by the Servicer. On or before the seventh business day, but no later than the tenth calendar day of each month, the servicer will calculate the following for the payment date occurring in that month:

     o    the Available Funds;

     o    the Total Available Funds;

     o the servicing fee for that payment date plus any portion of the servicing fee that remains unpaid from prior payment dates;

     o    the net swap payments payable to the swap counterparty;

     o any swap termination payments owed by the issuer to the swap counterparty;

     o    the Accrued Note Interest;

     o    the Principal Distribution Amount;

     o    the Negative Carry Amount;

     o    the Total Yield Supplement Overcollateralization Amount;

     o    the Yield Supplement Amount;

     o the amount on deposit in the reserve account and the Specified Reserve Balance; and

     o    the Required Reinvestment Amount.

     Notice to the Indenture Trustee. On or before each payment date, the servicer will deliver to the indenture trustee a certificate indicating the deposits to and withdrawals from the collection account, the yield supplement account, the reserve account, the pre-funding account, the reinvestment account, the note payment account, the negative carry account and the certificate distribution account, as applicable, to be made on that payment date.

     STEP 1. DAILY DEPOSITS TO THE COLLECTION ACCOUNT.

     On or before each payment date, the servicer will cause all payments on the receivables and all proceeds of the receivables to be deposited into the collection account.

     STEP 2. MONTHLY WITHDRAWALS FROM THE COLLECTION ACCOUNT TO REIMBURSE SERVICER ADVANCES.

     On each payment date, the indenture trustee will withdraw from the collection account and pay to the servicer the amounts on deposit in the collection account that are allocable to reimbursement of servicer advances in accordance with the sale and servicing agreement.

     STEP 3. MONTHLY WITHDRAWALS FROM THE RESERVE ACCOUNT TO REIMBURSE SERVICER ADVANCES.

     On each payment date, the indenture trustee will withdraw from the reserve account and pay to the servicer an amount equal to the lesser of:

     o the amount on deposit in the reserve account on that payment date, calculated before giving effect to any deposits or withdrawals on or relating to that payment date; and

     o the amount of servicer advances due to be reimbursed on that payment date but not reimbursed from funds on deposit in the collection account under step 2.

     STEP 4. MONTHLY WITHDRAWALS FROM THE RESERVE ACCOUNT TO PAY THE TOTAL REQUIRED PAYMENT.

     If on any payment date the Total Required Payment is greater than the Available Funds on deposit in the collection account after reimbursement of servicer advances under step 2, the indenture trustee will withdraw from the reserve account and deposit in the collection account an amount equal to the lesser of:

     o the amount on deposit in the reserve account on that payment date, calculated after any reimbursement of advances under step 3 but before any deposits or other withdrawals from the reserve account relating to that payment date; and

     o the amount, if any, by which the Total Required Payment exceeds the Available Funds for that payment date.

     STEP 5. MONTHLY WITHDRAWALS FROM COLLECTION ACCOUNT.

     On each payment date, the indenture trustee will withdraw the Total Available Funds for the preceding calendar month from the collection account and make deposits, distributions and payments in the amounts and in the order of priority specified below:

     o to the servicer, the servicing fee due on that payment date, together with any portion of the servicing fee that remains unpaid from prior payment dates;

     o    to the swap counterparty, the net swap payments, if any;

     o to the note payment account, the Accrued Note Interest for each class of notes and to the swap counterparty, the swap termination payments, if any, pro rata;

     o    to the note payment account, the Principal Distribution Amount;

     o to the reserve account, the amount required to bring the amount in the reserve account up to the Specified Reserve Balance; and

     o to the certificate distribution account, any remaining Total Available Funds.


     Notwithstanding the foregoing, following an acceleration of the maturity dates of the notes following the occurrence of an event of default under the indenture, the Total Available Funds will be deposited in the note payment account for distribution in the order of priority provided under "--Monthly Withdrawals from the Note Payment Account On and After an Acceleration of the Maturity Dates of the Notes."


     STEP 6. MONTHLY WITHDRAWALS FROM THE NOTE PAYMENT ACCOUNT.

     On each payment date, unless the maturity dates of the notes have been accelerated following the occurrence of an event of default under the indenture, all amounts on deposit in the note payment account will be paid in the following order of priority:


     o to the Class A noteholders, the Accrued Note Interest on the applicable class of the Class A notes on a pro rata basis;


     o to the Class B noteholders, the Accrued Note Interest on the Class B notes;

     o to the Class C noteholders, the Accrued Note Interest on the Class C notes;

     o to the Class A-1 noteholders, the Principal Distribution Amount until the Class A-1 notes have been paid in full;

     o after the Class A-1 notes are paid in full, the Class A Percentage of the Principal Distribution Amount remaining after any payments to the Class A-1 notes on that payment date will be paid to the Class A-2 notes, until the Class A-2 notes are paid in full;

     o after the Class A-2 notes are paid in full, the Class A Percentage of the Principal Distribution Amount remaining after any payments to the Class A-2 notes on that payment date will be paid to the Class A-3 notes, until the Class A-3 notes are paid in full;

     o after the Class A-3 notes are paid in full, the Class A Percentage of the Principal Distribution Amount remaining after any payments to the Class A-3 notes on that payment date will be paid to the Class A-4 notes, until the Class A-4 notes are paid in full;

     o after the Class A-1 notes are paid in full, the Class B Percentage of the Principal Distribution Amount remaining after any payments to the Class A-1 notes on that payment date will be paid to the Class B notes, until the Class B notes are paid in full; and

     o after the Class A-1 notes are paid in full, the Class C Percentage of the Principal Distribution Amount remaining after any payments to the Class A-1 notes on that payment date will be paid to the Class C notes, until the Class C notes are paid in full.

     However, following the payment in full of the Class A-1 notes, if the amount on deposit in the reserve account on any payment date is less than 1.00% of the excess of the aggregate principal balance of the receivables on the related Cutoff Date over the Total Yield Supplement Overcollateralization Amount of the receivables on the related Cutoff Dates, then no principal will be paid on the Class B notes or the Class C notes until all of the Class A notes have been paid in full, even if the amount on deposit in the reserve account subsequently increases to more than that amount.


     STEP 7. WITHDRAWALS FROM THE CERTIFICATE DISTRIBUTION ACCOUNT.

     On each payment date, the amount on deposit in the certificate distribution account, if any, will be distributed to the certificateholders.

     Monthly Withdrawals from the Note Payment Account On and After an Acceleration of the Maturity Dates of the Notes. On each payment date occurring on or after the acceleration of the maturity dates of the notes following the occurrence of an event of default under the indenture, all amounts on deposit in the note payment account will be paid in the following order of priority:

     o to the indenture trustee, amounts due as compensation or indemnity payments under the terms of the indenture, and to the owner trustee, amounts due as compensation or indemnity payments under the terms of the trust agreement;

     o to the servicer, the amounts accrued and unpaid in respect of the servicing fee plus any portion of the servicing fee that remains unpaid from prior payment dates;

     o    to the swap counterparty, the net swap payments, if any;

     o    to the noteholders of all classes of the Class A notes, the Accrued
          Note Interest on each class of the Class A notes, and to the swap counterparty, the swap termination payments, pro rata, without priority or preference of any kind;

     o    to the swap counterparty, any remaining swap termination payments;

     o to the noteholders of the Class A-1 notes, all unpaid principal of the Class A-1 notes until the Class A-1 notes has been paid in full;

     o to the noteholders of the Class A-2 notes, Class A-3 notes and Class A-4 notes, without priority or preference of any kind, all unpaid principal of those classes of Class A notes until each of those classes has been paid in full;

     o to the noteholders of the Class B notes, the Accrued Note Interest on the Class B notes;

     o to the noteholders of the Class B notes, unpaid principal of the Class B notes until the Class B notes have been paid in full;


     o to the noteholders of the Class C notes, the Accrued Note Interest on the Class C notes;


     o to the noteholders of the Class C notes, unpaid principal of the Class C notes until the Class C notes have been paid in full; and

     o to the certificate distribution account, any amount remaining in the note payment account after each class of notes has been paid in full.

TOTAL YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT

     The notes and the certificates have the benefit of the Total Yield Supplement Overcollateraliza-tion Amount. The total principal amount of the notes and certificates on the closing date will equal $1,750,638,720.97, which is equal to the Adjusted Principal Balance of the receivables on the closing date plus $437,553,098.17, which is the adjusted principal amount of the additional receivables that MART anticipates it will sell to the issuer during the Pre-Funding Period.


     On the closing date, the Total Yield Supplement Overcollateralization Amount of the receivables will be $28,330,908.13 or 1.62% of the total principal amount of the notes and certificates on the closing date.

     On any date, the Total Yield Supplement Overcollateralization Amount for the receivables will be the sum of the Yield Supplement Overcollateralization Amounts for each receivable that is not a defaulted receivable or that has not been repurchased by MART or the servicer following a breach of certain representations or warranties.

     On any date, the Yield Supplement Overcollateralization Amount for any receivable will equal the excess, if any, of:

     o the present value of the remaining scheduled payments due on the receivable discounted at a rate equal to the annual percentage rate provided in the related contract; over


     o the present value of the remaining scheduled payments due on the receivable discounted at a rate equal to the greater of the annual percentage rate provided in the related contract and 6.75%.


     The Total Yield Supplement Overcollateralization Amount is intended to enhance the likelihood of receipt by noteholders of amounts due to them and to decrease the likelihood that the noteholders will experience losses. The Total Yield Supplement Overcollateralization Amount has been provided because some of the receivables owned by the issuer will have an annual percentage rate which is lower than the minimum annual percentage rate MART and MMCA have agreed is required to cover interest on the notes, the monthly servicing fee and anticipated losses on defaulted receivables. If the losses on defaulted receivables deplete the collections on the receivables represented by the Total Yield Supplement Overcollateralization Amount, shortfalls in Available Funds may occur. If such losses also deplete the amount on deposit in the reserve account, a shortfall in the amounts available to be distributed could result. Any such shortfalls will first reduce the amounts available to make distributions to the certificateholders, second to make payments on the Class C notes, third to make payments on the Class B notes, and then to make payments on the Class A notes.


SUBORDINATION OF THE NOTES

     The rights of holders of each class of notes to be paid interest and principal are subordinated to the rights of the servicer to be paid the servicing fee and to be reimbursed for advances and to the rights of the swap counterparty to receive any net swap payments and any swap termination payments. The rights of holders of the Class B notes to be paid interest and principal are subordinated to the rights of holders of the Class A notes to be paid interest on each payment date. The rights of the holders of the Class C notes to be paid interest and principal are subordinated to the rights of holders of the Class A notes and the holders of the Class B notes to be paid interest on each payment date. However, if an event of default under the indenture occurs: (i) interest on each class of notes also will be subordinated to amounts due to the indenture trustee as compensation or indemnity payments;
(ii) interest on the Class B notes will be subordinated to payments of principal to the Class A notes; and (iii) interest on the Class C notes will be subordinated to payments of principal to the Class A notes and payments of principal to the Class B notes.

     Until principal on the Class A-1 notes have been paid in full, no principal will be paid to any other class of notes on that payment date. After the Class A-1 notes have been paid in full, principal will be paid on each class of notes on any payment date in an amount equal to the class percentage of the Principal Distribution Amount for each remaining class of notes on that payment date. In the event of a shortfall in the amounts available to pay the Principal Distribution Amount on any payment date, principal will be paid: first, to the holders of the Class A notes up to the Class A Percentage of the Principal Distribution Amount on that payment date; second, to the holders of the Class B notes up to the Class B Percentage of the Principal Distribution Amount on that payment date; then, third, to the holders of the Class C notes up to the Class C Percentage of the Principal Distribution Amount on that payment date. In that event, the holders of the Class B notes and the holders of the Class C notes may be paid less than their class percentage of the Principal Distribution Amount on that payment date. See "--Indenture Cash Flows."

     Following the payment in full of the Class A-1 notes, if the amount on deposit in the reserve account on any payment date is less than 1.00% of the excess of the aggregate principal balance of the


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receivables over the Total Yield Supplement Overcollateralization Amount of the
receivables, in each case, as of the related Cutoff Date, then no principal will be paid on the Class B notes or the Class C notes until all of the Class A notes have been paid in full, even if the amount on deposit in the reserve account subsequently increases to more than that amount.


SUBORDINATION OF THE CERTIFICATES

     The rights of certificateholders to receive distributions are subordinated to the rights of noteholders to receive payments of interest and principal, to the rights of the servicer to be paid the servicing fee and to be reimbursed for advances, and to the rights of the swap counterparty to receive any net swap payments and any swap termination payments. Prior to making any distributions on the certificates, funds on deposit in the collection account will be used to:

     o    reimburse advances made by the servicer;

     o pay the servicing fee and any portion of the servicing fee that remains unpaid from prior payment dates;


     o pay any net swap payments and swap termination payments payable to the swap counterparty;


     o    pay principal and interest on the notes; and

     o    make any required deposits to the reserve account.

     In addition, following the occurrence of an event of default under the indenture that has resulted in an acceleration of the notes, the noteholders will be entitled to be paid in full and any payments payable to the swap counterparty will be paid in full before the certificateholders are entitled to any distributions. The subordination of the certificates is intended to enhance the likelihood of receipt by noteholders of amounts due them and to decrease the likelihood that the noteholders will experience losses. See "--Indenture Cash Flows."


ADVANCES BY THE SERVICER OF AMOUNTS PAYABLE ON THE RECEIVABLES

     If the monthly payment made by an obligor in respect of an Actuarial Receivable and amounts in the payahead account allocable to that receivable are less than the scheduled payment due, the servicer will make an advance of the remaining amount on the related payment date.

     The servicer will be reimbursed for each of these advances:

     o on each subsequent payment date from any payments made by or on behalf of the related obligor; and

     o on the payment date following the calendar month in which the related receivable becomes defaulted, from collections on other receivables and if those amounts are not sufficient, from a draw on the reserve account.

     In addition, the servicer will advance any portion of a balloon payment on a Balloon Payment Receivable with a Return Option not received in the calendar month in which the balloon payment is due, less any amounts in the payahead account allocable to the balloon payment.

     The servicer will be reimbursed for any advance relating to a balloon payment on a Balloon Payment Receivable with a Return Option on each payment date following the payment date on which the advance was made:

     o from payments by or on behalf of the related obligor to the extent those payments are allocable to the reimbursement of the advance; and

     o from collections on other receivables to the extent of any losses allocable to the balloon payment that the servicer has recorded in its books and records during the preceding calendar month, but only to the extent the balloon payment and the advance have not otherwise been reimbursed.


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

     If MMCA is replaced in its capacity as servicer, the successor servicer will not be required to make advances. In the absence of advances by the servicer, noteholders must rely for payment of the notes upon the following:

     o payments on the receivables, including sales proceeds of repossessed vehicles or vehicles relating to Balloon Payment Receivables with a Return Option that are returned to the servicer for sale;

     o payments under the yield supplement agreement and the yield supplement account;

     o    withdrawals from the negative carry account; and

     o available amounts on deposit in the reserve account, remaining amounts on deposit in the pre-funding account at the end of the Pre-Funding Period and remaining amounts on deposit in the reinvestment account at the end of the Reinvestment Period.

     See "--Indenture Cash Flows" and "--The Reserve Account."


DEPOSIT OF COLLECTIONS ON THE RECEIVABLES TO THE COLLECTION ACCOUNT

     The servicer will deposit the payments and proceeds on the receivables, other than additional servicing compensation which is payable to the servicer, into the collection account not later than two business days after receipt unless:

     o the servicer has a rating acceptable to each of Moody's, Standard & Poor's and Fitch Ratings on its short-term indebtedness, MMCA is the servicer, and no events of servicing termination have occurred; or

     o the issuer shall have received written notice from each of Moody's, Standard & Poor's and Fitch Ratings that no outstanding rating on any class of notes would be lowered or withdrawn as a result, in which case those amounts will be paid into the collection account on the business day before each payment date.

     On each payment date, MART and the servicer also will deposit into the collection account the purchase amount of each receivable required to be repurchased or purchased by either of them during the preceding calendar month. The servicer will be entitled to be reimbursed for the amounts previously deposited in the collection account but which are later determined to have resulted from mistaken deposits or posting or checks returned unpaid for insufficient funds or other reasons from amounts otherwise payable into the collection account or amounts on deposit in the collection account.

     In those cases where a subservicer is servicing a receivable under a subservicing agreement, the servicer will cause the subservicer to remit to the collection account the amounts collected by that subservicer within two business days of receipt.

     As an administrative convenience, unless the servicer is required to remit collections within two business days of receipt, the servicer will be permitted to make the deposit of collections and purchase amounts for the related calendar month, net of distributions to be made to the servicer. The servicer, however, will account to the indenture trustee and the noteholders as if all deposits, distributions and transfers were made individually.


STATEMENTS TO NOTEHOLDERS

     On or before each payment date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the noteholders. Each of those statements to be delivered to noteholders will include the following information as to the notes for that payment date and the preceding calendar month:

   (1) the amount of the payment allocable to principal of each class of notes;

   (2) the amount of the payment allocable to interest on each class of notes;


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

   (3)   the Yield Supplement Amount;

   (4) the amount of the servicing fee due on that payment date plus any portion of the servicing fee that remains unpaid from prior payment dates;

   (5) the amount of any net swap payments or net swap receipts due on that payment date;

   (6)   the amount of any swap termination payments due on that payment date;


   (7) the total outstanding principal amount of each class of notes and the applicable note pool factor, after giving effect to payments on that payment date;

   (8) the principal balance of the receivables, the Total Yield Supplement Overcollateralization Amount, and the Adjusted Principal Balance of the receivables calculated as of the close of business on the last day of the preceding calendar month;

   (9) the principal balance of the receivables exclusive of the total principal balance of balloon payments, and the total principal balance of all balloon payments calculated as of the close of business on the last day of the preceding calendar month;

   (10) the principal balance of the receivables with a deferred first payment calculated as of the close of business on the last day of the preceding calendar month;

   (11) the cumulative amount of interest due but not paid to the noteholders of each class on that payment date and on prior payment dates plus interest on the overdue interest at the applicable note interest rate, to the extent permitted by law;

   (12) the cumulative amount of principal due but not paid to the noteholders of each class on that payment date and on prior payment dates;

   (13) for receivables that became defaulted during the related calendar month, the total amount of the excess of the principal balance of those contracts, including any principal of a balloon payment, over the net proceeds from the liquidation of those contracts;

   (14) the balance of the reserve account on that payment date, after giving effect to changes in the balance on that payment date;

   (15)  the advances by the servicer, if any;

   (16) the total purchase amount of receivables repurchased by MART or purchased by the servicer during the preceding calendar month;

   (17) for each payment date during the Pre-Funding Period and the payment date that is on or immediately following the end of the Pre-Funding
         Period:

         (A) the amount, if any, withdrawn from the pre-funding account to purchase receivables during the preceding calendar month;

         (B) the remaining amount on deposit in the pre-funding account, if any;

         (C) the Negative Carry Amount, if any, for the preceding calendar month; and

         (D) the amount remaining on deposit in the negative carry account after all withdrawals made on that payment date;


   (18) for the payment date on or immediately following the end of the Pre-Funding Period, the remaining amount on deposit in the pre-funding account, if any, that has not been used to fund the purchase of receivables after September 16, 2002 and is being passed through as payments of principal of the notes;


   (19)  for each payment date during the Reinvestment Period:

         (A) the amount, if any, of prepayments from Long Deferment Period Receivables during the preceding calendar month;


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

       (B) the amount, if any, used to purchase receivables with those amounts in the preceding calendar month;


       (C) the amount, if any, deposited to the reinvestment account in the preceding calendar month;

       (D) the most recently determined Minimum Adjusted Principal Balance of Long Deferment Period Receivables and Minimum Adjusted Principal Balance of Receivables; and

       (E)    the amount remaining in the reinvestment account, if any; and



   (20) for the payment date on or immediately following the end of the Reinvestment Period, the remaining amount on deposit in the reinvestment account, if any, that is being passed through as payments of principal of the notes.

Each amount set forth in clauses (1), (2), (4), (11) and (12) of this paragraph will be expressed in the aggregate and as a dollar amount per $1,000 of original denomination of the notes or class of notes, as applicable. Copies of those statements may be obtained by the beneficial owners of the notes by a request in writing addressed to the indenture trustee.

     Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the indenture trustee will furnish to each person, who at any time during that calendar year was a noteholder, a statement prepared for the purposes of that noteholder's preparation of federal income tax returns. See "Federal Income Tax Consequences" and "--Book Entry Registration."

BOOK ENTRY REGISTRATION

     Each class of notes will be represented by one or more notes, in each case registered in the name of Cede & Co. as nominee of The Depository Trust Company. The notes will be issuable in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The notes will be available for purchase in book-entry form only. Accordingly, Cede & Co. will be the holder of record of the notes. No person acquiring a beneficial ownership interest in the notes will be entitled to receive a definitive note registered in that person's name unless and until definitive notes are issued under the limited circumstances described in this prospectus. All references in this prospectus to:

     o actions by noteholders of any class refer to actions taken by DTC upon instructions from its participating organizations; and

     o distributions, notices, reports and statements to the noteholders of any class will be made to DTC or Cede & Co., as the registered holder of that class, for distribution to the noteholders of that class according to DTC procedures.

     Investors in the global notes may hold them through any of DTC, Clearstream Banking Luxembourg S.A. or the Euroclear System. The global notes will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Initial Settlement of the Global Notes. Investors' interests in the global notes will be represented through financial institutions acting on their behalf as direct and indirect participating members of DTC. As a result, Clearstream Banking and Euroclear will hold positions on behalf of their customers or participants through their respective depositories, which, in turn, will hold those positions in accounts as DTC participants.

     Investors electing to hold their global notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global notes through Clearstream Banking or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period. Global notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


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

     If any of DTC, Clearstream Banking or Euroclear should stop its services, the administrative agent would seek an alternative depository, if available, or cause the issuance of definitive notes to noteholders or their nominees in the manner described under "--Issuance of Definitive Notes upon the Occurrence of Various Circumstances."

     Except as required by law, none of the servicer, the indenture trustee or the owner trustee will have any liability:

     o for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes held by DTC's nominee; or

     o for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Secondary Market Trading of the Global Notes. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.


     Secondary market trading between Clearstream Banking customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     When global notes are to be transferred from the account of a DTC participant to the account of a Clearstream Banking customer or Euroclear participant:

     o the purchaser sends instructions to Clearstream Banking or Euroclear through a Clearstream Banking customer or Euroclear participant at least one business day before settlement;

     o Clearstream Banking or Euroclear instructs its depositary to receive the global notes against payment, which includes interest accrued on the global notes from and including the last coupon payment date to and excluding the settlement date;

     o that depositary credits payments to the DTC participant's account against delivery of the global notes; and

     o after settlement has been completed, the depositary credits the global notes to the relevant clearing system, which, in turn, under its usual procedures, credits those global notes to that customer's or participant's account.

The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the global notes will accrue from, the value date--which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream Banking or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream Banking customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Banking or Euroclear. Under this approach, they may take on credit exposure to Clearstream Banking or Euroclear until the global notes are credited to their accounts one day later.

     As an alternative, if Clearstream Banking or Euroclear has extended a line of credit to them, Clearstream Banking customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Banking customers or Euroclear participants purchasing global notes would incur overdraft charges for one day, assuming they cleared the overdraft when the global notes were credited to their accounts. However, interest on the global notes would accrue from the value date. So the investment income on the global notes earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream Banking customer's or Euroclear participant's particular cost of funds.


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

     Since the settlement is taking place during New York business hours, DTC participants can use their usual procedures for sending global notes to the respective depositary for the benefit of Clearstream Banking customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. In this way, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

     Due to time zone differences in their favor, Clearstream Banking customers and Euroclear participants may use their customary procedures for transactions in which global notes are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. Trading usually occurs as follows:

     o the seller sends instructions to Clearstream Banking or Euroclear through a Clearstream Banking customer or Euroclear participant at least one business day before settlement;

     o Clearstream Banking or Euroclear instructs its depositary to deliver the bonds to the DTC participant's account against payment, which includes interest accrued on the global notes from and including the last coupon payment date to and excluding the settlement date; and

     o the payment is reflected in the account of the Clearstream Banking customer or Euroclear participant the next day, and receipt of the cash proceeds in the Clearstream Banking customer's or Euroclear participant's account is back-valued to the value date--the preceding day when settlement occurred in New York.

Should the Clearstream Banking customer or Euroclear participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will cancel out any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the Clearstream Banking customer's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream Banking or Euroclear and that purchase global notes from DTC participants for delivery to Clearstream Banking customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Clearstream Banking or Euroclear for one day--until the purchase side of the day trade is reflected in their Clearstream Banking or Euroclear accounts--under the clearing system's customary procedures;

     o borrowing the global notes in the U.S. from a DTC participant no later than one day before settlement which would give the global notes sufficient time to be reflected in their Clearstream Banking or Euroclear account to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream Banking customer or Euroclear participant.

     Those persons who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, the notes may do so only through direct and indirect participants. In addition, noteholders will receive all distributions of principal and interest from the indenture trustee through the participants who, in turn, will receive them from DTC. Under a book-entry format, noteholders may experience some delay in their receipt of payments, since those payments will be forwarded by the indenture trustee to DTC's nominee. DTC will forward those payments to its participants which, then, will forward them to indirect participants or noteholders. The only noteholder will be DTC's nominee. Noteholders will not be recognized by the indenture trustee as noteholders and noteholders will be permitted to exercise the rights of noteholders only indirectly through DTC and its participants.


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

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to:

     o make book-entry transfers of securities among participants on whose behalf it acts as to the securities; and

     o receive and transmit distributions of principal and interest on the securities.

     Participants and indirect participants with which securityholders have accounts as to their respective securities similarly are required to:

     o    make book-entry transfers; and

     o receive and transmit the payments on behalf of their respective securityholders.

     Accordingly, although securityholders will not possess their respective securities, the rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and some banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions related to the securities, may be limited due to the lack of a physical certificate for those securities.

     DTC will advise the indenture trustee that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose accounts with DTC the notes are credited. DTC may take conflicting actions related to other undivided interests to the extent that those actions are taken on behalf of participants whose holdings include those undivided interests.

     Non-U.S. holders of global notes will be liable for U.S. withholding taxes unless the holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

     The Depositories. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries to eliminate the need for physical movement of certificates. Participants in the DTC system:

     o include securities brokers and dealers, who may include the underwriters of securities of the issuer, banks, trust companies and clearing corporations; and

     o    may include other organizations.

Indirect access to the DTC system also is available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Clearstream Banking Luxembourg S.A. is incorporated under the laws of Luxembourg as a professional depository. Clearstream Banking holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream Banking customers through electronic book-entry changes in accounts of Clearstream Banking customers to eliminate the need for physical movement of certificates. Transactions may be settled by Clearstream Banking in any of 36 currencies, including United States dollars. Clearstream Banking provides to its Clearstream Banking customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking interfaces with domestic markets in several countries. As a professional depository, Clearstream Banking is subject in Luxembourg to regulation by and supervision by the Commission for the Supervision of the Financial Sector. Clearstream Banking customers:

     o are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations; and

     o    may include any of the underwriters of any securities of the issuer.

Indirect access to Clearstream Banking is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking customer, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment to eliminate the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

     The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream Banking and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping, custody and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Euroclear participants:

     o include banks, including central banks, securities brokers and dealers and other professional financial intermediaries; and

     o    may include any of the underwriters of any securities of the issuer.

Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear system and applicable Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.


ISSUANCE OF DEFINITIVE NOTES UPON THE OCCURRENCE OF VARIOUS CIRCUMSTANCES

     The notes of each class will be issued in fully registered, certificated form to noteholders or their nominees, rather than to DTC or its nominee or a successor clearing agency, only if:

     o the issuer, the administrator or the servicer advises the indenture trustee in writing that DTC or its successor is no longer willing or able to discharge properly its responsibilities as depository for the notes and the indenture trustee or the administrator is unable to locate a qualified successor;

     o the administrator, at its option, elects to terminate the book-entry system through DTC or its successor; or

     o after the occurrence of an event of default under the indenture or an event of servicing


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

     termination under the sale and servicing agreement, beneficial owners of notes representing at least 51% of the total outstanding principal amount of the notes advise the indenture trustee and DTC or its successor in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interest of the beneficial owners of the notes.

     Upon the occurrence of any of these events, DTC is required to notify all of its direct participants and the indenture trustee of the availability through DTC of notes in fully registered, certificated form. Upon surrender by DTC of the physical certificates representing the notes and receipt by the indenture trustee of instructions for reregistration, the indenture trustee will reissue the notes in fully registered, certificated form, and afterwards the indenture trustee will recognize the holders of those notes as noteholders.


     Payments of principal of and interest on the notes in fully registered, certificated form will be made by the indenture trustee directly to noteholders in accordance with the procedures set forth in this prospectus and in the indenture. Payments of principal and interest on each payment date will be made to noteholders in whose names the notes in fully registered, certificated form were registered at the close of business on the related record date. Those payments will be made by check mailed to the address of that noteholder as it appears on the register maintained by the indenture trustee. The final payment on any note in fully registered, certificated form, however, will be made only upon presentation and surrender of the note in that form at the office or agency specified in the notice of final payment mailed to noteholders.

     Notes in fully registered, certificated form will be transferable and exchangeable at the offices of the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.


TERMS OF THE INDENTURE

     Events of Default under the Indenture. The events of default under the indenture consist of:

     o a default for five days or more in the payment of interest on any note when it becomes due and payable;

     o default in the payment of principal of, or any installment of principal of, any note when it becomes due and payable including, for each class of notes, on the stated maturity date of that class;

     o default in the observance or performance of any material covenant or agreement of the issuer made in the indenture other than those dealt with specifically elsewhere as an event of default and the continuation of any of these defaults for a period of 60 days after notice is given to the issuer by the indenture trustee or to the issuer and the indenture trustee by the holders of at least 25% of the total principal amount of the notes;


     o any representation or warranty made by the issuer in the indenture or in any certificate delivered under the terms of the indenture having been incorrect in any material respect as of the time made, and the breach not having been cured within 30 days after notice is given to the issuer by the indenture trustee or to the issuer and the indenture trustee by the holders of at least 25% of the total principal amount of the notes; or

     o events of bankruptcy, insolvency, receivership or liquidation of the issuer.


     Under the Trust Indenture Act of 1939, as amended, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for any of the Class A notes, the Class B notes or the Class C notes or as indenture trustee for all of the notes if a default occurs under the indenture. In these circumstances, the indenture will provide for a successor indenture trustee to be appointed for one or more of the Class A notes, Class B notes and the Class C notes, in order that there be separate indenture trustees for each of the Class A notes, the Class B notes and the Class C notes.

     If the indenture trustee resigns as indenture trustee for any class of notes or for all of the notes, its resignation will become effective only after a successor indenture trustee for the notes or the applicable class of notes is appointed and the successor accepts the appointment.

     Noteholders holding at least a majority of the total principal amount of the notes outstanding, voting as a group, may waive any past default or event of default under the indenture prior to the declaration of the acceleration of the maturity of the notes. Notwithstanding that, they may not waive a default in payment of principal of or interest on any of the notes or of any covenant or provision in the indenture which cannot be modified or amended without unanimous consent of the noteholders. Any waivers could be treated, for federal income tax purposes, as a constructive exchange of the notes by the noteholders for deemed new notes upon which gain or loss would be recognized.

     Remedies Following an Event of Default under the Indenture. If an event of default under the indenture should occur and be continuing, the indenture trustee or the holders of a majority of the total outstanding principal amount of the notes, voting as a group, may declare the principal of the notes to be immediately due and payable. The declaration may be rescinded by the holders of a majority of the total principal amount of the notes before a judgment or decree for payment of the amount due has been obtained by the indenture trustee if:

     o the issuer has deposited with the indenture trustee an amount sufficient to pay (A) all interest on and principal of the notes as if the event of default under the indenture giving rise to the declaration had not occurred and (B) all amounts advanced by the indenture trustee and its costs and expenses; and

     o all events of default under the indenture, other than the nonpayment of principal of the notes that has become due solely by that acceleration, have been cured or waived.

Any rescission could be treated, for federal income tax purposes, as a constructive exchange of the notes by the noteholders for deemed new notes upon which gain or loss would be recognized.

     If the notes have been declared due and payable following an event of default under the indenture, the indenture trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the property of the issuer, or elect to maintain the property of the issuer and continue to apply proceeds from the property of the issuer as if there had been no declaration of acceleration. The indenture trustee may not, however, sell the property of the issuer following an event of default under the indenture, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on the notes, unless:

     o    100% of the noteholders consent;

     o the proceeds of the sale will be sufficient to pay in full the principal of and the Accrued Note Interest on all of the outstanding notes; or

     o the indenture trustee determines that the property of the issuer would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of holders of 66 2/3% of the principal amount of the outstanding notes, voting as a group, to the sale.

The indenture trustee may, but need not, obtain and rely upon an opinion of an independent accountant or investment banking firm as to whether the property of the issuer will suffice to pay interest on and principal of the notes on an ongoing basis.

     If an event of default under the indenture has occurred and is continuing and the notes have been accelerated, and:

     o the indenture trustee determines that the proceeds of a sale or liquidation of the property of the issuer will be sufficient to pay in full the principal of and the Accrued Note Interest on all of the outstanding notes, the indenture trustee will sell or liquidate the property of the issuer or any portion of the property or rights or interest of the property in an amount up to the principal balance of the outstanding notes plus accrued unpaid interest on the date of sale, at one or more public or private sales called and conducted in any manner permitted by law; or

     o the indenture trustee determines that the proceeds of a sale or liquidation of the property of the issuer will not be sufficient to pay in full the principal of and the Accrued Note Interest on all of the outstanding notes, the indenture trustee may sell or liquidate the property of the issuer at one or more public or private sales called and conducted in any manner permitted by law if the indenture trustee obtains the consent of holders of 66 2/3% of the principal amount of the outstanding notes, voting as a group.

     If the property of the issuer is sold after an event of default under the indenture has occurred, the proceeds of that sale will be distributed:

     o first, to the indenture trustee for amounts due as compensation or indemnity payments under the indenture;

     o second, to the owner trustee for amounts due as compensation or indemnity payments under the trust agreement;

     o third, to the servicer for amounts due in respect of accrued and unpaid servicing fees;

     o    fourth, to the swap counterparty for any net swap payments;

     o fifth, to the Class A noteholders for interest which is due and unpaid and to the swap counterparty for any swap termination payments, pro rata;

     o sixth, to the Class A-1 noteholders for principal which is due and unpaid;

     o seventh, to the Class A-2 noteholders, the Class A-3 noteholders and the Class A-4 noteholders pro rata for principal which is due and unpaid;

     o eighth, to the Class B noteholders for interest which is due and unpaid;


     o ninth, to the Class B noteholders for principal which is due and unpaid;


     o tenth, to the Class C noteholders for interest which is due and unpaid; and

     o eleventh, to the Class C noteholders for principal which is due and unpaid.

     Any remaining amounts will be distributed to the certificateholders for amounts due and unpaid in accordance with the terms of the trust agreement and the sale and servicing agreement.

     If an event of default occurs under the indenture and is continuing on the notes, the indenture trustee will not be required to exercise any of its rights or powers at the request or direction of any of the noteholders if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. The holders of at least a majority of the total principal amount of the outstanding notes, voting as a group, will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee as to the notes or exercising any trust power conferred on the indenture trustee.

     A noteholder will not have the right to institute any proceeding as to the indenture unless:

     o the noteholder has given written notice to the indenture trustee of a continuing event of default under the indenture;

     o the holders of not less than 25% of the total principal amount of the outstanding notes have made a written request of the indenture trustee to institute a proceeding in its own name as indenture trustee;

     o    the noteholder has offered the indenture trustee reasonable indemnity;

     o the indenture trustee has for 60 days failed to institute the requested proceeding; and

     o no direction inconsistent with that written request has been given to the indenture trustee during that 60-day period by the holders of a majority of the total principal amount of the outstanding notes.

     Neither the indenture trustee nor the owner trustee in their respective individual capacities, nor any holder of a certificate, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will be personally liable for the payment of interest on or principal of the notes or for the agreements of the issuer and the owner trustee, in its capacity as trustee, contained in the indenture.

     Covenants by the Issuer under the Indenture. The issuer will not, among other things:

     o sell, transfer, exchange or otherwise dispose of any of its assets, except as expressly permitted by the indenture, the sale and servicing agreement, the trust agreement or related documents;

     o claim any credit on or make any deduction from the principal or interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code of 1986, as amended, or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the issuer;

     o    dissolve or liquidate in whole or in part;

     o    permit the validity or effectiveness of the indenture to be impaired;

     o permit any person to be released from any covenants or obligations as to the notes under the indenture except as may be expressly permitted by the indenture;

     o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden any assets of the issuer, or any interest in those assets or their proceeds;

     o permit the lien of the indenture not to constitute a valid, first priority security interest in the property of the issuer, other than for any tax, mechanics or other lien;

     o engage in any activities other than financing, acquiring, owning and pledging the contracts as contemplated by the indenture, the sale and servicing agreement, the trust agreement and other related documents and incidental activities;

     o incur, assume or guarantee any indebtedness other than indebtedness incurred under the notes, or otherwise in accordance with the indenture, the sale and servicing agreement, the trust agreement and other related documents;

     o make any payments to certificateholders in respect of their certificates for any calendar month unless the Total Required Payment and any deposits required to be made to the reserve account have been provided for; or

     o fail to or fail to cause the servicer to deliver to the indenture trustee on or before each payment date the disbursement and payment instructions as required by the indenture.

     Replacement of Indenture Trustee. Noteholders holding not less than a majority of the total principal amount of the outstanding notes may remove the indenture trustee without cause by so notifying the indenture trustee and the issuer, and following that removal the issuer may appoint a successor indenture trustee. Any successor indenture trustee must at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, and must have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of investment grade by each of Moody's, Standard & Poor's and Fitch Ratings or shall otherwise be acceptable to each of Moody's, Standard & Poor's and Fitch Ratings.

     The indenture trustee may resign at any time by so notifying the issuer. The issuer will be required to remove the indenture trustee if the indenture trustee:

     o    ceases to be eligible to continue as the indenture trustee;


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

     o    is adjudged to be bankrupt or insolvent;

     o    comes under the charge of a receiver or other public officer; or

     o    otherwise becomes incapable of acting.

     Upon the resignation or required removal of the indenture trustee, the issuer will be required promptly to appoint a successor indenture trustee.

     Duties of Indenture Trustee under the Indenture. The indenture trustee:

     o    will perform the duties specifically set forth in the indenture;

     o may, in the absence of bad faith, rely on certificates or opinions furnished to the indenture trustee which conform to the requirements of the indenture and on the truth of the statements and the correctness of the opinions expressed in those certificates or opinions; and

     o will examine any of those certificates and opinions which are specifically required to be furnished to the indenture trustee by the indenture to determine whether or not they conform to the requirements of the indenture.

     However, upon the continuance of an event of default under the indenture, the indenture trustee will be required to exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in the exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of that person's own affairs.

     Compensation and Indemnity of the Indenture Trustee under the Indenture. The issuer will:

     o pay to the indenture trustee from time to time reasonable compensation for its services;

     o reimburse the indenture trustee for all expenses, advances and disbursements reasonably incurred; and

     o indemnify the indenture trustee for any and all losses, liability or expense, including attorneys' fees, incurred by it in connection with the performance of its duties.

     The indenture trustee will not be indemnified against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, although the indenture trustee will not be liable:

     o for any error of judgment made by it in good faith unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts;

     o for any action it takes or omits to take in good faith in accordance with a direction received by it from noteholders in accordance with the terms of the indenture; and

     o for interest on any money received by it except as the indenture trustee and the issuer may agree in writing; the indenture trustee will not be deemed to have knowledge of any event of default under the indenture unless an officer of the indenture trustee has actual knowledge or has received written notice of the event of default in accordance with the provisions of the indenture.

     Indenture Trustee's Access to Noteholder Lists. If notes are issued in fully registered, certificated form and the indenture trustee is not the registrar for the notes, the issuer will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the noteholders:

     o    as of each record date, within five days after the record date; and

     o as of not more than 10 days before that list is furnished, within 30 days after receipt by the issuer of a written request for that list.

     Annual Compliance Statement to be Provided by Issuer to Indenture Trustee. The issuer will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture.


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

     Requirements for Satisfaction and Discharge of Indenture. The indenture will be discharged as to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with several limitations, including receipt of various opinions on tax matters, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes, including interest and any fees due and payable to the owner trustee or the indenture trustee.

     Requirements for Modification of Indenture. Without the consent of the noteholders, the owner trustee, on behalf of the issuer, and the indenture trustee, upon request by the issuer, may execute a supplemental indenture for the purpose of, among other things:

     o    adding to the covenants of the issuer;

     o curing any ambiguity or correcting or supplementing any provision which may be inconsistent with any other provision;

     o enabling the issuer to avoid becoming a member of MMCA's consolidated group under GAAP;

     o enabling MART or any affiliate of MART or any of their affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle; or

     o making any other provision as to matters or questions arising under the indenture which will not be inconsistent with other provisions of the indenture,

     provided that:

     o the action will not materially adversely affect the rights or obligations of the swap counterparty under the interest rate swap agreement, or modify or impair the ability of the issuer to fully perform any of its obligations under the interest rate swap agreement, or the swap counterparty shall have consented thereto (and, so long as a copy of the proposed amendment or supplement has been delivered to each of the parties listed in the indenture with respect to the swap counterparty, the swap counterparty's consent will be deemed to have been given if the swap counterparty does not object in writing within ten business days of receipt of a written request for such consent);

     o the action will not, (1) as evidenced by an opinion of counsel, materially adversely affect the interests of any noteholder and (2) as confirmed by each of Moody's, Standard & Poor's and Fitch Ratings, cause the then-current rating assigned to any class of notes to be withdrawn, reduced or qualified; and

     o    an opinion of counsel as to various tax matters is delivered.

     The owner trustee, on behalf of the issuer, and the indenture trustee, upon request by the issuer, may also enter into supplemental indentures, with the consent of noteholders holding not less than a majority of the total principal amount of the outstanding notes, voting as a group, and with prior written notice to each of Moody's, Standard & Poor's and Fitch Ratings, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of noteholders, provided that:

     o the action will not materially adversely affect the rights or obligations of the swap counterparty under the interest rate swap agreement, or modify or impair the ability of the issuer to fully perform any of its obligations under the interest rate swap agreement, or the swap counterparty shall have consented thereto (and, so long as a copy of the proposed amendment or supplement has been delivered to each of the parties listed in the indenture with respect to the swap counterparty, the swap counterparty's consent will be deemed to have been given if the swap counterparty does not object in writing within ten business days of receipt of a written request for such consent);

     o the action will not, (1) as evidenced by an opinion of counsel, materially adversely affect the interests of any noteholder and (2) as confirmed by each of Moody's, Standard & Poor's and Fitch Ratings, cause the then-current rating assigned to any class of notes to be withdrawn, reduced or qualified; and

     o    an opinion of counsel as to various tax matters is delivered.


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

Any opinion of counsel referred to in this paragraph or the preceding one may be rendered by internal counsel to MART or the servicer.

     However, no supplemental indenture may do any of the following without the consent of the holder of each outstanding note affected by that supplemental indenture:

     o change the stated maturity date for any class of notes or the date on which any installment of principal of or interest on any note is due or reduce the principal amount of any note, the specified interest rate of any note or the redemption price of any note, change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the property of the issuer to payment of principal of or interest on the notes, or change any place of payment where, or the coin or currency in which, any note or any interest on the notes is payable;

     o impair the right to institute suit for the enforcement of various provisions of the indenture regarding payment;

     o reduce the percentage of the total outstanding principal amount of the notes the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with various provisions of the indenture, or of various defaults under the indenture, and their consequences as provided for in the indenture;

     o modify or alter the provisions of the indenture regarding the voting of notes held by the issuer, MART, the servicer or an affiliate of any of them;

     o reduce the percentage of the total outstanding principal amount of the notes the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the property of the issuer if the proceeds of that sale would be insufficient to pay the principal amount and accrued but unpaid interest on the notes and the certificates;

     o modify any provision of the indenture specifying a percentage of the total principal amount of the notes necessary to amend the indenture, the sale and servicing agreement, the trust agreement or any other related documents except to increase any percentage specified in the indenture or to provide that various additional provisions of the indenture, the sale and servicing agreement, the trust agreement or any other related documents cannot be modified or waived without the consent of the holder of each outstanding note affected by the modification;

     o modify any provisions of the indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any payment date or to affect the rights of the holders of notes to the benefit of any provisions for the mandatory prepayment of the notes contained in the indenture; or

     o permit the creation of any lien ranking prior to or on a parity with the lien of the indenture on any of the property of the issuer or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any of that collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

     The trust agreement will require the owner trustee to give the certificateholders 30 days' written notice of any proposed supplemental indenture if it materially adversely affects the certificateholders or if any noteholders' consent to the proposed supplemental indenture is required and provides that the owner trustee will not enter into the amendment unless certificateholders holding a majority of the certificate balance including, for this purpose, certificates held by MART or any affiliate of MART, consent in writing.


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

            THE SALE AND SERVICING AGREEMENT AND THE TRUST AGREEMENT

     We have summarized below some of the important terms of the sale and servicing agreement and the trust agreement. We will file copies of those agreements with the Securities and Exchange Commission after we issue the notes and the certificates. This summary is not a complete description of all of the provisions of those agreements.


SALE AND ASSIGNMENT

     Together with the issuance of the notes, and under the terms of the purchase agreement, MMCA will sell and assign to MART its entire right, title and interest in, to and under the receivables to be purchased by the issuer on the closing date, including its security interests in the related vehicles. At the time the notes are initially issued, MART will sell and assign to the issuer, without recourse, MART's entire interest in the receivables it purchased from MMCA on the closing date, including its security interests in the related vehicles. Each of the receivables conveyed by MART to the issuer on the closing date will be identified in a schedule attached to the sale and servicing agreement.

     The owner trustee will, at the same time as the sale and assignment of the receivables, execute, authenticate and deliver the certificates. The net proceeds received from the sale of the notes on the closing date will be applied to the purchase of the receivables and to the deposits required to be made to the reserve account, the pre-funding account, the negative carry account, the payahead account and the yield supplement account.

     It is anticipated that additional receivables will be conveyed to the issuer during the Pre-Funding Period. In addition, during the Reinvestment Period, the issuer may use prepayments on Long Deferment Period Receivables to purchase Reinvestment Receivables from MART. MART will designate as a related Cutoff Date the date as of which particular additional receivables are conveyed to the issuer. On or before each transfer of additional receivables to the issuer during the Pre-Funding Period and during the Reinvestment Period, MMCA will sell and assign to MART, without recourse, its entire right, title and interest in, to and under the additional receivables to be transferred by MART to the issuer on that date, including MMCA's security interests in the related vehicles. On each of those dates, subject to the conditions described below, MART will sell and assign to the issuer, without recourse, MART's entire interest in the additional receivables sold on that date designated by MART as of the related Cutoff Date.

     On each date during the Pre-Funding Period on which MART sells additional receivables to the issuer, MART will be required to deposit in the reserve account an amount equal to 1.00% of the Adjusted Principal Balance of the additional receivables to be transferred to the issuer on that date. It is a condition to the acquisition of additional receivables by the issuer with funds on deposit in the pre-funding account that MART make that deposit.

     Upon the acquisition of additional receivables by the issuer during the Pre-Funding Period with funds on deposit in the pre-funding account.

   (1) the principal balance of the receivables pool will increase in an amount equal to the principal balance of the additional receivables, the Total Yield Supplement Overcollateralization Amount will increase in an amount equal to the Yield Supplement Overcollateralization Amount of the additional receivables and the Adjusted Principal Balance of the receivables pool will increase in an amount equal to the Adjusted Principal Balance of the additional receivables, in each case as of the related Cutoff Date;

   (2) MART will deposit in the reserve account an amount equal to 1.00% of the Adjusted Principal Balance of the additional receivables as of the related Cutoff Date;

   (3) an amount equal to any early payments with respect to Actuarial Receivables that were received before the related Cutoff Date will be withdrawn from the pre-funding account and transferred to the payahead account;


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

   (4) MART will deposit in the yield supplement account an amount equal to the projected Yield Supplement Amounts for all future payment dates that occur during the deferral period of the additional receivables with deferred first payments, unless the yield supplement account has been replaced by an acceptable letter of credit on or before that date; and

   (5) an amount equal to the excess of the aggregate adjusted principal balance of the receivables transferred to the issuer on that date over the sum of the amounts described in clauses (2), (3) and (4) of this paragraph will be withdrawn from the pre-funding account and paid to MART.

     Upon the acquisition of Reinvestment Receivables by the issuer during the Reinvestment Period with prepayments on Long Deferment Period Receivables, the principal balance of the receivables pool, the Total Yield Supplement Overcollateralization Amount and the Adjusted Principal Balance of the receivables pool will increase in an amount equal to the principal balance, the Yield Supplement Overcollateralization Amount and the Adjusted Principal Balance of the Reinvestment Receivables, as of the related Cutoff Date, respectively.

     Any transfer of receivables during the Pre-Funding Period and during the Reinvestment Period is subject to the satisfaction, on or before the date of transfer, of the following conditions precedent, among others:

    o each of the receivables transferred to the issuer on that date must satisfy the eligibility criteria specified in the sale and servicing agreement (see "The Receivables Pool--Selection Criteria");

    o MART must not have selected those receivables in a manner that it believes is adverse to the interests of the issuer, the noteholders or the certificateholders;

    o if the receivables are being acquired with funds on deposit in the pre-funding account, the applicable reserve account deposit for that date must have been made;

    o the applicable payahead account deposit for that date must have been made;

    o if the receivables are being acquired with funds on deposit in the pre-funding account, the applicable yield supplement account deposit for that date must have been made;

    o MART must have executed and delivered to the issuer, with a copy to the indenture trustee, a written assignment conveying those receivables to the issuer, including a schedule identifying the receivables;

    o MART must have delivered various opinions of counsel to the owner trustee, the indenture trustee, the representative of the underwriters, and each of Moody's, Standard & Poor's and Fitch Ratings with respect to the transfer of those receivables; and

    o the owner trustee, the indenture trustee and each of Moody's, Standard & Poor's and Fitch Ratings must have received written notification from MART of the addition of all receivables transferred to the issuer on that date.

     Except for the criteria described in the preceding paragraphs, there will be no required characteristics of receivables transferred to the issuer after the closing date. Therefore, following the transfer of receivables to the issuer on any date during the Pre-Funding Period and during the Reinvestment Period, the aggregate characteristics of the entire pool of receivables may vary from those of the receivables transferred to the issuer on the closing date. See "Risk Factors" and "The Receivables Pool."

     In the purchase agreement, MMCA will represent and warrant to MART, and in the sale and servicing agreement, MART will represent and warrant to the issuer, among other things, that:

    o the information provided in the schedule of receivables transferred to the issuer on the closing date attached to the sale and servicing agreement, and each schedule of receivables transferred to the issuer on any date during the Pre-Funding Period and during the Reinvestment Period attached to the related assignment, is and will be correct in all material respects;


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    o  each contract requires the related obligor to maintain physical damage insurance covering the financed vehicle, in the amount determined by MMCA in accordance with its customary procedures;

    o on any date that receivables are transferred to the issuer, the receivables are free and clear of all security interests, liens, charges and encumbrances and no setoffs, defenses or counterclaims against it have been asserted or threatened;

    o on any date that receivables are transferred to the issuer, each of the receivables will be secured by a perfected first priority security interest in the vehicle in favor of MMCA; and

    o each receivable, at the time it was originated, complied, and complies or will comply in all material respects with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

     The noteholders, the issuer, the indenture trustee, the certificateholders and the owner trustee will have no recourse against MMCA or MART for breach of any of these representations and warranties as to a receivable other than the right to require MMCA and MART to repurchase the receivable. See "--Mandatory Repurchase of Receivables." The owner trustee, the indenture trustee, the issuer and the servicer will covenant in the sale and servicing agreement not to institute or join in the institution of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other similar proceeding against MART for a period of one year and a day after the payment in full of any securities rated by Moody's, Standard & Poor's or Fitch Ratings issued by MART or by a trust for which MART was the depositor.

     To assure uniform quality in servicing the contracts and to reduce administrative costs, the issuer will appoint the servicer as initial custodian of the contracts. The servicer, in its capacity as custodian, will hold all documents and instruments relating to the contracts, either directly or through subservicers, on behalf of the indenture trustee and the issuer. The contracts will not be stamped or otherwise marked to reflect the sale and assignment of the receivables to the issuer and will not be segregated from other receivables held by the servicer or the subservicers. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables by MMCA to MART and by MART to the issuer will be filed, and the servicer's accounting records and computer systems will be marked to reflect that sale and assignment. See "The Issuer" and "Some Important Legal Aspects of the Receivables."


THE PRE-FUNDING PERIOD


     The issuer will pay the purchase price for receivables to be transferred to the issuer during the Pre-Funding Period with funds on deposit in the pre-funding account. MART anticipates that during the Pre-Funding Period it will sell to the issuer additional receivables with an aggregate Adjusted Principal Balance of approximately $437,553,098.17. MART will deposit that amount into the pre-funding account on the closing date. Before being used to purchase receivables or to pay holders of the notes as described under "Terms of the Notes--Mandatory Prepayment," funds on deposit in the pre-funding account will be invested in investments as permitted by the sale and servicing agreement. The net earnings from the investment of funds on deposit in the pre-funding account will be transferred to the collection account on a monthly basis on the business day preceding each payment date.

     The Pre-Funding Period is expected to begin on the closing date and to end on September 16, 2002, but will end earlier if:


    o the amount of funds on deposit in the pre-funding account is reduced to less than $100,000 because of purchases of additional receivables;

    o  there is an event of default under the indenture;

    o there is an event of servicing termination under the sale and servicing agreement; or

    o  MART or the servicer becomes subject to various insolvency events.


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     Any funds remaining on deposit in the pre-funding account at the end of the Pre-Funding Period will be payable to the noteholders as described under "Terms of the Notes--Mandatory Prepayment."


THE REINVESTMENT PERIOD

     On each payment date during the Reinvestment Period, the issuer intends to use prepayments on Long Deferment Period Receivables to purchase additional receivables from MART. On each payment date during the Reinvestment Period, the issuer will apply prepayments on these receivables received during the prior month to purchase additional receivables if payment of those prepayments to noteholders would cause the principal of the notes to be repaid at a faster rate than would be the case if those receivables prepaid at the anticipated prepayment rate for receivables with no deferred first payment. None of these additional receivables will have a deferred first payment.

     If MART does not have sufficient receivables to transfer to the issuer on the payment date following the month in which the prepayments are received, the excess of those prepayments over the total Adjusted Principal Balance of the receivables available for purchase will be deposited to the reinvestment account until the earlier of:

    o  the date sufficient receivables are available; and


    o  June 16, 2003, which is the last day of the Reinvestment Period.


     However, those amounts will be held in the reinvestment account--and not paid to noteholders as an early payment of principal--if the amount on deposit in the negative carry account is at least equal to the Maximum Negative Carry Amount. If there is a shortfall in the funds in the negative carry account, MMCA has the option, but not the obligation, to deposit funds equal to the shortfall into the negative carry account. Although MMCA intends to make these deposits, if MMCA chooses not to, the excess prepayments on receivables with a deferred first payment will be paid to the noteholders as an early repayment of principal on the notes.


MANDATORY REPURCHASE OF RECEIVABLES

     In the event of a breach of any representation or warranty as to the receivables, which materially and adversely affects the interest of the issuer in a receivable, MART, unless that breach or failure has been cured by the last day of the calendar month which includes the 60th day after the date on which MART becomes aware of, or receives written notice from the owner trustee or the servicer of, the breach or failure, will be required to repurchase the receivable from the issuer, and MMCA will be required to repurchase the receivable from MART for an amount equal to the purchase amount of the receivable. See "--Sale and Assignment."

     The purchase amount will be payable on the payment date immediately following that calendar month. The purchase amount of a receivable to be purchased on any payment date will equal the sum of:

    o the outstanding principal balance of the receivable as of the first day of the preceding calendar month; and

    o the accrued and unpaid interest on the principal balance at the annual percentage rate of the receivable from the date a payment was last made on the receivable through the date on which payment was due for that receivable in the preceding calendar month.

     This calculation will be made after giving effect to the receipt of monies collected on the contract in the preceding calendar month.

     The obligation of MART to repurchase a receivable will not be conditioned on performance by MMCA of its obligation to repurchase a receivable. The repurchase obligation will constitute the sole remedy available to the noteholders, the issuer, the indenture trustee, the certificateholders or the owner trustee against MART and MMCA for any uncured breach or failure.


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SERVICING PROCEDURES

     The servicer will make reasonable efforts to collect all payments due on the receivables in a manner consistent with the sale and servicing agreement and will exercise the degree of skill and care that the servicer exercises for comparable motor vehicle receivables owned and/or serviced by the servicer for itself or others.

     MMCA performs certain of its servicing functions utilizing employees of its parent, MMSA. Although it has no current plans to do so, the servicer may enter into subservicing agreements with servicers unaffiliated with MMCA that are eligible under the sale and servicing agreement for the subservicing of receivables. Any subservicing agreements will contain provisions substantially identical to those contained in the sale and servicing agreement and may contain other provisions that are not inconsistent with the terms of the sale and servicing agreement. The servicer may terminate a subservicing agreement and either service the related receivables directly or enter into a new subservicing agreement for the receivables with another subservicer, provided that any subservicer must be eligible to act as servicer.

     Notwithstanding any subservicing agreement, the servicer will remain obligated and liable to the issuer and the owner trustee for servicing and administering the receivables in accordance with the sale and servicing agreement as if the servicer alone were servicing the receivables. All references in this prospectus to actions required or permitted to be taken, or restrictions on actions to be taken, by the servicer apply equally to actions by a subservicer. References in this prospectus to amounts received by the servicer include amounts received by a subservicer.

     Under the sale and servicing agreement, the servicer will be required to provide a computer tape or compact disk each month to Lewtan Technologies, Inc. containing information relating to the receivables, including the name, address and telephone number of each obligor and the balance on the receivables. Lewtan Technologies, Inc. will provide a copy of the tape or disk to the indenture trustee, the indenture trustee's agent, or the indenture trustee's designee upon the written request of the indenture trustee. Lewtan Technologies, Inc. will be paid a fee for such services and will be reimbursed for any expenses incurred by it in connection with such services. The servicer will pay these amounts from its monthly servicing fee.

     To be eligible to act as a servicer or subservicer under the sale and servicing agreement, a person must, at the time of its appointment as servicer or as a subservicer:

    o  have a net worth of not less than $50,000,000;

    o be servicing a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle loans;

    o be legally qualified, and have the capacity, to service the receivables;

    o have demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle loans similar to the receivables in accordance with standards of skill and care that are consistent with prudent industry standards; and

    o  be qualified and entitled to:

       -- use under a license or other written agreement the software which the servicer or any subservicer uses in connection with performing its duties and responsibilities under the sale and servicing agreement or the related subservicing agreement; and

       -- agree to maintain the confidentiality of that software, or obtain the right to use, or develop at its own expense, software which is adequate to perform its duties and responsibilities under the sale and servicing agreement or the related subservicing agreement.


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   The servicer will covenant in the sale and servicing agreement that:

    o the vehicle securing each receivable will not be released from the security interest granted by the receivable in whole or in part, except as contemplated by the sale and servicing agreement;

    o the servicer will not and will not permit any subservicer to impair in any material respect the rights of the issuer, the indenture trustee, the noteholders, the owner trustee or the certificateholders in the receivables or otherwise amend or alter the terms of a contract if, as a result of that amendment or alteration, the interests of the issuer, the noteholders, the indenture trustee, the owner trustee or the certificateholders under the sale and servicing agreement would be materially adversely affected; and

    o the servicer will not increase or decrease the number or amount of scheduled payments or the amount financed under a contract, or extend, rewrite or otherwise modify the payment terms of a contract; provided, however, that:

       -- the servicer may extend any contract for credit-related reasons that would be acceptable to the servicer for comparable motor vehicle receivables that it services for itself or others in accordance with its customary standards if the cumulative extensions on any contract shall not cause the term of that contract to extend beyond June 2009; provided further, that the extensions, in total, do not exceed two months for each twelve months of the original term of the contract; and

       -- if the obligor on a receivable with a deferred first payment has made one or more partial prepayments on the receivable on or before the date the first scheduled payment was due under that receivable, the Servicer may, at any time on or before 90 days after that payment was due, modify the terms of the receivable including reducing the amount of the scheduled payments; however, the servicer may not:

            o  change the annual percentage rate of the receivable; or

            o change the date on which the final scheduled payment under the receivable was due from the date specified in the related contract.


     If the servicer breaches any covenant described in the preceding paragraph that materially and adversely affects a receivable, the servicer will be required to purchase the receivable from the issuer. That purchase obligation is the sole remedy against the servicer for any uncured breach, except for the indemnities of the servicer specified in the sale and servicing agreement. The servicer's obligation to purchase a receivable in the case of a breach does not apply if the breach has been cured by the last day of the calendar month which includes the 60th day after the date on which the servicer becomes aware of, or receives written notice of, the breach.

     The sale and servicing agreement requires the servicer to charge off a receivable in conformity with its normal practice. It also requires the servicer to follow its normal collection practices and procedures that are consistent with the standard of care required by the sale and servicing agreement to realize upon any receivable. Currently, MMCA charges off a receivable at the time that the related vehicle has been repossessed and sold, or at the time as MMCA determines that it will not recover the vehicle. The servicer may sell the vehicle securing the receivable or take any other action permitted by law. See "Some Important Legal Aspects of the Receivables." The net proceeds of the sale will be deposited in the collection account at the time and in the manner described above.

     The sale and servicing agreement will also require the servicer to make advances, for which the servicer will be reimbursed in the manner described under "Terms of the Notes--Advances by the Servicer of Amounts Payable on the Receivables."


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

     The sale and servicing agreement will provide that the servicer will defend and indemnify:

     o    the issuer;

     o    the indenture trustee;

     o    the owner trustee;

     o    the noteholders;

     o    the certificateholders; and

     o    MART

against any and all liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from the use, ownership or operation by the servicer or any of its affiliates of any vehicle, or in respect of any negligence, willful misfeasance or bad faith of the servicer in the performance of its duties--other than errors in judgment--or by reason of reckless disregard of its obligations and duties, under the sale and servicing agreement or under any of the documents to which it is a party.

     The servicer's obligations to indemnify the issuer, the indenture trustee, the owner trustee, the noteholders, MART and the certificateholders for the servicer's actions or omissions will survive the removal of the servicer, but will not apply to any action or omission of a successor servicer.


SERVICING COMPENSATION


     The servicer will be entitled to receive a servicing fee for servicing the receivables each calendar month, payable on the related payment date, in an amount equal to the product of one-twelfth of the sum of 1.00% of the total principal balance of the receivables--other than receivables with a deferred first payment, plus .25% of the total principal balance of receivables with a deferred first payment, in each case as of the first day of the calendar month. A receivable ceases to have a deferred first payment on the last day of the calendar month prior to the calendar month in which the first scheduled payment on that receivable becomes due. The servicer will also be entitled to receive, as additional servicing compensation, earnings, net of losses and investment expenses, on amounts on deposit in the payahead account, all disposition fees paid as to receivables providing for balloon payments, all administrative fees and charges and all late payment fees paid as to the receivables, other than fees paid in connection with extension or deferral of payments on a receivable, which will be deposited in the collection account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be paid to the servicer on each payment date.


     The servicing fee and the additional servicing compensation will compensate the servicer for performing the functions of a third party servicer of contracts and for administering the receivables on behalf of the noteholders and the certificateholders, including collecting payments, accounting for collections, furnishing monthly and annual statements to the indenture trustee and the owner trustee as to distributions, responding to inquiries of obligors, investigating delinquencies, and providing collection and repossession services in cases of obligor default. In addition, the servicing fee and the additional servicing compensation will further compensate the servicer for various taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred by the servicer under the sale and servicing agreement in connection with administering and servicing the receivables.

EVIDENCE TO BE PROVIDED AS TO SERVICER'S COMPLIANCE WITH ITS SERVICING
OBLIGATIONS


     The sale and servicing agreement will provide that a firm of independent certified public accountants, who may provide audit and other services to the servicer, MART or MMCA, will furnish to the indenture trustee and the owner trustee, on or before March 31 of each year, beginning March 2003, a report of examination as to compliance by the servicer during the 12 months--or shorter period in the case of the first report--ended the preceding December 31 with various standards relating to the servicing of the receivables.



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     The sale and servicing agreement will also provide for delivery to the indenture trustee and the owner trustee, on or before March 31 of each year, beginning March 2003, of a certificate signed by an officer of the servicer stating that to the best of that officer's knowledge the servicer has fulfilled its obligations under the sale and servicing agreement throughout the 12 months--or shorter period in the case of the first report--ended the preceding December 31 or, if there has been a default in the fulfillment of any of those obligations, describing each of those defaults.


     Beneficial owners of the notes may obtain copies of those statements and certificates by written request addressed to the indenture trustee.

RESIGNATION BY THE SERVICER

     The sale and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer, except upon a determination that the servicer's performance of its duties is no longer permissible under applicable law. No resignation of the servicer will become effective until the indenture trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the sale and servicing agreement and becomes the administrator under the administration agreement.

CONSEQUENCES OF MERGER, CONVERSION, CONSOLIDATION OR SIMILAR ACTIONS BY THE SERVICER

     Any legal successor to the servicer, whether by merger, consolidation or purchase and assumption of all or substantially all of the business of the servicer, will become the servicer under the sale and servicing agreement, provided that any successor must be eligible to be servicer under the sale and servicing agreement.

LIMITS ON SERVICER'S LIABILITY

     The sale and servicing agreement will provide that the servicer will be liable only to the extent of the obligations specifically undertaken by it under the sale and servicing agreement and will have no other obligations or liabilities under the sale and servicing agreement.

LIMITS ON SERVICER'S OBLIGATIONS IN CONNECTION WITH LEGAL ACTIONS


     The sale and servicing agreement will provide that the servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, at its expense undertake any reasonable action that it may deem necessary or desirable in respect of the interests of the noteholders and the certificateholders under the sale and servicing agreement.


EVENTS OF SERVICING TERMINATION

     The following events will constitute events of servicing termination under the sale and servicing agreement:

     o any failure by the servicer to deliver to the owner trustee or the indenture trustee the monthly certificate detailing the collections and distributions for any calendar month, which failure continues beyond the earlier of three business days from the date the servicer's certificate was due to be delivered and the related payment date;

     o any failure by the servicer to deliver to the collection account or any other account, any required payment or deposit under the sale and servicing agreement, which failure continues unremedied for five business days, or, in the case of a payment or deposit to be made no later than a payment date, the failure to make the payment or deposit by the payment date;

     o any failure by the servicer duly to observe or perform in any material respect any other covenant or agreement in the notes, the certificates or the sale and servicing agreement,


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

          which failure materially and adversely affects the rights of noteholders or certificateholders and which continues unremedied for 30 days after written notice of the failure is given to the servicer by the indenture trustee or the owner trustee, or to MART, the servicer, the owner trustee and the indenture trustee by the holders of notes or certificates evidencing not less than 25% of the total principal amount of the outstanding notes, or 25% of the certificate balance, as applicable;

     o various events of bankruptcy, receivership, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings as to MART or the servicer and various actions by MART or the servicer indicating its insolvency or reorganization under bankruptcy, receivership, conservatorship, insolvency, or similar proceedings; and

     o failure of the servicer to be eligible to act as servicer under the sale and servicing agreement.

     If one of the events of servicing termination occurs and is not remedied, either the indenture trustee or the holders of notes evidencing not less than 51% of the total principal amount of the outstanding notes will have the right to remove the servicer. If the servicer is removed, either the indenture trustee will act as successor servicer or the indenture trustee will appoint a successor servicer.

     The holders of notes evidencing not less than 51% of the total principal amount of the outstanding notes or the holders of certificates evidencing not less than 51% of the certificate balance, in the case of any default which does not adversely affect the indenture trustee or the noteholders may, on behalf of all noteholders and certificateholders, as applicable, waive any event of servicing termination under the sale and servicing agreement except an event resulting from the failure to make any required deposit to or payment from any account.

     For purposes of the foregoing, any notes or certificates owned by MART, the servicer, or any affiliate will not be considered to be outstanding.

     The indenture trustee will have no obligation to notify noteholders of any event which, with lapse of time to cure, would become an event of servicing termination under the sale and servicing agreement, until after the expiration of any applicable cure period, according to the obligation of the indenture trustee to deliver to each noteholder a copy of any certificate received by the indenture trustee from the servicer under the sale and servicing agreement notifying the indenture trustee of any event which constitutes or, with the giving of notice or lapse of time or both, would become, an event of servicing termination under the sale and servicing agreement. See "--Rights of Indenture Trustee and Noteholders upon an Event of Servicing Termination under the Sale and Servicing Agreement."


RIGHTS OF INDENTURE TRUSTEE AND NOTEHOLDERS UPON AN EVENT OF SERVICING TERMINATION UNDER THE SALE AND SERVICING AGREEMENT

     As long as an event of servicing termination under the sale and servicing agreement remains unremedied, the indenture trustee or the holders of notes evidencing not less than a majority of the total principal amount of the outstanding notes may terminate the servicer's rights and obligations under the sale and servicing agreement. Thereafter, the indenture trustee or a servicer meeting the requisite eligibility standards, which may be an affiliate of the indenture trustee, appointed by the indenture trustee will succeed to all the responsibilities, duties, and liabilities of the original servicer.

     The successor servicer will then be entitled to the compensation payable to the servicer. If the indenture trustee is unwilling or legally unable so to act, the indenture trustee may appoint, or petition a court of competent jurisdiction to appoint, a person eligible to act as servicer as successor to the outgoing servicer under the sale and servicing agreement. In no event may the servicing compensation to be paid to that successor be greater than the servicing compensation payable to the servicer under the sale and servicing agreement. In the event of the bankruptcy of the servicer, the bankruptcy trustee or the servicer, as debtor in possession, may have the power to prevent a termination of the servicer's rights and obligations under the sale and servicing agreement.


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REQUIREMENTS FOR AMENDMENTS OF THE SALE AND SERVICING AGREEMENT AND THE TRUST
AGREEMENT

     Both the sale and servicing agreement and the trust agreement may be amended by the parties, without the consent of the noteholders or the certificateholders to:

     o cure any ambiguity, to revise, correct or supplement any provisions herein;

     o enable the issuer to avoid becoming a member of MMCA's consolidated group under GAAP; or

     o enable MART or any affiliate of MART or any of their affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle,


provided that, the action will not, as evidenced by an opinion of counsel--which may be given by internal counsel to MART or the servicer--to the indenture trustee and the owner trustee:


     o materially and adversely affect the interest of any noteholder or certificateholder;

     o be inconsistent with the derecognition by MMCA of the receivables under GAAP or cause the issuer to become a member of MMCA's consolidated group under GAAP; or

     o    as to the trust agreement, have adverse tax consequences.

     The sale and servicing agreement may be amended by the parties for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the sale and servicing agreement or for the purpose of modifying the rights of noteholders or certificateholders, with the consent of the indenture trustee, the holders of notes evidencing not less than 51% of the total principal amount of then outstanding notes, voting as a group, the holders of certificates evidencing not less than 51% of the certificate balance, and with the consent of the swap counterparty to the extent such amendment adversely affects the rights or obligations of the swap counterparty under the interest rate swap agreement, or modifies the obligations of, or impairs the ability of the issuer to fully perform any of its obligations under the interest rate swap agreement (which consent will not be unreasonably withheld). Promptly after the execution of any such amendment, the owner trustee will mail a copy to each certificateholder, to the indenture trustee and to each of the rating agencies.

     The trust agreement may be amended by the parties for the purpose of adding any provisions to or changing in any manner, or eliminating any of the provisions of the trust agreement, or for the purpose of modifying the rights of noteholders or certificateholders, with the consent of the indenture trustee, MART, the holders of notes evidencing not less than a majority of the total principal amount of the then outstanding notes, voting as a group, the holders of certificates evidencing not less than a majority of the certificate balance, and with the consent of the swap counterparty, to the extent such amendment adversely affects the rights or obligations of the swap counterparty or modifies or impairs the ability of MART to fully perform any of its obligations under the interest rate swap agreement. Promptly after the execution of any such amendment, the owner trustee will mail a copy to each certificateholder, to the indenture trustee and to each of the rating agencies.


     For purposes of the two preceding paragraphs, any notes or certificates owned by MART, the servicer, or any of their respective affiliates will not be considered to be outstanding.

     However, no amendment of either agreement may:

     o increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on receivables or distributions that are required to be made on any note or certificate, or change any interest rate of any note or the Specified Reserve Balance, without the consent of all adversely affected noteholders or certificateholders;

     o reduce the aforesaid percentage of the notes and the certificates which is required to consent to any amendment, without the consent of all noteholders or certificateholders affected by the amendment;


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     o    adversely affect the ratings of any class of notes by Moody's,
          Standard & Poor's and Fitch Ratings without the consent of holders of notes evidencing not less than 662/3% of the total principal amount of the then outstanding notes of that class as to any amendment to the sale and servicing agreement or the trust agreement; or

     o amend the provisions of the trust agreement setting forth the permitted activities of the trust.

     Additionally, as to an amendment of the trust agreement, an opinion of counsel to the effect that the amendment will not have specified adverse tax consequences will be furnished to the indenture trustee and the owner trustee.

REQUIREMENTS FOR TERMINATION OF THE ISSUER

     The issuer will terminate and be of no further force and effect upon the earlier of:

     o payment to noteholders and certificateholders of all amounts required to be paid to them under the indenture, the trust agreement and the sale and servicing agreement; and

     o the payment date following the month which is one year after the maturity or other liquidation of the last receivable and the disposition of any amounts received upon liquidation of any property remaining with the issuer in accordance with the terms and priorities set forth in the indenture, the trust agreement and the sale and servicing agreement.

     In order to avoid excessive administrative expense, the servicer will be permitted, at its option, if the principal balance of the receivables as of the close of business on the last day of a calendar month has declined to 10% or less of the Initial Pool Balance, to purchase from the issuer, on the payment date occurring in any subsequent calendar month, all remaining receivables transferred to the issuer at a purchase price equal to the outstanding principal amount of the notes and the certificates, in each case plus accrued and unpaid interest thereon. The exercise of this right will effect early retirement of the notes and the certificates.

ACTIONS TO BE TAKEN BY INDENTURE TRUSTEE UPON TERMINATION OF THE ISSUER

     The indenture trustee will give written notice of termination of the issuer to each noteholder of record. The final distribution to any noteholder will be made only upon surrender and cancellation of that holder's note, whether a note in fully registered, certificated form or one or more physical notes representing the notes, at the office or agency of the indenture trustee specified in the notice of termination. Any funds remaining with the issuer, after the indenture trustee has taken various measures to locate a noteholder and the measures have failed, will be distributed to MART or as otherwise provided in the sale and servicing agreement and the trust agreement.

THE ADMINISTRATION AGREEMENT

     MMCA, in its capacity as administrator, will enter into an administration agreement with the issuer and the indenture trustee. Under the administration agreement, the administrator will agree to provide the notices and to perform other administrative obligations required by the indenture. As compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its expenses relating to the administration agreement, the administrator will be entitled to a monthly administration fee to be paid by the servicer.


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                SOME IMPORTANT LEGAL ASPECTS OF THE RECEIVABLES

     The discussion below examines the material legal aspects of the receivables under applicable federal and state laws including the laws of Florida, California and Texas, the states in which the largest number of obligors reside.

BANKRUPTCY CONSIDERATIONS

     MMCA and MART intend that each transfer of receivables by MMCA to MART be structured so that the receivables and the related proceeds would not be part of MMCA's bankruptcy estate under Section 541 of the United States Bankruptcy Code should MMCA become the subject of a bankruptcy case after the transfers of the receivables to MART. This is known as a "true sale." Legal counsel has advised MART that if MMCA were to become the subject of a voluntary or involuntary case under the United States Bankruptcy Code, the receivables and their proceeds would not be part of MMCA's bankruptcy estate under Section 541 of the United States Bankruptcy Code.

ISSUER'S RIGHTS IN THE RECEIVABLES

     The receivables are "chattel paper" as defined in the Uniform Commercial Code. Under the Uniform Commercial Code, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. Following transfers of the receivables, MMCA and MART will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of MART and the issuer, as the case may be, in the receivables.

     Under the sale and servicing agreement, the servicer will hold the receivables, either directly or through subservicers, as custodian for the indenture trustee and the issuer following the sale and assignment of the receivables to the issuer on any date. MART will take the action that is required to perfect the rights of the indenture trustee and the issuer in the receivables. The receivables will not be stamped, or otherwise marked, to indicate that they have been sold to the issuer. If, through inadvertence or otherwise, another party purchases or takes a security interest in the receivables for new value in the ordinary course of business and takes possession of the receivables without actual knowledge of the issuer's interest, the purchaser or secured party will acquire an interest in the receivables superior to the interest of the issuer. The servicer will be obligated to take those actions which are necessary to protect and perfect the issuer's interest in the receivables and their proceeds.


SECURITY INTERESTS IN VEHICLES

     In all states in which the receivables have been originated, retail installment sale contracts evidence the credit sale of vehicles by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the Uniform Commercial Code. Perfection of security interests in the vehicles is usually governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states in which the receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. In California, Texas and Florida, a security interest in a vehicle is perfected by recording the security interest on the vehicle's certificate of title. Florida law also requires creditors to file a sworn notice of lien as a condition to enforcement of the lien in state courts against creditors and subsequent purchasers for valuable consideration and without notice.

     MMCA will assign its security interests in the vehicles securing the related receivables to MART and MART will subsequently assign its security interests in the vehicles to the issuer. However, because of the administrative burden and expense, MMCA, the servicer, MART and the issuer will not amend any certificate of title to identify the issuer as the new secured party on the certificates of title relating to the vehicles. Also, the servicer will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the issuer.

     In most states, assignments together with a perfected security interest in the chattel paper are an effective conveyance of a security interest in the vehicles subject to the chattel paper without


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amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state or local agencies, the notation of MMCA's lien on the certificates of title will be sufficient to protect the issuer against the rights of subsequent purchasers of a vehicle or subsequent lenders who take a security interest in a vehicle. If there are any vehicles as to which MMCA failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the vehicles and holders of perfected security interests.

     A failure would constitute a breach of MMCA's warranties under the purchase agreement and of MART's warranties under the sale and servicing agreement and would create an obligation of MMCA and of MART to purchase the related receivable if the breach materially adversely affects the interest of the issuer in the receivable. By not identifying the issuer as the secured party on the certificate of title, the issuer's interest in the chattel paper may not have the benefit of the security interest in the vehicle in all states or the security interest could be defeated through fraud or negligence. MART will assign its rights under the purchase agreement to the issuer. If the issuer does not have a perfected security interest in a vehicle, its ability to realize on the vehicle in the event of a default may be adversely affected.

     Under the laws of most states, a perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner reregisters the vehicle in the new state. Under Florida law, the law of the jurisdiction issuing the certificate of title covering a vehicle governs the perfection and priority of the security interest in the vehicle, even if there is no other relationship between the vehicle and the jurisdiction that issued the certificate of title covering the vehicle or the debtor. A certificate of title covers a vehicle when a valid application for the certificate and the applicable fee are delivered to the appropriate authority. The vehicle ceases to be covered by the certificate of title at the earlier of the time the certificate of title ceases to be effective under the law of the issuing jurisdiction or the time the vehicle becomes covered subsequently by a certificate issued by another jurisdiction. The local law of the jurisdiction that issued a certificate of title covering the vehicle governs perfection, the effect of perfection or nonperfection, and the priority of a security interest in a vehicle covered by a certificate of title from the time the vehicle becomes covered by the certificate of title until the vehicle ceases to be covered by the certificate of title. A vehicle brought into California will be perfected under the laws of the state which issued the certificate of title until four months after the vehicle was removed from that state. The security interest in a vehicle brought into Texas will remain perfected for four months after the vehicle first enters Texas and will then become unperfected if no action is taken to perfect the vehicle in Texas. A majority of states, including California, require surrender of a certificate of title to reregister a vehicle. If a vehicle brought into Texas from another state is required to be registered in Texas, satisfactory evidence of title is required before the vehicle can be sold or transferred in Texas. Under Florida law, if a certificate of title has previously been issued for a vehicle, the application for a new certificate must be accompanied by the prior certificate of title and the prior certificate must duly note the assignment. In the case of an application for a certificate of title for a vehicle titled or registered outside of Florida, Florida law requires that the applicant surrender all certificates, registration cards or other evidence of foreign registration as may be in the control of the applicant. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation.

     In states that do not require a certificate of title for registration of a motor vehicle, reregistration could defeat perfection. In the ordinary course of servicing receivables, MMCA takes steps to effect re-perfection upon receipt of notice of reregistration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, MMCA must either surrender possession of the certificate of title or it will receive notice as a result of its lien noted on the certificate of title and, will have an opportunity to require satisfaction of the receivable before release of the lien. The servicer will be obligated to take appropriate steps, at the servicer's expense, to maintain perfection of security interests in the vehicles.


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     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes may take priority over even a perfected security interest in a vehicle. California gives priority to those liens given by statute or rule of law. In Texas, liens for work intended to enhance or preserve the value of the vehicle, such as a mechanic's lien, may take priority over even a perfected security interest in that vehicle. Under Florida law, persons who in the ordinary course of their business furnish services or materials with respect to vehicles may hold a "possessory lien" upon vehicles in their possession by statute or rule of law that secures payment or performance for such materials or services that takes priority over a perfected security interest unless the lien is statutory and the statute expressly provides otherwise. The Internal Revenue Code of 1986, as amended, also grants priority to some federal tax liens over the lien of a secured party. Federal law and the laws of some states permit the confiscation of motor vehicles under some circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle.

     MMCA will represent to MART and MART will represent to the issuer that the issuer's security interest in each vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) and security interests in, the vehicle. However, liens for repairs or taxes, or the confiscation of a vehicle, could arise or occur at any time during the term of a receivable. No notice will be given to the owner trustee, certificateholders, and the indenture trustee or noteholders in the event a lien arises or confiscation occurs. Neither MART nor the servicer will have any obligation to repurchase a receivable as to which any of the preceding occurrences result in the issuer losing the priority of its security interest or its security interest in the vehicle after the date a receivable is sold to the issuer.

REPOSSESSION

     In the event of default by a purchaser of a vehicle, the holder of the retail installment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Under the Uniform Commercial Code, remedies of a secured party include the right to repossession by self-help, unless repossession would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is the method employed by MMCA in the majority of instances in which a default occurs and is accomplished simply by retaking possession of the vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

     In the event of default by an obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. In some circumstances, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

     The Uniform Commercial Code and other state laws require the secured party to provide a defaulting obligor with reasonable notice of the date, time, and place of any public sale and the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for the sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

     In California, the secured party must give written notice to a defaulting obligor at least 15 days before a public sale or before the day on or after which any private sale of the collateral is to be made. Texas and Florida require the secured party to provide a defaulting obligor with reasonable notice of the time and place of any public sale and the time after which any private sale of the collateral may be held. In Texas, Florida and California, the obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the


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obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for the sale, and reasonable attorney's fees and legal expenses. In Florida the obligor may also be required to satisfy other obligations to the secured party secured by the vehicle.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of a repossessed vehicle will usually be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the obligor on the related receivable. While some states impose prohibitions or limitations on deficiency judgments, if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit these judgments. However, the deficiency judgment would be a personal judgment against a defaulting obligor, who can be expected to have very limited capital or income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all. MMCA will normally seek to recover any deficiency existing after repossession and sale of a vehicle.

OBLIGOR'S RIGHT TO EXCESS PROCEEDS UPON SALE OF A VEHICLE

     Occasionally, after resale of a financed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the lender to remit the surplus to any holder of any lien on the vehicle sold or if no lienholder exists or there are remaining funds, the Uniform Commercial Code requires the lender to remit the surplus to the former obligor.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include:

     o    the Truth-in-Lending Act;

     o    the Equal Credit Opportunity Act;

     o    the Federal Trade Commission Act;

     o    the Fair Credit Reporting Act;

     o    the Fair Debt Collection Practices Act;

     o    the Magnuson-Moss Warranty Act;

     o    the Federal Reserve Board's Regulations B and Z;

     o state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code; and

     o state motor vehicle retail installment sales acts, retail installment sales acts, and other similar laws.

     Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. Those requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts like the receivables.

     The so-called holder-in-due-course rule of the Federal Trade Commission, also known as the FTC rule, the provisions of which have been duplicated by the Uniform Consumer Credit Code, other state statutes, or the common law in some states, has the effect of subjecting a seller, and some related lenders and their assignees, in a consumer credit transaction and any assignee of the seller to all claims and defenses which the buyer in a transaction could assert against the seller of the goods.


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     Liability under the FTC rule is limited to the amounts paid by the buyer, and may result in the inability of the holder of the contract to collect all or a portion of the balance remaining due from the buyer under that contract. Most of the receivables will fall under the requirements of the FTC rule. Also, the issuer, as holder of the related receivables, will be liable to any claims or defenses that a purchaser of a vehicle may assert against the seller of the vehicle. Those claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.


     Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an Odometer Disclosure Statement was not provided to the purchaser of the related vehicle, the obligor may be able to assert a defense against the seller of the vehicle. If an obligor were successful in asserting one of these claims or defenses, it would be a breach of MMCA's and MART's representations and warranties under the purchase agreement and the sale and servicing agreement and would create an obligation of MMCA and MART to repurchase the receivable unless the breach is cured. See "The Sale and Servicing Agreement and the Trust Agreement--Sale and Assignment."


     Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have often upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

     MMCA and MART will warrant that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the issuer for violation of any law and the claim materially and adversely affects the issuer's interest in a receivable, the violation would constitute a breach of warranty and would create an obligation of MMCA and MART to repurchase the affected receivable unless the breach is cured. See "The Sale and Servicing Agreement and the Trust Agreement--Mandatory Repurchase of Receivables."

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a person who enters military service after the origination of a loan (including a person who was in reserve status and is called to active duty after origination of the loan) (i) is entitled to have the interest rate reduced and capped at 6% per annum for the duration of the military service,
(ii) may be entitled to a stay of proceedings on foreclosures and similar actions and (iii) may have the maturity of the loan extended, or the payments lowered and the payment schedule adjusted. The Relief Act applies to members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables and the ability of the servicer to foreclose on an affected receivable during the obligor's period of active duty status. Thus, in the event that such a receivable goes into default, there may be delays and losses.


OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the United States Bankruptcy Code and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the United States Bankruptcy Code, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the


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secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the lender as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

LEGAL INVESTMENT

     The Class A-1 notes are structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisors regarding whether an investment by the money market fund in the Class A-1 notes satisfies the money market fund's investment policies and objectives.

                        FEDERAL INCOME TAX CONSEQUENCES


     The following discussion is a summary of some of the United States federal income tax consequences of the purchase, ownership and disposition of the notes. This summary is based upon current provisions of the tax code, existing and proposed Treasury regulations under the tax code, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect. There can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. This summary does not purport to deal with all aspects of federal income taxation that may be relevant to beneficial owners of notes in light of their personal investment circumstances nor, except for some limited discussions of particular topics, to some types of beneficial owners of notes subject to special treatment under the federal income tax laws (e.g., financial institutions, note owners that are partnerships or trusts for U.S. federal income tax purposes, broker-dealers, life insurance companies and tax-exempt organizations). This information is directed to beneficial owners who hold the notes as "capital assets" within the meaning of Section 1221 of the tax code.



TAX TREATMENT OF THE NOTES AND THE ISSUER UNDER FEDERAL INCOME TAX LAW

     Tax Status of the Notes and the Issuer. The seller, the owner trustee, the indenture trustee and each note owner will express in the sale and servicing agreement and in the indenture their intent that, for federal, state and local income and franchise tax purposes, the notes will be indebtedness, secured by the assets of the issuer. The seller, the owner trustee and the indenture trustee by entering into the sale and servicing agreement and the indenture, and each note owner, by acquiring a beneficial interest in a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes. Consistent with and based, in part, upon such intent and agreements, Skadden, Arps, Slate, Meagher & Flom LLP will render, on the closing date, its opinion that for federal income tax purposes under existing law, subject to customary assumptions and qualifications:

     o    the notes will be treated as debt; and

     o the issuer will not be classified as an association or a publicly traded partnership taxable as a corporation.

MART, the owner trustee and the indenture trustee have agreed, and the noteholders will agree by their purchase of notes, to treat the notes for federal, state and local income and franchise tax purposes as indebtedness of the issuer.

     Stated Interest. Stated interest on the notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with a beneficial owner's method of tax accounting.

     Original Issue Discount. A note will be treated as issued with original issue discount or "OID" if the excess of the note's "stated redemption price at maturity" over the issue price equals or exceeds a


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de minimis amount equal to 1/4 of 1 percent of the note's stated redemption price at maturity multiplied by the number of complete years to its maturity based on the anticipated weighted average life of a note.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a note and its issue price. A holder of a note must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a note will be considered to be zero if it is less than a de minimis amount determined as described above.

     The issue price of a note will generally be the initial offering price at which a substantial amount of the notes are sold. The issuer intends to treat the issue price as including, in addition, the amount paid by the noteholder for accrued interest that relates to a period prior to the closing date. The stated redemption price at maturity generally will equal the principal amount of the note.

     The holder of a note issued with OID must include in gross income for each taxable year the OID accrued for each day during its taxable year on which it holds the note. The daily portions are determined by calculating the OID for the accrual period and then allocating to each day a pro rata portion of the OID that accrued during the accrual period. The issuer intends to report OID on the basis of an accrual period that corresponds to the interval between payment dates.

     OID on the notes will be computed by taking into account the anticipated rate of prepayments assumed in pricing the notes, which will be 1.3% ABS. The amount of OID that will accrue during an accrual period will equal:


     o the present value of all payments remaining to be made on the note as of the close of the accrual period, plus the payments during the accrual period of amounts included in the stated redemption price of the note; minus


     o the "adjusted issue price" of the note at the beginning of the accrual period.

     The adjusted issue price of a note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the note in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors:

     o the original yield to maturity of the note, determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period;

     o    events which have occurred before the end of the accrual period; and

     o the assumption that the remaining payments will be made in accordance with the original assumption.

     The effect of this method is to increase the rate at which a noteholder includes OID in income to take into account prepayments on the receivables at a rate that exceeds the anticipated rate of prepayments, and to decrease (but not below zero) for any period the rate at which a noteholder includes OID in income to take into account prepayments with respect to the receivables at a rate that is slower than the anticipated rate of prepayments. Although OID will be reported to noteholders based on the anticipated rate of prepayments, no representation is made to noteholders that receivables will be prepaid at that rate or at any other rate.

     A holder of a note that acquires the note for an amount that exceeds its stated redemption price will not include any OID in gross income. A holder of a note which acquires the notes for an amount that is less than its stated redemption price will be required to include OID in gross income, but a subsequent holder who purchases a note for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a note's issue price, to reduce the amount of OID included in income in each period by the amount of OID multiplied by a fraction, the numerator of which is:


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     o    the purchaser's adjusted basis in the note immediately after purchase thereof; minus


     o    the adjusted issue price of the note;

and the denominator of which is:


     o all amounts remaining to be paid on the note after the purchase date, other than qualified stated interest; minus


     o    the adjusted issue price of the note.


     Total Accrual Election. As an alternative to separately accruing stated interest, OID, de minimis OID, market discount, de minimis market discount, unstated interest, premium, and acquisition premium, a holder of a note may elect to include all income that accrues on the note using the constant yield method. If a noteholder makes this election, income on a note will be calculated as though:


     o the issue price of the note were equal to the noteholder's adjusted basis in the note immediately after its acquisition by the noteholder;

     o    the note were issued on the noteholder's acquisition date; and

     o none of the interest payments on the note were "qualified stated interest."

A noteholder may make this election for a note that has premium or market discount, respectively, only if the noteholder makes, or has previously made, an election to amortize bond premium or to include market discount in income currently. See "--Market Discount" and "--Amortizable Bond Premium."


     Market Discount. The notes, whether or not issued with OID, will be subject to the market discount rules of the tax code. In general, these rules provide that if the beneficial owner purchases a note at a discount (if the discount exceeds a de minimis amount specified in the tax code) from its stated redemption price at maturity or, if the notes were issued with OID, its adjusted issue price, and thereafter (1) recognizes gain upon a disposition, or
(2) receives payments of principal, the lesser of (x) the gain or principal payment or (y) the accrued market discount will be taxed as ordinary interest income and not as capital gain. Generally, the accrued market discount will be the total market discount on the note multiplied by a fraction equal to:

     o    the number of days the beneficial owner held the note; divided by


     o the number of days from the date the beneficial owner acquired the note until its maturity date.

The beneficial owner may elect, however, to determine accrued market discount under the constant yield method.

     Limitations imposed by the tax code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with market discount. A beneficial owner of a note may elect to include market discount in gross income as it accrues and, if it makes this election, is exempt from this rule. This election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which the election applies. The adjusted basis of a note subject to the election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or other taxable disposition.

     Amortizable Bond Premium. In general, if a beneficial owner of a note purchases a note at a premium--that is, an amount in excess of the amount payable upon the maturity of that note--that beneficial owner will be considered to have purchased the note with "amortizable bond premium" equal to the amount of the excess. The beneficial owner of a note may elect to amortize bond premium as an offset to interest income, and not as a separate deduction item, as it accrues under a constant yield method over the remaining term of the note. That beneficial owner's tax basis in the note will be reduced by the amount of the amortized bond premium. Any election will apply to all debt instruments, other than instruments the interest on which is excludible from gross income, held by that beneficial owner at the beginning of the first taxable year for which the election applies or later acquired, and cannot be revoked without the consent of the IRS. Bond premium on a note held by a beneficial owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

     Disposition of Notes. A beneficial owner of a note's adjusted tax basis will be its cost, increased by the amount of any OID, market discount and gain previously included in income with respect to the note, and reduced by the amount of any payment on the note that is not qualified stated interest and the amount of bond premium previously amortized with respect to the note. A beneficial owner will generally recognize gain or loss on the sale or retirement of a note equal to the difference between the amount realized on the sale or retirement and the tax basis of the note. The gain or loss will be capital gain or loss--except to the extent attributable to OID not previously accrued, accrued but unpaid interest, or as described above under "--Market Discount"--and will be long-term capital gain or loss if the note was held for more than one year. In addition, if the prepayable obligation rules apply, any OID that has not accrued at the time of the payment in full of a note will be treated as ordinary income.


FEDERAL TAX CONSEQUENCES OF WAIVERS OF EVENTS OF DEFAULT AND AMENDMENTS OF NOTES BY NOTEHOLDERS

     The indenture permits the noteholders to waive an event of default under the indenture or rescind an acceleration of the notes in some circumstances upon a vote of the requisite percentage of noteholders. Any waiver or rescission under the indenture, or any amendment of the terms of the notes, could be treated for federal income tax purposes as a constructive exchange by a noteholder of the notes for new notes, upon which gain or loss would be recognized.


INFORMATION REPORTING AND BACKUP WITHHOLDING OF TAXES BY INDENTURE TRUSTEE

     The indenture trustee will be required to report annually to the IRS, and to each beneficial owner of a note, the amount of interest paid on the notes and the amount withheld for federal income taxes for each calendar year, except as to exempt recipients which are generally corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each beneficial owner of note, other than beneficial owners who are not subject to the reporting requirements will be required to provide, under penalty of perjury, a certificate containing the beneficial owner's name, address, correct federal taxpayer identification number--which includes a social security number--and a statement that the beneficial owner is not subject to backup withholding. Should a nonexempt beneficial owner fail to provide the required certification or should the IRS notify the indenture trustee or the issuer that the beneficial owner has provided an incorrect federal taxpayer identification number or is otherwise subject to backup withholding, the indenture trustee will be required to withhold, or cause to be withheld, a specified percentage of the interest otherwise payable to the beneficial owner, and remit the withheld amounts to the IRS as a credit against the beneficial owner's federal income tax liability.


TAX CONSEQUENCES TO FOREIGN INVESTORS

     The following information describes the U.S. federal income tax treatment of note owners that are not U.S. persons. U.S. persons are any persons other than:

     o    citizens or residents of the United States;

     o corporations, partnerships or other entities treated as corporations or partnerships for United States federal income tax purposes organized in or under the laws of the United States, any state or the District of Columbia, unless, in the case of a partnership or entity treated as a partnership, Treasury regulations provide otherwise;

     o estates the income of which is includible in gross income for U.S. federal income tax purposes, regardless of source; or

     o trusts if a U.S. court is able to exercise primary supervision over the administration of the trusts and one or more U.S. persons has authority to control all substantial decisions of the trust.


     Interest paid or accrued on the notes to a non-U.S. person that is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. person will generally be considered "portfolio interest" and generally will not be subject to U.S. federal income tax and withholding tax, as long as the non-U.S. person:

     o is not actually or constructively a "10 percent shareholder" of the issuer or a "controlled foreign corporation" with respect to which the issuer is a "related person" within the meaning of the tax code; and

     o provides an appropriate statement, signed under penalty of perjury, certifying that the beneficial owner of a note is a non-U.S. person and providing that non-U.S. person's name and address.

     If the information provided in this statement changes, the non-U.S. person must so inform the indenture trustee within 30 days of the change. Generally, for individuals and corporations holding the notes on their own behalf, this statement is made on Form W-8BEN, which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a Form W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the paying or withholding agent reports at least annually to the beneficial owner on Form 1042-S. The beneficial owner must inform the paying or withholding agent within 30 days of such change and furnish a new Form W-8BEN. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and should consult its tax advisor. If the interest were not portfolio interest, then it would be subject to U.S. federal income and withholding tax at a rate of 30 percent unless reduced or eliminated under an applicable income tax treaty.

     Any capital gain realized on the sale or other taxable disposition of a note by a non-U.S. person will be exempt from U.S. federal income and withholding tax, provided that:

     o the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. person; and

     o in the case of an individual non-U.S. person, the non-U.S. person is not present in the United States for 183 days or more in the taxable year and several other requirements are met.

     If the interest, gain or income on a note held by a non-U.S. person is effectively connected with the conduct of a trade or business in the United States by the non-U.S. person, the beneficial owner of a note, although exempt from the withholding tax previously discussed if a duly executed Form W-8ECI is furnished, generally will be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the non-U.S. person is a foreign corporation, it may be subject to a branch profits tax under the tax code equal to 30 percent of its "effectively connected earnings and profits" for the taxable year, as adjusted for specified items, unless it qualified for a lower rate under an applicable tax treaty.

     You and your income tax return preparer should be aware that, under applicable Treasury regulations, one who provides advice on specific issues of law is not considered an income tax return preparer unless the advice is given on events that have occurred when the advice is rendered and not on the consequences of contemplated actions, and the advice is directly relevant to the determination of an entry on a tax return. Accordingly, you should consult your tax advisors and tax return preparers regarding the preparation of any item on your tax returns, even where we have discussed the anticipated tax treatment. In fact, you should consult your tax advisors as to all tax consequences of the purchase, ownership or disposition of the notes, including under federal income tax laws and regulations and the laws and regulations of any state, foreign country or other tax jurisdiction.

                             STATE TAX CONSEQUENCES

     Set forth below is a summary of some of the state income tax consequences of the purchase, ownership and disposition of the notes. Because of the variation in each state's income tax laws, it is impossible to predict tax consequences to noteholders in all states. Noteholders are urged to consult their tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of the notes.

     The issuer has been organized as a Delaware business trust, and MART and the servicer are headquartered in the State of California. In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, assuming that the notes are treated as debt for federal income tax purposes:

     o the notes will be treated as debt for Delaware and California income and franchise tax purposes;

     o the issuer will not be subject to Delaware or California income or franchise taxes at the entity level; and

     o noteholders not otherwise subject to taxation in California or Delaware, respectively, would not become subject to taxation in California or Delaware, respectively, solely because of a noteholder's ownership of a note.

     THE FEDERAL AND STATE TAX SUMMARIES REPRODUCED ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF ACQUIRING, HOLDING AND DISPOSING OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS


     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the tax code impose restrictions on:


     o    employee benefit plans (as defined in Section 3(3) of ERISA);

     o plans described in Section 4975(e)(1) of the tax code, including individual retirement accounts and some Keogh Plans;

     o any entities whose underlying assets include plan assets by reason of a plan's investment in those entities; and

     o persons who have specified relationships to one of the benefit plans described in the preceding clauses, who are called
          "Parties-in-Interest" under ERISA and "Disqualified Persons" under the tax code.

     In addition, the general account of an insurance company may be deemed to include assets of employee benefit plans investing in its general account and the insurance company might be treated as a Party-in-Interest with respect to an employee benefit plan by virtue of that type of investment. ERISA also imposes duties on persons who are fiduciaries of employee benefit plans subject to ERISA.

     ERISA and the tax code prohibit some transactions between an employee benefit plan and Parties-in-Interest or Disqualified Persons with respect to that employee benefit plan. A violation of these prohibited transaction rules may give rise to an excise tax under the tax code or a civil penalty under ERISA on all parties to the transaction, other than the employee benefit plan but including the person who caused the employee benefit plan to engage in the transaction, and may give rise to the obligation to correct the prohibited transaction, unless a statutory, regulatory or administrative exemption is available.

SPECIAL ERISA CONSIDERATIONS FOR EMPLOYEE BENEFIT PLANS

     If assets of the issuer were deemed to be assets of an employee benefit plan for purposes of ERISA or the tax code, some transactions involving the issuer might be deemed to constitute prohibited transactions. Under a regulation issued by the United States Department of Labor relating to assets of employee benefit plans, the assets of the issuer would be treated as plan assets of an employee benefit plan that invested in the issuer for purposes of ERISA and the tax code if the employee benefit plan acquired an "Equity Interest" in the issuer and none of the exceptions contained in the regulation were applicable.

     Under this regulation, a security is treated as an Equity Interest unless it is treated as a debt security under applicable local law and it has no substantial equity features. Although there is very little direct guidance from the Department of Labor on this point, because the notes (1) are expected to be treated as indebtedness under local law and will, in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, be treated as debt, rather than equity, for federal tax purposes (see "Federal Income Tax Consequences"), and (2) should not be deemed to have any "substantial equity features," the notes should not be treated as an Equity Interest for purposes of the plan assets regulation. This conclusion is based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.


     Whether or not the notes are treated as an Equity Interest, if an employee benefit plan acquires the notes, a prohibited transaction could arise if the issuer, an owner of 50% or more of the equity of the issuer, the owner trustee, the indenture trustee, any holder of the certificates or any of their respective affiliates, is or becomes a Party in Interest or a Disqualified Person with respect to that employee benefit plan. These prohibited transactions may, however, be eligible for an exemption from the excise tax and penalties that would otherwise be applicable under ERISA and the tax code. The availability of one or more of these exemptions will generally depend on the type of employee benefit plan fiduciary making the decision to acquire a note. Included among these exemptions are:


     o Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

     o Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

     o Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers";

     o Prohibited Transaction Class Exemption 95-60, regarding investments by insurance company general accounts; and

     o Prohibited Transaction Class Exemption 96-23, regarding investments effected by "in-house asset managers."

     If any trustee, the seller, the servicer, the underwriter, or any of their respective affiliates (i) has investment or administrative discretion with respect to the assets of a benefit plan, (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to such benefit plan's assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the benefit plan's assets and will be based on the particular investment needs of the benefit plan, or (iii) is an employer maintaining or contributing to the benefit plan, then a purchase of the notes by that benefit plan may represent a conflict of interest or act of self-dealing by that fiduciary. Consequently, any such party that is also a fiduciary considering an investment in the notes should consult with counsel.

     A violation of the prohibited transaction rules may result in the imposition of an excise tax and other penalties under ERISA and the tax code unless one or more statutory, regulatory or administrative exemptions is available. Each benefit plan and each government plan subject to a federal, state or local law substantially similar to ERISA, by its acceptance of a note, will be deemed to represent that an exemption applies to its acquisition, holding and disposition of the note. In this regard, the certificates of the trust will initially be acquired by the seller, and no transferee of the certificates, other than an affiliate of the seller, will be permitted to acquire more than 49.9% of the certificates.

SPECIAL ERISA CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS

     Investors should note that special rules are applicable to the assets of insurance company general accounts under ERISA and Section 4975 of the tax code. The Department of Labor published final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. The plan asset status of insurance company separate accounts is unaffected by these new rules and separate account assets continue to be treated as the assets of any plan invested in the separate account. Insurance companies should consult with their counsel regarding the potential impact of these new rules on their purchase of notes. The regulations do not adversely affect the applicability of Prohibited Transaction Class Exemption 95-60 to purchases of notes.

GENERAL INVESTMENT CONSIDERATIONS FOR EMPLOYEE BENEFIT PLANS

     Prior to making an investment in the notes, prospective benefit plan investors should consult with their legal advisors concerning the impact of ERISA and the tax code and the potential consequences of that investment with respect to their specific circumstances. In this regard, each employee benefit plan fiduciary should take into account, among other considerations:

     o    whether the fiduciary has the authority to make the investment;

     o the composition of the benefit plan's portfolio with respect to diversification by type of asset;

     o    the benefit plan's funding objectives;

     o    the tax effects of the investment; and

     o whether under the general fiduciary standards of investment prudence and diversification an investment in the notes is appropriate for the benefit plan, taking into account the overall investment policy of the benefit plan and the composition of the benefit plan's investment portfolio.

                                  UNDERWRITING

     Under the terms and conditions set forth in the underwriting agreement for the notes, MART has agreed to sell to each of the underwriters named below, and each of the underwriters, for whom Morgan Stanley & Co. Incorporated is acting as representative, has severally agreed to purchase from MART, the principal amount of the notes set forth opposite its name below:



                                             PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL
                                              AMOUNT         AMOUNT         AMOUNT          AMOUNT
                                           OF CLASS A-1   OF CLASS A-2   OF CLASS A-3    OF CLASS A-4
UNDERWRITERS OF THE CLASS A NOTES              NOTES          NOTES          NOTES          NOTES
---------------------------------         -------------- -------------- -------------- ---------------
Morgan Stanley & Co. Incorporated .......  $              $              $              $
Deutsche Banc Alex. Brown Inc. ..........
J.P. Morgan Securities Inc. .............
Merrill Lynch, Pierce, Fenner & Smith
 Incorporated ...........................
Salomon Smith Barney Inc. ...............
Tokyo-Mitsubishi International plc ......  ------------   ------------   ------------   ------------
Total ...................................  $151,000,000   $384,000,000   $369,000,000   $522,800,000
                                           ============   ============   ============   ============




     In addition, under the terms and conditions of the underwriting agreement, MART has agreed to sell to Morgan Stanley & Co. Incorporated and Morgan Stanley & Co. Incorporated has agreed to purchase from MART, the entire $144,500,000 principal amount of the Class B notes and the entire $65,600,000 principal amount of the Class C Notes.


     In the underwriting agreement, the several underwriters have agreed, in accordance with the terms and conditions set forth in the underwriting agreement, to purchase all the notes offered hereby. In the event of a default under the underwriting agreement by any underwriter, the underwriting agreement provides that, in some circumstances, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

     The underwriting discounts and commissions of the underwriters, the selling concessions that the underwriters may allow to some dealers and the discounts that some dealers may reallow to some other dealers, each expressed as a percentage of the principal amount of the Class A-1 notes, the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes and the Class C notes, will be as follows:



                                         UNDERWRITING
                                        DISCOUNTS AND     NET PROCEEDS TO       SELLING
                                         COMMISSIONS         THE SELLER       CONCESSIONS     REALLOWANCE
                                       ---------------   -----------------   -------------   ------------
Class A-1 notes ....................              %                  %               %               %
Class A-2 notes ....................              %                  %               %               %
Class A-3 notes ....................              %                  %               %               %
Class A-4 notes ....................              %                  %               %               %
Class B notes ......................              %                  %               %               %
Class C notes ......................              %                  %               %               %
                                          -------------     --------------
Total for all of the notes .........      $                 $
                                          =============     ==============




     The transaction expenses payable by MART are estimated to be $840,594.80.


     The representative of the underwriters has informed MART that it does not expect discretionary sales by the underwriters to exceed 5% of the principal amount of the notes being offered hereby.

     The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M of the Securities Exchange Act of 1934, as amended. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Those stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of those transactions.

     Tokyo-Mitsubishi International plc is an affiliate of Bank of Tokyo-Mitsubishi Trust Company, the indenture trustee. Tokyo-Mitsubishi International plc is not an affiliate of MART, the servicer or any of their respective affiliates. Tokyo-Mitsubishi International plc or its affiliates may, in the ordinary course of their business, have other commercial or investment banking relationships with MART, the servicer and their respective affiliates.


     Tokyo-Mitsubishi International plc is not a U.S. registered broker-dealer and, therefore, to the extent that it intends to effect any sales of notes in the United States, it may do so only through one or more U.S. registered broker-dealers in accordance with applicable laws and regulations of the United States.

     Each underwriter severally agrees that: (i) it has not offered or sold, and prior to the date that is six months after the date of issue of the notes will not offer or sell, any notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended); (ii) it has complied, and will comply with, all applicable provisions of the Financial Services and Markets Act 2000, known as FSMA, with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and (iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer.

     The indenture trustee may, from time to time, invest the funds in the accounts of the issuer in investments permitted by the sale and servicing agreement acquired from the underwriters.

     In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the servicer and its affiliates.

     Morgan Stanley Capital Services Inc., the swap counterparty, is an affiliate of Morgan Stanley & Co. Incorporated.

     MMCA and MART have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make.


     Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus, MART or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.

                                 LEGAL OPINIONS

     The validity of the notes and federal income tax matters will be passed upon for MART by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Sidley Austin Brown & Wood LLP, San Francisco, California, will act as counsel to the underwriters.

                             REPORTS TO NOTEHOLDERS

     Unless and until definitive notes are issued under the limited circumstances described under "Terms of the Notes--Issuance of Definitive Notes upon the Occurrence of Various Circumstances," all notices, reports and statements to noteholders, including any monthly and annual reports concerning the issuer and the receivables, will be prepared by the servicer and sent on behalf of the issuer only to DTC or Cede & Co. as nominee of DTC and registered holder of the notes. Those notices, reports and statements will not contain audited financial statements for the issuer. The servicer also does not intend to send any financial reports of the servicer or MART to noteholders. See "Terms of the Notes--Principal Amount and Interest Rates," "--Book Entry Registration" and "--Issuance of Definitive Notes upon the Occurrence of Various Circumstances."

                      WHERE YOU CAN FIND MORE INFORMATION

     MART, as originator of the issuer, filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 relating to the notes. This prospectus is part of the registration statement, but the registration statement includes additional information, including forms of some of the agreements discussed in this prospectus.

     The servicer, on behalf of MART in its capacity as originator of the issuer, will file or cause to be filed with the Securities and Exchange Commission periodic reports for the issuer as may be required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission.

     You may read and copy any notices, reports, statements or other information the servicer files or causes to be filed at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the operation of the public reference rooms. Our filings with the Securities and Exchange Commission are also available to the public without charge on the Securities and Exchange Commission's Internet site (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file publicly with the Securities and Exchange Commission.

                                   GLOSSARY

     ABS means the Absolute Prepayment Model.

     ACCRUED NOTE INTEREST means, for any payment date and each class of notes, the sum of the Monthly Accrued Note Interest and the Interest Carryover Shortfall for the class for that payment date.

     ACTUARIAL RECEIVABLES mean receivables which provide for amortization of the loan over a series of fixed level monthly installments. Actuarial Receivables which are also Balloon Payment Receivables amortize the receivable to the balloon payment. Each monthly installment, including the monthly installment representing the balloon payment, consists of an amount of interest equal to 1/12 of the annual percentage rate of the loan multiplied by the scheduled principal balance of the receivable, and an amount of principal equal to the remainder of the monthly installment.

     ADJUSTED POOL BALANCE means (1) the aggregate Adjusted Principal Balance of the receivables as of the initial Cutoff Date plus (2) the aggregate Adjusted Principal Balance of all receivables transferred to the issuer after the closing date, during the Pre-Funding Period and during the Reinvestment Period, calculated as of their respective Cutoff Dates.

     ADJUSTED PRINCIPAL BALANCE means, for any receivable and on any date, the principal balance of that receivable, minus the Yield Supplement
Overcollateralization Amount for that receivable, as of that date.

     AVAILABLE FUNDS means, for any payment date:

   (1) an amount equal to the sum of the following amounts for the preceding calendar month:

      o all collections on the receivables, including amounts withdrawn from the payahead account;

      o the proceeds of sale of any vehicle sold by the issuer upon termination of a Balloon Payment Receivable with a Return Option;

      o all proceeds of the liquidation of receivables which became defaulted receivables during the preceding calendar month, net of expenses incurred by the servicer in connection with the liquidation and any amounts required by law to be remitted to the obligor on any defaulted receivable;

      o any recoveries in respect of contracts that became defaulted in prior calendar months;

      o all extension and deferral fees paid as to the contracts;

      o the purchase amount of each receivable purchased from the issuer during or before the preceding calendar month, net of applicable expenses;


      o any net swap receipts on the interest rate swap;


      o any swap termination payments paid by the swap counterparty to the extent that such amounts are not used to enter into a replacement interest rate swap;

      o all advances made by the servicer;

      o the Yield Supplement Amount for that payment date;

      o the Negative Carry Amount for that payment date;

      o partial prepayments of any refunded item included in the principal balance of a contract, like extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums, or any partial prepayment which causes a reduction in the obligor's periodic payment to an amount below the scheduled payment as of the Cutoff Date;


      o the net earnings on funds on deposit in the pre-funding account and in the reinvestment account to the extent deposited to the collection account on that payment date by the indenture trustee;

      o with respect to the payment date on or immediately following the last day of the Pre-Funding Period, any funds remaining in the pre-funding account, calculated after giving effect to the purchase of all receivables purchased by the issuer during the Pre-Funding Period; and

      o with respect to the payment date on or immediately following the last day of the Reinvestment Period, any funds remaining in the reinvestment account,

     minus

   (2) the sum of the amount of the funds described in clause (1) above that are used in the related calendar month to reimburse servicer advances that are due and payable on that payment date,

     minus

   (3) if the payment date occurs during the Reinvestment Period, the sum of the total Adjusted Principal Balance of Reinvestment Receivables transferred to the issuer on that payment date and the Excess Reinvestment Amount, if any, deposited to the reinvestment account on the business day preceding the payment date.

     BALLOON PAYMENT means, as to a Balloon Payment Receivable, the final payment which is due at the end of the term of the receivable.

     BALLOON PAYMENT RECEIVABLE means any receivable that provides for equal monthly installments and one substantially larger final balloon payment.

     CALCULATION AGENT means Morgan Stanley Capital Services Inc.


     CLASS A PERCENTAGE means approximately 85.86%. The Class A Percentage is calculated as the percentage equivalent of a fraction the numerator of which is the sum of the principal amount, on the date of issuance of the notes, of each of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, and the denominator of which is the sum of the principal amount, on the date of issuance of the notes, of each of the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes and the Class C notes.

     CLASS B PERCENTAGE means approximately 9.72%. The Class B Percentage is calculated as the percentage equivalent of a fraction the numerator of which is the principal amount, on the date of issuance of the notes, of the Class B notes, and the denominator of which is the sum of the principal amount, on the date of issuance of the notes, of each of the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes and the Class C notes.

     CLASS C PERCENTAGE means approximately 4.42%. The Class C Percentage is calculated as the percentage equivalent of a fraction the numerator of which is the principal amount, on the date of issuance of the notes, of the Class C notes, and the denominator of which is the sum of the principal amount, on the date of issuance of the notes, of each of the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes and the Class C notes.


     CLOSING DATE means        , 2002.

     CUTOFF DATE means the date after which the issuer will be entitled to collections on the receivables, which will be (1) February 28, 2002, in the case of the receivables transferred to the issuer on the closing date, and (2) a date on or before the date of transfer of the receivables to the issuer, in the case of receivables transferred to the issuer after the closing date during the Pre-Funding Period and during the Reinvestment Period.


     DEFERRED FIRST PAYMENT means the first scheduled payment on a receivable is not due until a date more than 50 days but less than 450 days from the date of the contract. A receivable ceases to be treated as having a deferred first payment beginning on the last day of the calendar month preceding the calendar month in which the first scheduled payment is due.

     EXCESS REINVESTMENT AMOUNT means, for any payment date, the excess, if any, of the Required Reinvestment Amount for that payment date, over the total Adjusted Principal Balance of receivables satisfying the selection criteria in the sale and servicing agreement that are available to be transferred to the issuer on that payment date.

     GAAP means generally accepted accounting principles.

     INITIAL POOL BALANCE means the sum of the aggregate principal balance of the receivables as of the initial Cutoff Date.

     INTEREST CARRYOVER SHORTFALL means, on any payment date and any class of notes, the excess of the sum of the Monthly Accrued Note Interest for the preceding payment date and any outstanding interest from the close of business on the preceding payment date, over the amount in respect of interest that is actually deposited in the note payment account on the preceding payment date as to that class, plus interest on the excess, to the extent permitted by law, at the applicable note interest rate for the related interest period.

     INTEREST RATE SWAP means a method of hedging any discrepancies between fixed rate receivables and floating rate securities.

     LIBOR means the London Interbank Offered Rate indexed to the offered rates for U.S. dollar deposits, which for each interest period will be determined by the calculation agent for the Class A-4 notes as follows:

    o On the LIBOR determination date, the calculation agent for the Class A-4 notes will determine the rate for deposits in U.S. dollars for a period equal to one month, beginning on the first day of that interest period, which appears on the Telerate Page 3750 at approximately 11:00 a.m., London time, on that LIBOR determination date. For purposes of calculating LIBOR, London banking day means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market and "Telerate Page 3750" means the display designated as page "3750" by Telerate, Inc. (or any other page as may replace Telerate Page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

    o If that rate does not appear on the Telerate Page 3750 on the LIBOR determination date, the calculation agent for the Class A-4 notes will request the principal London offices of each of four major banks in the London interbank market to provide the calculation agent with its offered quotations for deposits in U.S. dollars for a period equal to one month, beginning on the first day of that interest period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR determination date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in that market at the time. If at least two quotations are provided, LIBOR for that interest period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for that interest period will be the arithmetic mean of rates quoted by three major banks in the city of New York selected by the calculation agent for the Class A-4 notes at approximately 11:00 a.m., New York City time, on the first day of that interest period for loans in U.S. dollars to leading European banks, for a period equal to one month, beginning on the first day of that interest period, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in that market at the time; provided, however, that if the banks selected as above by the calculation agent are not quoting rates as mentioned in this sentence, LIBOR for that interest period will be the same as LIBOR for the immediately preceding interest period.

     LIBOR DETERMINATION DATE means two London and New York banking days prior to the payment date or, for the first interest period, two business days prior to the closing date.


     LONG DEFERMENT PERIOD RECEIVABLE means a receivable for which the first payment is deferred for between 360 and 450 days.

     MART means MMCA Auto Receivables Trust.

     MAXIMUM NEGATIVE CARRY AMOUNT means, as of any date of determination, the product of (a) the weighted average rate on the notes as of that date minus 1.25%, multiplied by (b) the sum of (1) the product of (x) the Note Percentage as of that date, (y) the Pre-Funding Account Amount on that date after giving effect to any withdrawals from the pre-funding account on that date and (z) the percentage equivalent of a fraction, the numerator of which is the actual number of days until the last day of the Pre-Funding Period, and the denominator of which is 360, plus (2) the product of (x) the Note Percentage as of that date, (y) the Reinvestment Account Amount on that date after giving effect to any withdrawals from the reinvestment account on that date and (z) the percentage equivalent of a fraction, the numerator of which is the actual number of days until the last day of the Reinvestment Period, and the denominator of which is 360.

     MINIMUM ADJUSTED PRINCIPAL BALANCE OF LONG DEFERMENT PERIOD RECEIVABLES means, with respect to the Receivables transferred to the issuer on the closing date, the amount shown in the table below for each of the following payment dates:


       DATE               AMOUNT
       ----               ------
  March 2002        $  444,033,163.25
  April 2002           438,260,732.13
  May 2002             432,488,301.01
  June 2002            426,715,869.88
  July 2002            420,943,438.75
  August 2002          415,171,007.63
  September 2002       409,398,576.52
  October 2002         403,626,145.40
  November 2002        397,853,714.28
  December 2002        392,081,283.15
  January 2003         386,307,903.93
  February 2003        380,528,647.02
  March 2003           369,901,685.77
  April 2003           359,384,720.10
  May 2003             348,979,283.99
  June 2003            338,686,929.27



     The Minimum Adjusted Principal Balance of Long Deferment Period Receivables will be recalculated to give effect to the acquisition by the issuer of additional of receivables with funds on deposit in the prefunding account during the Pre-Funding Period.

     MINIMUM ADJUSTED PRINCIPAL BALANCE OF RECEIVABLES means the amount shown in the table below for each of the following payment dates.




       DATE               AMOUNT
       ----               ------
  March 2002        $  1,313,085,622.80
  April 2002           1,288,463,945.56
  May 2002             1,263,954,690.57
  June 2002            1,239,534,022.59
  July 2002            1,215,235,299.35
  August 2002          1,191,083,221.82
  September 2002       1,166,537,181.05
  October 2002         1,141,457,637.43
  November 2002        1,115,896,775.73
  December 2002        1,090,175,132.40
  January 2003         1,064,657,837.59
  February 2003        1,039,342,728.21
  March 2003           1,009,390,775.05
  April 2003             979,762,516.16
  May 2003               950,462,355.26
  June 2003              921,494,749.19

     The Minimum Adjusted Principal Balance of Receivables will be recalculated to give effect to the acquisition by the issuer of additional receivables with funds on deposit in the prefunding account during the Pre-Funding Period.


     MITSUBISHI MOTORS means Mitsubishi Motors Corporation and its affiliates.

     MMCA means Mitsubishi Motors Credit of America, Inc.

     MMSA means Mitsubishi Motor Sales of America, Inc.


     MONTHLY ACCRUED NOTE INTEREST means, for any payment date and (a) any class of notes, interest accrued for the related interest period at the applicable interest rate for that class on the total principal balance of the notes of that class as of the immediately preceding payment date, after giving effect to all payments of principal to noteholders on or before that preceding payment date, or, in the case of the first payment date, the initial principal amount of the notes; and (b) all classes of the notes, collectively, the sum of the Monthly Accrued Note Interest for each class.


     NEGATIVE CARRY AMOUNT will be calculated by the servicer for any payment date as the difference (if positive) between the product of (1) the Monthly Accrued Note Interest for that payment date, multiplied by (2) the sum of (a) the Pre-Funding Account Amount as of the immediately preceding payment date, or in the case of the first payment date, the closing date and (b) the Reinvestment Account Amount as of the immediately preceding payment date.

     NET SWAP PAYMENTS means the net amount owed by the issuer to the swap counterparty on a payment date, if any, excluding any swap termination payments.

     NET SWAP RECEIPT means the net amount owed by the swap counterparty to the issuer, if any, excluding any swap termination payments.

     NOTE PERCENTAGE means, as of any payment date, the percentage equivalent of a fraction, the numerator of which is the total principal amount of the notes as of that payment date, and the denominator of which is an amount equal to the sum of the total principal amount of the notes as of that payment date and the total principal amount of the certificates as of that payment date, in each case after giving effect to any payment of principal on that payment date.


     PRE-FUNDING ACCOUNT AMOUNT means, as of any date, the amount on deposit in the pre-funding account on that date, exclusive of any interest and other income (net of losses and expenses) on amounts on deposit in the account.


     PRE-FUNDING PERIOD means a period beginning on the closing date and ending on the earliest of (1) the last day of the collection period on which the pre-funded amount (after giving effect to any transfers in connection with the transfer of receivables to the issuer after the closing date and on or before such date) is less than $100,000, (2) the date on which an event of default or an event of servicing termination occurs, (3) the date on which an insolvency event occurs with respect to the seller or the servicer and (4) the close of business on September 16, 2002.


     PRINCIPAL DISTRIBUTION AMOUNT means, for any payment date:

     o the sum of the outstanding balance of the notes and the certificates on the last day of the preceding month; minus

     o the total Adjusted Principal Balance of the receivables on the last day of the preceding month; minus

     o the amounts on deposit in the pre-funding account and the reinvestment account at the close of business on that payment date allocated to purchase additional receivables during the Pre-Funding Period and during the Reinvestment Period.


     RECEIVABLES means the receivables having a total principal balance of $1,341,416,530.93 as of the initial Cutoff Date that will be transferred to the issuer on the closing date and any additional receivables transferred from MART to the issuer during the Pre-Funding Period and during the Reinvestment Period.

     REINVESTMENT ACCOUNT AMOUNT means, as of any date, the amount on deposit in the reinvestment account on that date, exclusive of any interest and other income (net of losses and expenses) on amounts on deposit in the account.


     REINVESTMENT PERIOD means a period beginning on the closing date and ending on June 16, 2003, during which period the issuer intends to use prepayments on Long Deferment Period Receivables to purchase additional receivables from MART.


     REINVESTMENT RECEIVABLES means additional receivables purchased by MART from MMCA and transferred by MART to the issuer during the Reinvestment Period with prepayments on Long Deferment Period Receivables.

     RELIEF ACT means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.


     REQUIRED NEGATIVE CARRY ACCOUNT BALANCE means, as of any payment date, an amount equal to the lesser of (1) the initial deposit into the negative carry account minus all previous withdrawals of the Negative Carry Amount from the negative carry account, including any withdrawals of the Negative Carry Amount from that account on that payment date, and (2) the Maximum Negative Carry Amount as of that payment date.

     REQUIRED REINVESTMENT AMOUNT means, for any payment date, an amount equal to the lesser of (1) the excess, if any, of (a) the Minimum Adjusted Principal Balance of Long Deferment Period Receivables, as of the last day of the preceding calendar month, over (b) the sum of (x) the total Adjusted Principal Balance of Long Deferment Period Receivables, as of the last day of the preceding calendar month, (y) the total Adjusted Principal Balance of Reinvestment Receivables and (z) the Reinvestment Account Amount as of the last day of the preceding calendar month, and (2) the excess, if any, of (a) the Minimum Adjusted Principal Balance of Receivables, as of the last day of the preceding calendar month, over (b) the sum of (x) the total Adjusted Principal Balance of all of the receivables then owned by the issuer, as of the last day of the preceding calendar month and (y) the Reinvestment Account Amount as of the last day of the preceding calendar month period.


     RETURN OPTION means a receivable which allows the obligor to return the related vehicle to MMCA at the end of the term of the receivable instead of paying or refinancing the balloon payment.

     SIMPLE INTEREST RECEIVABLES mean receivables that provide for the amortization of the amount financed under each receivable over a series of fixed monthly installments. Each monthly installment consists of an amount of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated annual percentage rate and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made, and an amount of principal equal to the remainder of the monthly installment.

     SPECIFIED RESERVE BALANCE means, for any payment date, an amount equal to the lesser of:


   (1) the sum of (x) 3.25% of the Adjusted Principal Balance of the initial receivables transferred to the issuer on the closing date, calculated as of the initial Cutoff Date, and (y) 3.25% of the Adjusted Principal Balances of subsequent receivables transferred to the issuer after that date, calculated as of the related Cutoff Dates; and


   (2) the outstanding principal amount of the notes on that payment date, after giving effect to any principal payment made on that payment date.


     SWAP COUNTERPARTY means Morgan Stanley Capital Services Inc., as swap counterparty under the interest rate swap.


     SWAP TERMINATION PAYMENT means payment due to the swap counterparty by the issuer or to the issuer by the swap counterparty due to the termination of the interest rate swap under an event of default or a termination event.

     TOTAL AVAILABLE FUNDS for a payment date is an amount equal to the Available Funds for that payment date plus the amounts, if any, deposited by the indenture trustee to the collection account from the reserve account on that payment date.

   TOTAL REQUIRED PAYMENT means, for any payment date, the sum of:


   (1)   the total due and unpaid servicing fee;


   (2) any net swap payments and any swap termination payments due and payable to the swap counterparty;


   (3)   the Accrued Note Interest; and


   (4)   the Principal Distribution Amount on that payment date.


     TOTAL YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT means, for any payment date, the sum of the Yield Supplement Overcollateralization Amounts with respect to all receivables, other than defaulted receivables or receivables purchased by the servicer or repurchased by MART.



     YIELD SUPPLEMENT AMOUNT for any payment date, will be determined by aggregating for all of the receivables with a deferred first payment, other than (1) a defaulted receivable or a receivable purchased by the servicer or repurchased by MART or (2) any receivable sold by the indenture trustee following an event of default under the indenture for calendar months after the calendar month in which the receivable is sold by the indenture trustee, the amount equal to the product of (x) one-twelfth multiplied by (y) the Adjusted Principal Balance of that receivable on the first day of the preceding calendar month and multiplied by (z) the weighted average interest rate on the notes and the certificates on the closing date plus .25%.


     YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT means, for any payment date and any receivable other than a defaulted receivable or a receivable purchased by the servicer or repurchased by MART, the excess, if any, of:

    o the present value of the remaining scheduled payments due on the receivable discounted at a rate equal to the annual percentage rate provided in the contract; over

    o the present value of the remaining scheduled payments due on the receivable discounted at a rate equal to the greater of the annual percentage rate provided in the contract and 6.75%.

PROSPECTUS


                                $1,636,900,000


                          MMCA AUTO OWNER TRUST 2002-1

                $151,000,000    % CLASS A-1 ASSET BACKED NOTES
                $384,000,000    % CLASS A-2 ASSET BACKED NOTES
                $369,000,000    % CLASS A-3 ASSET BACKED NOTES
            $522,800,000 FLOATING RATE CLASS A-4 ASSET BACKED NOTES
                $144,500,000    % CLASS B ASSET BACKED NOTES
                 $65,600,000    % CLASS C ASSET BACKED NOTES



                          MMCA AUTO RECEIVABLES TRUST
                                     SELLER

            [MITSUBISHI MOTORS CREDIT OF AMERICA, INC. LOGO]

                                    SERVICER



      LEAD MANAGER FOR THE CLASS A NOTES, CLASS B NOTES AND CLASS C NOTES

                                MORGAN STANLEY


                       CO-MANAGERS FOR THE CLASS A NOTES

                           DEUTSCHE BANC ALEX. BROWN
                                   JPMORGAN
                              MERRILL LYNCH & CO.
                             SALOMON SMITH BARNEY
                       TOKYO-MITSUBISHI INTERNATIONAL PLC


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE NOTES IN ANY STATE WHERE THE OFFER OF THE NOTES IS NOT PERMITTED.

WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS AS OF ANY DATE OTHER THAN THE DATE STATED ON THE COVER OF THIS PROSPECTUS.

DEALERS WILL DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE NOTES AND FOR THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THE OFFERING
OF THE NOTES, WILL BE REQUIRED TO DELIVER A PROSPECTUS UNTIL        , 2002.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. Other Expenses of Issuance and Distribution



Registration Fee ........................     $ 150,594.80
Printing and Engraving ..................     $  50,000.00
Trustee's Fee ...........................     $  20,000.00
Legal Fees and Expenses .................     $ 250,000.00
Blue Sky Fees and Expenses ..............     $  10,000.00
Rating Agency Fees ......................     $ 350,000.00
Miscellaneous Fees and Expenses .........     $  10,000.00
                                              ------------
Total Expenses ..........................     $ 840,594.80
                                              ============


ITEM 14. INDEMNIFICATION OF TRUSTEES AND BENEFICIAL OWNERS

     Section 3817 of the Delaware Code provides as follows:

     (a) Subject to such standards and restrictions, if any, as are set forth in the governing instrument of a business trust, a business trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

     (b) The absence of a provision for indemnity in the governing instrument of a business trust shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnity which is otherwise available to such person under the laws of this State.

     Clause (b) of Section 5.7 of the Amended and Restated Trust Agreement, dated as of October 1, 1999, between Mitsubishi Motors Credit of America, Inc. and Chase Manhattan Bank Delaware provides as follows:

     (b) Subject to the terms of this Agreement, the Beneficial Owner shall hold harmless the Trustee, its officers, directors, employees, shareholders and agents (collectively the "Indemnified Persons" or individually an "Indemnified Person"), against any and all losses, liabilities, claims, actions, suits, costs, damages, expenses and liabilities, joint or several (including, but not limited to, any investigation, reasonable legal and other expenses (including expenses of investigation) of any kind and nature whatsoever incurred in connection with, and any amount paid in settlement of any action, suit, proceeding or claim) (collectively, "Losses") which such Indemnified Persons may become subject to or liable for by reason of Trustee's acting as trustee under this Agreement. Notwithstanding the foregoing, the Beneficial Owner shall not be liable to any Indemnified Person, and shall not be required to indemnify the Trustee under this Agreement, for any Losses arising out of the negligence, bad faith or willful misconduct of such Indemnified Person or any other Indemnified Person.

Section 3.8 of the Amended and Restated Trust Agreement provides as follows:

   No person shall be personally liable to MMCA Auto Receivables Trust or the Beneficial Owner for any breach of its duties as a Manager; provided, however, that the foregoing shall not eliminate or limit the liability of a Manager for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law.

Section 3.10 of the Amended and Restated Trust Agreement provides as follows:

   No Authorized Officer shall be personally liable to MMCA Auto Receivables Trust or the Beneficial Owner for any breach of its duties as an Authorized Officer; provided, however, that the foregoing shall not eliminate or limit the liability of an Authorized Officer of MMCA Auto Receivables Trust for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law.

     "Agreement" means the Amended and Restated Trust Agreement, dated as of October 1, 1999, between Mitsubishi Motors Credit of America, Inc. and Chase Manhattan Bank Delaware.

     "Authorized Officer" means officers appointed by the Board of Managers or Chief Executive Receivables Trust as may be appropriate for the conduct of the trust's business, subject to the supervision and control of the Board of Managers and Chief Executive Officer.

     "Beneficial Owner" means Mitsubishi Motors Credit of America, Inc., in its capacity as the exclusive beneficial owner of MMCA Auto Receivables Trust and its successors and assigns in such capacity.

     "Manager" means a person appointed by the Beneficial Owner to serve as a member of the Board of Managers of the MMCA Auto Receivables Trust.

     "Trustee" means Chase Manhattan Bank Delaware, as trustee under the Agreement, and its permitted successors and assigns in such capacity.


ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Not applicable.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


NUMBER   DESCRIPTION
-------- -----------
 1.1     Form of Underwriting Agreement*
 3.1     Amended and Restated Trust Agreement of MART*
 4.1     Form of Amended and Restated Trust Agreement of the Issuer between MART and the
         Owner Trustee*
 4.2     Form of Sale and Servicing Agreement among MART the Servicer and the Issuer*
 4.3     Form of Indenture between the Issuer and the Indenture Trustee*
 4.4     Form of Administration Agreement among the Issuer, the Administrator and the Indenture
         Trustee*
 4.5     Form of Note (contained in Exhibit 4.3)*
 5.1     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP re Legality*
 8.1     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP re Tax Matters*
10.1     Form of Purchase Agreement between Mitsubishi Motors Credit of America, Inc. and
         MART*
10.2     Form of Yield Supplement Agreement*
10.3     Form of Schedule to the ISDA Master Agreement between Morgan Stanley Capital Services
         Inc. and MMCA Auto Owner Trust 2002-1*
23.1     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1)*
23.2     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 8.1)*
 24      Powers of Attorney*
24.1     Board Resolutions of MART*
 25      Form T-1 of Indenture Trustee*


----------
*     Previously filed.

     (b) Financial Statement Schedules

     Not applicable.


ITEM 17. Undertakings

     The undersigned Registrant hereby undertakes as follows:

     (a) To provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.


     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


     (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective.


     (d) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrants have duly caused this Amendment No. 2 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Cypress, State of California, on March 4, 2002.

                                        MMCA AUTO RECEIVABLES TRUST


                                        By: Hideyuki Kitamura *
                                           ------------------------------------
                                           Hideyuki Kitamura
                                           Secretary and Treasurer



                                        MMCA AUTO OWNER TRUST 2001-1


                                        By: MMCA AUTO RECEIVABLES TRUST,
                                           Depositor and Sole Beneficial Owner


                                        By: Hideyuki Kitamura *
                                           ------------------------------------
                                           Hideyuki Kitamura
                                           Secretary and Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed below on the dates indicated by the managers and officers of MMCA Auto Receivables Trust:




          SIGNATURE                         TITLE                   DATE
-----------------------------   ----------------------------   --------------
Hideaki Yasutake*               President and Chief            March 4, 2002
---------------------------     Executive Officer
Hideaki Yasutake

Hideyuki Kitamura*              Secretary, Treasurer,          March 4, 2002
---------------------------     Chief Financial Officer and
Hideyuki Kitamura               Chief Accounting Officer

Andrew L. Stidd*                Manager                        March 4, 2002
---------------------------
Andrew L. Stidd

Akinobu Saito*                  Executive Vice President       March 4, 2002
---------------------------
Akinobu Saito

Charles A. Tredway*             Executive Vice President       March 4, 2002
---------------------------     and General Manager
Charles A. Tredway

Yasuhiro Hagihara*              Manager                        March 4, 2002
---------------------------
Yasuhiro Hagihara


* By: /s/ Carol J. Moore
---------------------------
Carol J. Moore

                               INDEX TO EXHIBITS





                                                                                   SEQUENTIALLY
  EXHIBIT                                                                            NUMBERED
   NUMBER                                DESCRIPTION                                   PAGE
----------- --------------------------------------------------------------------- -------------
   1.1      Form of Underwriting Agreement*
   3.1      Amended and Restated Trust Agreement of MART between MMCA and the MART Trustee*
   4.1      Form of Amended and Restated Trust Agreement of the Issuer between
            MART and the Owner Trustee*
   4.2      Form of Sale and Servicing Agreement among MART, the Servicer and the Issuer*
   4.3      Form of Indenture between the Issuer and the Indenture Trustee*
   4.4      Form of Administration Agreement among the Issuer, the Administrator and the Indenture Trustee*
   4.5      Form of Note (contained in Exhibit 4.3)*
   5.1      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP re Legality*
   8.1      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP re Tax Matters*
  10.1      Form of Purchase Agreement between Mitsubishi Motors Credit of
            America, Inc. and MART*
  10.2      Form of Yield Supplement Agreement*
  10.3      Form of Schedule to the ISDA Master Agreement between Morgan
            Stanley Capital Services Inc. and MMCA Auto Owner Trust 2002-1*
  23.1      Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in
            Exhibit 5.1)*
  23.2      Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in
            Exhibit 8.1)*
   24       Powers of Attorney*
  24.1      Board Resolutions of MART*
   25       Form T-1 of Indenture Trustee*


----------
* Previously filed.